UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934

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EQT Corporation
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625 Liberty Avenue Suite 1700 Pittsburgh, PA 15222-3111

March [18], 2020

Fellow Shareholders,

On behalf of EQT’s Board of Directors and senior management team, I am pleased to invite you to our 2020 annual meeting of shareholders, which will be held at EQT Plaza, located at 625 Liberty Avenue in Pittsburgh, Pennsylvania on Friday, May 1, 2020, at 8 a.m. ET.

This past year at EQT has been transformational. Following a proxy contest led by the Rice Team, at our 2019 Annual Meeting, an overwhelming majority of shareholders voted in a refreshed and highly qualified Board of Directors. Immediately following the 2019 Annual Meeting, the newly elected Board appointed me as EQT’s new President and CEO to lead the organization towards realizing the full potential of EQT’s world-class assets.

With the Board’s support, our first course of action was the successful addition of more proven leaders to the leadership team. This included a new General Counsel, Chief Human Resource Officer, Chief Information Officer, Chief Accounting Officer, multiple department heads, and, more recently, a new Chief Financial Officer. These individuals bring more than a century of collective years of experience in basin-leading operational performance and leading transformational organizational change. In addition, we swiftly restructured and streamlined the organization by reducing 58 departments to 15 – a move that has created a clearer sense of accountability and flexibility. This leadership team is working to ensure our corporate values of trust, teamwork, heart, and evolution are at the forefront of every employee’s mind every day, and are guiding and driving our positive and dynamic culture forward.

As it relates to our strength in technology, we re-energized a powerful digital work environment, which was adopted wholeheartedly by our employees who quickly began to see the value of digital collaboration and organizational transparency. We implemented multiple analytics that now provide meaningful insights from dozens of data sources, a development that quickly drove better-informed decisions across all of our teams and work streams. We also resurrected what we refer to as “utilities” (digitized business processes) to enhance efficiencies, reduce redundancies, and provide greater visibility for all employees. Finally, in the field, we were able to leverage existing oilfield technology and increased our drilling speeds by 50%, resulting in significant cost reductions.

Moving on to other operational wins, we built and deployed a comprehensive master operations schedule that provides us with insight on how we plan to operate in 2020, 2021, and 2022 and beyond. It also articulates how we will roll out “combo development,” a development approach that consists of properly spaced, large-scale projects to develop 10 to 25 wells from multiple pads simultaneously. Our forward-looking master operational schedule also provides information about how we plan to take advantage of our strategic asset position in West Virginia. We are also deploying our proven well design, dubbed the Evolved Well Design (“EWD”), at scale across our operations schedule, ensuring dependable well performance. All wells drilled since the third quarter of 2019 will be leveraging our EWD.

Importantly, we also have implemented a comprehensive environmental and health and safety system that, among other things, is designed to track and train the thousands of partners, suppliers, and contractors that visit our well pads every day to better ensure a safe work environment and help track visitors and employees in real time.

The highlights above represent only a fraction of the work that has been completed since the 2019 Annual Meeting. The productivity, enthusiasm, and openness to change from our employees has been phenomenal, and it is their hustle and dedication that have positioned EQT to build out a stronger foundation and begin to realize our full potential. While there is still more work to do, I look forward to the future and to becoming the industry’s clear operator of choice.

Enclosed with your proxy materials is a proxy card, which is being solicited on behalf of our Board. I strongly urge you to read the accompanying Notice of Annual Meeting and Proxy Statement carefully and vote in accordance with the Board’s recommendations on the proposals by using the enclosed proxy card. You may also vote via the internet or by telephone as instructed on the proxy card. Please vote by whichever method is most convenient for you to ensure that your shares are represented at the 2020 Annual Meeting.

Whether or not you plan to attend the 2020 Annual Meeting, we urge you to return the enclosed proxy card as soon as possible. This will ensure representation of your shares at the 2020 Annual Meeting.

Thank you for your continued support as a valued shareholder and for being a part of our great company.

Toby Z. Rice

President and Chief Executive Officer

EQT Corporation | 625 Liberty Avenue Suite 1700 | Pittsburgh, PA 15222-3111

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION DATED FEBRUARY 28, 2020
625 Liberty Avenue, Suite 1700 Pittsburgh, PA 15222-3111

Notice of Annual Meeting of Shareholders

To Be Held May 1, 2020

The 2020 annual meeting of shareholders (the “2020 Annual Meeting”) of EQT Corporation (the “Company” or “EQT”) will be held on Friday, May 1, 2020 at EQT Plaza, located at 625 Liberty Avenue in Pittsburgh, Pennsylvania at 8:00 a.m. (Eastern Time). If you owned common stock of EQT at the close of business on Friday, February 7, 2020, the record date, you may vote at this meeting.

At the meeting, we plan to ask you to:

(1)	Elect the 12 directors nominated by the Board of Directors (the “Board”) and named in the accompanying proxy statement to serve for a one-year term;

(2)	Approve a non-binding resolution regarding the compensation of the Company’s named executive officers for 2019 (say-on-pay);

(3)	Approve amendments to the Restated Articles of Incorporation of the Company (the “Articles”) to remove the 80% supermajority voting requirements for shareholders to approve certain amendments to the Articles and to the Company’s Amended and Restated Bylaws (the “Bylaws”) and to remove directors from office outside of the annual meeting process;

(4)	Approve amendments to the Articles to provide that shareholders holding at least 25% of the outstanding shares of the capital stock of the Company entitled to vote in an annual election of directors may call special meetings of shareholders;

(5)	Approve the EQT Corporation 2020 Long-Term Incentive Plan; and

(6)	Ratify the appointment of Ernst & Young LLP as EQT’s independent registered public accounting firm for 2020.

In addition to the foregoing, the meeting will include the transaction of such other business as may be properly presented at the meeting or any adjournment, postponement, rescheduling, or continuation of the meeting.

Please consider the issues presented in the attached proxy statement and vote your shares as promptly as possible by following the voting instructions included in the proxy statement.

If you plan to attend the 2020 Annual Meeting, please follow the advance registration instructions under “Questions and Answers About the Annual Meeting – Who can attend the annual meeting, and how do I obtain an admission ticket?” on page 16 of the proxy statement and watch for an admission ticket in the mail.

On behalf of the Board of Directors,

Nicole King Yohe Corporate Secretary

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Shareholders to be held on May 1, 2020

Our proxy statement is attached. Financial and other information concerning the Company is contained in our annual report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Annual Report”). This proxy statement, the 2019 Annual Report and a proxy card are available free of charge at www.proxyvote.com.

2020 PROXY STATEMENT TABLE OF CONTENTS

-i-

Pay Ratio Disclosure	78

Item No. 2 – Approval of a Non-Binding Resolution Regarding the Compensation of the Company’s Named Executive Officers for 2019 (Say-On-Pay)	79

Item No. 3 – Approval of Amendments to the Restated Articles of Incorporation of the Company to Remove the 80% Supermajority Voting Requirements for Shareholders to Approve Certain Amendments to the Articles and Bylaws and Remove Directors from Office Outside of the Annual Meeting Process	80

Item No. 4 – Approval of Amendments to the Restated Articles of Incorporation of the Company to Provide that Shareholders Holding at Least 25% of the Company’s Capital Stock May Call Special Meetings of Shareholders	82

Item No. 5 – Approve the EQT Corporation 2020 Long-Term Incentive Plan	83

Report of the Audit Committee	95

Item No. 6 – Ratification of Appointment of Independent Registered Public Accounting Firm	96

Additional Information	98

Appendices
Appendix A-1 – Related Person Transaction Approval Policy	A-1-1
Appendix A-2 – Governance Policy for the Management of Potential Conflicts of Interest Involving the Rice Investment Group	A-2-1
Appendix B – Non-GAAP Financial Information	B-1
Appendix C – 2019 Peer Group – Financial Metrics and 2020 Peer Group – Financial Metrics	C-1
Appendix D – Incentive Performance Share Unit Program Payout Matrix 2019 Program	D-1
Appendix E – Proposed Amendments to the Restated Articles of Incorporation of the Company to Remove the 80% Supermajority Voting Requirements	E-1
Appendix F – Proposed Amendments to the Restated Articles of Incorporation of the Company – Right to Call Special Meeting	F-1
Appendix G – EQT Corporation 2020 Long-Term Incentive Plan	G-1

-ii-

CAUTIONARY STATEMENTS

Disclosures in this proxy statement may contain certain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “approximate,” “expect,” “intend,” “plan,” “believe” and other words of similar meaning in connection with any discussion of future operating or financial matters. Without limiting the generality of the foregoing, forward-looking statements contained in this proxy statement include the matters discussed regarding the expectation of performance under compensation plans, anticipated financial and operational performance of the Company and its subsidiaries and reserves estimates. The forward-looking statements contained in this proxy statement involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known to the Company. Although the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks and uncertainties, many of which are difficult to predict and are beyond the Company’s control. The risks and uncertainties that may affect the operations, performance, and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth in Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the other documents the Company files from time to time with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

-iii-

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION DATED FEBRUARY 28, 2020

EQT CORPORATION

2020 PROXY STATEMENT SUMMARY

This summary highlights information about EQT and the upcoming 2020 Annual Meeting. As it is only a summary, please review the complete proxy statement and EQT’s 2019 Annual Report before you vote. The proxy statement and 2019 Annual Report will first be mailed or released to shareholders on or about [March 18], 2020.

Annual Meeting of Shareholders

• Time and Date:	8:00 a.m. (Eastern Time) on Friday, May 1, 2020

• Place:	EQT Plaza 625 Liberty Avenue Pittsburgh, PA 15222

• Record Date:	Friday, February 7, 2020

• Admission:	You are entitled to attend the 2020 Annual Meeting if you were an EQT shareholder as of the close of business on the record date. If you plan to attend the meeting, you must obtain an admission ticket and abide by the agenda and procedures for the annual meeting (which will be distributed at the meeting). If your shares are held by a broker, bank or other holder of record in “street name” (including shares held in certain EQT employee benefit plans), you also must provide proof of your ownership of the shares as of the record date in order to attend the meeting. See “Questions and Answers About the Annual Meeting – Who can attend the annual meeting, and how do I obtain an admission ticket?” on page 16 of this proxy statement for additional information and instructions.

Voting Matters and Board Recommendations

	Board Voting Recommendation	Page Reference (for more detail)
Election of 12 directors, each for a one-year term expiring at the 2021 annual meeting of shareholders (Item No. 1)	FOR EACH DIRECTOR NOMINEE	18

Approval of a non-binding resolution regarding the compensation of EQT’s named executive officers for 2019 (Item No. 2)	FOR	79

Approval of amendments to the Articles of the Company to remove the 80% supermajority voting requirements for shareholders to approve certain amendments to the Articles and Bylaws and remove directors from office outside of the annual meeting process (Item No. 3)	FOR	80

Approval of amendments to the Articles of the Company to provide that shareholders holding at least 25% of the outstanding shares of the Company’s capital stock may call special meetings of shareholders (Item No. 4)	FOR	82

Approval of the EQT Corporation 2020 Long-Term Incentive Plan (Item No. 5)	FOR	83

Ratification of appointment of independent registered public accounting firm (Item No. 6)	FOR	96

EQT Corporation – 2020 Proxy Statement	4

Director Nominees

The Board has nominated the director candidates below. All director nominees have stated that they are willing to serve if elected. Personal information about each director nominee is available beginning on page 18.

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships
Lydia I. Beebe	67	2019	Principal of LIBB Advisors LLC and Former Corporate Secretary and Chief Governance Officer, Chevron Corporation	X	CGC (Chair), MDCC
Philip G. Behrman, Ph.D.	69	2008	Former Senior Vice President, Worldwide Exploration, Marathon Oil Corporation	X	PPC
Lee M. Canaan	63	2019	Founder and Portfolio Manager of Braeburn Capital Partners, LLC	X	AC, CGC
Janet L. Carrig	62	2019	Former Senior Vice President, General Counsel and Corporate Secretary, ConocoPhillips	X	MDCC, CGC
Dr. Kathryn J. Jackson	62	2019	Director of Energy and Technology Consulting, KeySource, Inc.	X	PPC (Chair), MDCC
John F. McCartney	67	2019	Chair Member, Quantuck Advisors LLP and Former President, 3Com Corporation’s Client Access Unit	X	MDCC, CGC
James T. McManus II	61	2019	Former Chairman, Chief Executive Officer and President, Energen Corporation	X	AC, CGC
Anita M. Powers	64	2018	Former Executive Vice President of Worldwide Exploration, Occidental Oil and Gas Corporation	X	PPC
Daniel J. Rice IV	39	2017	Former Chief Executive Officer, Rice Energy Inc.	-	PPC
Toby Z. Rice	38	2019	President and Chief Executive Officer of EQT	-	-
Stephen A. Thorington	64	2010	Former Executive Vice President and Chief Financial Officer, Plains Exploration and Production Company	X	AC (Chair)
Hallie A. Vanderhider	62	2019	Managing Director of SFC Management LP	X	MDCC (Chair), AC

AC	Audit Committee	MDCC	Management Development and Compensation Committee

CGC	Corporate Governance Committee	PPC	Public Policy and Corporate Responsibility Committee

Snapshot of 2020 Director Nominees

We believe that all of our 2020 director nominees are highly qualified and constitute a well-rounded, experienced Board.

✓	Breadth of Energy Industry Experience

✓	Energized Leadership and Fresh Perspectives to Support EQT’s Evolution

✓	Gender Diversity (Female Directors Make Up 50% of Our Board)

✓	Committed to Making EQT a Governance Leader

See the director nominee biographies beginning on page 18 for further detail.

EQT Corporation – 2020 Proxy Statement	5

We also believe that our director nominees exhibit an effective and robust mix of skills, experiences, diversity, and perspectives, as highlighted by the following:

Director Experience
Skills
Public Company Board Experience
Financial/Accounting
E&P Industry Experience
Public Company C-Suite Experience
Government Relations/Regulatory
Safety/Environmental
Geology/Engineering
Corporate Governance/Legal
Operational Leadership in Oil and Gas
Technology/Innovation
0
2
4
6
8
10
12
# of Directors

Gender Diversity
# of Directors
0
1
2
3
4
5
6
50%
50%
Male
Female

Age Diversity
# of Directors
0
1
2
3
4
5
6
7
2
0
7
3
35 - 45
46 - 55
56 - 65
66 - 75

Director Independence
# of Directors
0
5
10
10
2
Independent
Not Independent

Tenure of Our Directors
# of Directors
0
2
4
6
8
10
10
1
1
0 - 5
6 - 10
11 - 15
Years on EQT Board

EQT Corporation – 2020 Proxy Statement	6

Governance Highlights

Board Practices

✓	Chair of the Board must be independent (as required by the Company’s amended and restated corporate governance guidelines adopted by the Board in February 2020)

✓	10 out of 12 director nominees are independent

✓	All members of the Audit, Management Development and Compensation, and Corporate Governance Committees are independent

✓	All directors stand for election annually

✓	Average director tenure of approximately 2.7 years

✓	Majority voting standard for uncontested director elections

✓	Each director attended 75% or more of the total number of meetings of the Board and his or her respective committees for the period that such director served on the Board during 2019 (overall attendance at such meetings was over 96%)

✓	Frequent meetings of independent directors in executive session without any EQT officer present (seven in 2019)

✓	Annual review by the Board of EQT’s major risks with certain oversight delegated to Board committees

Shareholder Matters

✓	Extensive shareholder engagement and support

✓	Board is supportive of, and has proposed to shareholders for approval at the 2020 Annual Meeting, the following corporate governance enhancements for the benefit of our shareholders:

•	Amendments to the Company’s Articles enabling shareholders to convene special meetings at a 25% threshold;

•	Amendments to the Company’s Articles removing the current 80% supermajority voting requirements for shareholders to approve certain amendments to the Company’s Articles and Bylaws; and

•	Amendments to the Company’s Articles permitting shareholders to remove directors from office outside of the annual meeting process

✓	Proxy access right

✓	Annual “say-on-pay” vote

Other Best Practices

✓	Long-standing commitment to sustainability, with initiatives on sustainability, environmental matters, and social responsibility

✓	Compensation recoupment (“clawback”) policy applicable to all current and former executive officers

✓	Hedging and pledging of EQT securities by executive officers and directors is prohibited

✓	“Double trigger” payout rights under long-term incentive awards

✓	Significant equity ownership guidelines for executive officers (value of eight times base salary for our CEO; value of three times base salary for other executive officers)

✓	Significant equity ownership guidelines for non-employee directors requiring them to hold shares with a value equal to five times the annual Board retainer

Significant Board Refreshment in 2019

In the months leading up to the Company’s 2019 annual meeting of shareholders, which took place on July 10, 2019 (the “2019 Annual Meeting”), Messrs. Toby Z. Rice, Derek A. Rice, J. Kyle Derham and William E. Jordan were members of the Rice Team, an activist campaign that sought to effectuate a transformation of the Company. At the 2019 Annual Meeting, shareholders elected seven directors who were nominated by the Rice Team, as well as five nominees supported by both EQT

EQT Corporation – 2020 Proxy Statement	7

and the Rice Team. All 12 elected directors, each of whom are standing for re-election at the 2020 Annual Meeting, received more than 80% of the votes cast at the 2019 Annual Meeting. Subsequent to the 2019 Annual Meeting, the Board elected John McCartney as independent Chair of the Board, reconstituted its committees, and appointed Toby Z. Rice as President and CEO. These fundamental changes in leadership were supported – and indeed driven – by the significant majority of EQT’s shareholders.

The Company is pleased to recommend candidates for the Board with very distinguished careers and experience in the oil and gas industry. Of the 12 director nominees:

•	All have oil and gas industry experience;

•	Five have chief executive officer or chief financial officer experience, four of whom possess such experience with energy companies;

•	Six are female; and

•	Ten are independent.

EQT Business Highlights

2019 was a challenging year in the natural gas industry, with commodity prices falling to multi-year lows and the Company’s share price reacting accordingly. However, 2019 was also a transformational year for EQT, one that we believe sets the stage for the Company to outperform its industry peers over the long-term.

Following a change in Board and executive leadership in July 2019, the Company implemented an operational strategy designed to leverage our unique asset base, one that supports a multi-year inventory of core combo-development projects, which consist of developing multiple wells and pads simultaneously. EQT believes that combo-development projects are key to delivering sustainably low well costs and higher returns on invested capital and that, beyond the cost benefits, combo-development projects maximize reservoir recoveries, mitigate future curtailments, and maximize the capital efficiency of the Company's midstream service providers.

EQT achieved a number of key financial and operational successes in 2019, which are described in the Company’s 2019 Annual Report, including the following:

•	Successfully executed upon the objectives of the Rice Team’s 100-day plan that was outlined for shareholders in the 2019 proxy campaign (the “100-Day Plan”), which included:

o	further enhancing EQT’s talented workforce through the addition of experienced new leadership;
o	successfully deploying the digital work environment to the Company’s workforce;
o	successfully deploying proven, standardized well designs and a choke management program; and
o	successfully implementing a cross-functional master operations schedule to help drive more predictable operations and well performance.

•	Reduced 2019 capital expenditures by $966 million, or 35.3%, compared to 2018, in part as a result of operational savings derived from the successful execution of the 100-Day Plan.

•	In the fourth quarter of 2019, announced a plan to reduce our absolute debt by generating free cash flow and targeted proceeds from the monetization of select, non-core exploration and production assets, core mineral assets, and our 19.9% retained equity interest in Equitrans Midstream Corporation (“Equitrans”).

Taken as a whole, these actions dramatically reduced the Company’s forward-looking cost structure, which we believe will improve its position in a lower-for-longer natural gas price environment.

The above information is described more fully in the Company’s 2019 Annual Report, which we filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2020.

Shareholder Engagement

Since the 2019 Annual Meeting, we have maintained our ongoing commitment to an active dialogue with our shareholders, and strongly value shareholder feedback. We maintain a robust investor relations program, through which senior executives meet with investors or potential investors in EQT to discuss operations, strategy, and other critical items. Since the 2019 Annual Meeting in July 2019, management held over 200 meetings (in person and teleconference) with investors representing over 55% of our outstanding shares. We believe that our proactive approach to engaging openly with investors

EQT Corporation – 2020 Proxy Statement	8

on topics such as corporate governance, executive compensation, and corporate social responsibility drives increased accountability, improves decision-making, and, ultimately, will drive long-term value for our shareholders.

Sustainability and Corporate Responsibility

EQT is committed to responsibly developing its world-class asset base in the core of the Appalachian Basin. EQT’s corporate social responsibility commitments include operating as a safe, responsible, and accountable corporate citizen. EQT is committed to transparency and helping our stakeholders understand the origins, risks, costs, and benefits associated with natural gas development. This also means raising awareness of the significant improvements that have taken place and continuing to ensure safe operations, protect our environment, create jobs, and boost our local and national economy.

Since 2012, EQT has provided fulsome and transparent sustainability and corporate responsibility disclosure in the form of Corporate Social Responsibility or “CSR” Reports. In 2019, EQT received an Environmental, Social and Governance (“ESG”) score (which is a measure of a company’s disclosure of quantitative and policy-related ESG data) from Bloomberg Finance, L.P. that was over 80% higher than the average score for the members of our 2019 peer group. To learn more about EQT’s sustainability efforts, please view our 2019 CSR Report on our website, by visiting csr.eqt.com.

Executive Compensation Highlights

Compensation Philosophy

EQT firmly believes in pay for performance. EQT’s compensation program is designed to reward its executive officers when the Company achieves strong financial and operational results and is based upon a compensation philosophy that aims to:

•	Link compensation incentives for executive officers with the strategic vision outlined by the Rice Team during the 2019 proxy campaign;

•	Focus executive officer performance on the achievement of objective metrics that are directly aligned with successful implementation of the Company’s strategy;

•	Drive a commitment by executive officers to perform, as evidenced by the significant portion of executive compensation that is “at-risk”;

•	Further align executive management’s incentives with those of our shareholders; and

•	Correlate with informed industry benchmarking.

For a further discussion of the alignment of the named executive officers’ compensation with EQT’s performance and the Management Development and Compensation Committee’s philosophy on executive compensation, see “Compensation Philosophy” under the caption “Compensation Discussion and Analysis,” beginning on page 47 of this proxy statement.

Compensation Decisions Following the 2019 Annual Meeting

Following the 2019 Annual Meeting in July 2019, the Management Development and Compensation Committee implemented several significant changes to the design and structure of the Company’s 2019 and 2020 executive compensation programs. These changes were made, in part, in response to shareholder feedback received by the Rice Team during the proxy campaign leading up to the 2019 Annual Meeting, and included:

•	The adoption of appropriate compensation packages for newly appointed executive officers. All of the Company’s named executive officers who continued with the Company through December 31, 2019 were appointed in the period following the 2019 Annual Meeting. The Management Development and Compensation Committee, through active engagement with its independent compensation consultants, designed appropriate, market-based compensation packages for these newly-appointed executives.

EQT Corporation – 2020 Proxy Statement	9

•	A 2020 long-term incentive program focused on achieving specific, measurable metrics that are directly aligned with the Company’s strategy. In designing the long-term incentive compensation program for executive officers for 2020, the Management Development and Compensation Committee selected adjusted well cost and adjusted free cash flow, together with relative total shareholder return, as the applicable performance measures. In selecting adjusted well cost and adjusted free cash flow as performance measures for 2020, the Management Development and Compensation Committee considered that these performance measures were previously discussed with shareholders by the Rice Team as part of the 2019 proxy campaign. The Management Development and Compensation Committee determined that these performance measures were appropriate and designed to hold the management team accountable for delivering tangible results tied to the strategic plan outlined by the Rice Team. The Management Development and Compensation Committee also noted that absolute total shareholder return was a performance measure discussed during the 2019 proxy campaign. Ultimately, the Management Development and Compensation Committee took into account the potential for swings in natural gas prices (either upward or downward) to disproportionately impact absolute total shareholder return in the current business environment. For this reason, the Management Development and Compensation Committee viewed relative total shareholder return as a better performance measure for the overall design of the 2020 long-term incentive program, and one that would better serve to align incentives for management performance with the interests of shareholders. In designing 2020 long-term incentive compensation for our CEO, Toby Rice, and the compensation arrangements for our Interim CFO, Kyle Derham, the Management Development and Compensation Committee decided to include grants of options and SARs, respectively, to Messrs. Rice and Derham, thus linking a meaningful portion of these executives’ compensation to absolute total shareholder return. The Management Development and Compensation Committee believes that a focus by our executive team on achievement of these metrics will drive the Company’s future successes and, accordingly, increase shareholder value.

•	The elimination of several historic perquisites and executive alternative work arrangement (“EAWA”) agreements. As further discussed in the Compensation Discussion and Analysis section below, following the 2019 Annual Meeting in July 2019, the Board directed management to implement a significant reduction of the type and dollar amount of perquisites that historically had been made available to executive officers, including personal use of Company-leased private aircraft. Additionally, executive officers no longer are eligible for EAWA agreements, under which executive officers formerly were eligible to receive certain guaranteed payments – regardless of the actual number of hours of service – for a period following termination of the executive officer’s full-time employment.

Finally, as a testament to his commitment to and confidence in our Company and its long-term value creation potential, Mr. Toby Z. Rice agreed in the proxy campaign leading up to the 2019 Annual Meeting that he would receive a base salary of $1.00 for the first 12 months of his service as President and CEO.

For additional information regarding EQT’s compensation programs for 2019 and 2020, see the “Compensation Discussion and Analysis” portion of this proxy statement.

Important Dates for 2021 Annual Meeting of Shareholders

•	Shareholder proposals submitted for inclusion in EQT’s 2021 proxy statement under SEC rules must be submitted in writing and received by EQT’s Corporate Secretary on or before [November 18], 2020.

•	Under EQT’s Bylaws, shareholder proposals to be presented in person at the 2021 annual meeting of shareholders (but not included in the 2021 proxy statement) must be submitted in writing and received by EQT’s Corporate Secretary not earlier than the close of business on January 1, 2021, and not later than the close of business on January 31, 2021.

•	Under the Bylaws, a shareholder, or group of 20 or fewer shareholders, owning continuously for at least three years shares of the Company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, may nominate and include in EQT’s 2021 proxy statement director nominees constituting the greater of (i) two and (ii) 20% of the Board, provided that such nominations are submitted in writing and received by EQT’s Corporate Secretary not earlier than [October 19], 2020, and not later than the close of business on [November 18], 2020, and contain the required information set forth in EQT’s Bylaws.

For additional information, see “Questions and Answers About the Annual Meeting – When are shareholder proposals due?” on page 17 of this proxy statement.

EQT Corporation – 2020 Proxy Statement	10

EQT CORPORATION

625 Liberty Avenue, Suite 1700

Pittsburgh, PA 15222

PROXY STATEMENT

We have elected to furnish our proxy statement and 2019 Annual Report to certain of our shareholders over the Internet pursuant to SEC rules, which allows us to reduce costs associated with the 2020 Annual Meeting. On or about [March 18], 2020, we will mail to certain of our shareholders a notice of Internet availability of proxy materials containing instructions regarding how to access our proxy statement and 2019 Annual Report online (the “eProxy Notice”). The eProxy Notice contains instructions regarding how you can elect to receive printed copies of the proxy statement and 2019 Annual Report. All other shareholders will receive printed copies of the proxy statement and 2019 Annual Report, which will be mailed to such shareholders on or about [March 18], 2020.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

EQT Corporation is soliciting proxies for its 2020 Annual Meeting. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. This proxy statement and the accompanying materials contain information about the items you will vote on at the annual meeting and about the voting process. We sometimes refer to EQT Corporation in this proxy statement as “EQT,” “EQT Corporation,” the “Company,” “we,” “Our,” or “us.”

What items will be voted on at the annual meeting?

Shareholders will vote on the following items if each is properly presented at the 2020 Annual Meeting:

		EQT Board’s Recommendation	More Information (Page No.)
ITEM 1	The election to the Board of the 12 directors nominated by the Board to serve for one-year terms	✓ FOR Each Director Nominee	Page 18
ITEM 2	The approval of a non-binding resolution regarding the compensation of the Company’s named executive officers for 2019	✓ FOR	Page 79
ITEM 3	The approval of amendments to the Company’s Articles to remove the 80% supermajority voting requirements for shareholders to approve certain amendments to the Articles and Bylaws and to remove directors from office outside of the annual meeting process	✓ FOR	Page 80
ITEM 4	The approval of amendments to the Company’s Articles to provide that shareholders holding at least 25% of the outstanding shares of capital stock of the Company entitled to vote in an annual election of directors may call special meetings of shareholders	✓ FOR	Page 82
ITEM 5	The approval of the EQT Corporation 2020 Long-Term Incentive Plan	✓ FOR	Page 83
ITEM 6	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020	✓ FOR	Page 96

What are the Board’s voting recommendations on each item?

Your Board recommends that you vote FOR each director nominee listed in Item No. 1, and FOR Items Nos. 2, 3, 4, 5 and 6 using the enclosed proxy card or voting instruction form (the “VIF”).

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Who is entitled to vote, and how many votes do I have?

You may vote if you held common stock of EQT Corporation at the close of business on February 7, 2020. For each item presented for voting, you have one vote for each share you own.

What if I received an eProxy Notice?

The SEC permits us to distribute proxy materials to shareholders electronically. We have elected to provide access to our proxy materials and 2019 Annual Report to certain of our shareholders on the Internet instead of mailing the full set of printed proxy materials. On or about [March 18], 2020, we will mail to certain of our shareholders an eProxy Notice containing instructions regarding how to access our proxy statement and 2019 Annual Report and how to vote online. If you received an eProxy Notice by mail, you will not receive printed copies of the proxy materials and 2019 Annual Report in the mail unless you request them. Instead, the eProxy Notice instructs you how to access and review all of the important information contained in the proxy statement and 2019 Annual Report. The eProxy Notice also instructs you how to submit your vote over the Internet. If you received an eProxy Notice by mail and would like to receive a printed copy of our proxy materials and 2019 Annual Report, you should follow the instructions for requesting such materials included in the eProxy Notice.

What is the difference between holding shares as a shareholder of record or as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the “shareholder of record” of those shares. The notice of annual meeting, proxy statement, and accompanying materials have been sent to you directly by Computershare.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The eProxy Notice or notice of annual meeting, proxy statement, and accompanying materials have been forwarded to you by your broker, bank, or other holder of record that is considered the “shareholder of record” of those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record in voting your shares by using the VIF included in the mailing, or by following the instructions from the holder of record for voting by telephone or on the Internet. Please instruct your broker, bank, or other holder of record how to vote your shares using the VIF you received from them. Please return your completed VIF to your broker, bank, or other holder of record and contact the person responsible for your account so that your vote can be counted. If your broker, bank, or other holder of record permits you to provide voting instructions via the Internet or by telephone, you may vote that way as well.

If you hold restricted shares through the 2019 Long-Term Incentive Plan (the “2019 LTIP”) or the 2014 Long-Term Incentive Plan (the “2014 LTIP”), the administrator of such plan has transferred its voting authority with respect to such restricted shares directly to you and you will be able to vote such shares as if they were registered directly in your name.

If your shares are held through the Employee Savings Plan, see “How do I vote shares held through the Employee Savings Plan?” below for instructions regarding how to vote your shares and the right of the trustee to vote your shares on matters for which it has not received voting instructions.

How do I vote if I am a shareholder of record?

If you are a shareholder of record, you may vote your shares:

•	in person by attending the annual meeting;
•	by completing the proxy card as outlined in the instructions on the card and signing, dating, and returning the proxy card in the prepaid envelope provided;
•	by following the instructions at the Internet site indicated on your proxy card; or
•	by following the instructions for telephone voting after calling the number indicated on your proxy card.

Even if you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.

If the name on the accounts is the same, the shares on your proxy card may represent (i) shares for which you have a certificate; (ii) shares that you hold in book-entry form; (iii) shares that you have in a dividend reinvestment account of the 2009 Dividend Reinvestment and Stock Purchase Plan; and/or (iv) restricted shares you hold through the 2019 LTIP or the 2014 LTIP.

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If you vote by submitting your proxy card, your shares will be voted as indicated on your properly completed unrevoked proxy card. If you return your proxy card but do not indicate how your shares should be voted on an item, the shares represented by your properly completed unrevoked proxy card will be voted as recommended by the Board with respect to such items. If you do not return a properly completed proxy card and do not vote in person, by telephone or on the Internet, your shares will not be voted.

In the case of Internet or telephone voting, you should have your proxy card in hand and retain the card until you have completed the voting process. If you vote by Internet or telephone, you do not need to return the proxy card by mail. Even if you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.

See “What if I received an eProxy Notice?” above if you received an eProxy Notice.

How do I vote if I am a beneficial holder of shares held in “street name”?

If your shares are held by a broker, bank or other holder of record in “street name” (including shares purchased through the 2008 Employee Stock Purchase Plan and its predecessor), you should receive (i) an eProxy Notice or (ii) a VIF together with copies of the proxy statement and 2019 Annual Report.

Your broker, bank or other holder of record (or designee thereof) will vote your shares in accordance with the instructions on your returned VIF. You may instruct the holder of record to vote your shares:

•	by completing the VIF as outlined in the instructions on the form and signing, dating, and returning the VIF in the prepaid envelope provided;
•	by following the instructions at the Internet site indicated on your VIF; or
•	by following the instructions for telephone voting after calling the number indicated on your VIF.

See “Is my vote important and how are the votes counted?” below for the right of brokers, banks, and other holders of record to vote on routine matters for which they have not received voting instructions.

Please review your VIF for the date by which your instructions must be received in order for your shares to be voted. You may also vote in person at the meeting if you obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot. In the case of Internet or telephone voting, you should have your VIF in hand and retain the form until you have completed the voting process. If you vote by Internet or telephone, you do not need to return the VIF by mail.

See “What if I received an eProxy Notice?” above if you received an eProxy Notice.

How do I vote shares held through the Employee Savings Plan?

If you hold shares through the Employee Savings Plan, you will receive a separate voting direction card, proxy statement, and 2019 Annual Report. The trustee of the Employee Savings Plan will vote your shares in accordance with the instructions on your returned direction card. You may instruct the trustee to vote your shares:

•	by completing the direction card as outlined in the instructions on the card and signing, dating, and returning the direction card in the prepaid envelope provided;
•	by following the instructions at the Internet site indicated on your voting direction card; or
•	by following the instructions for telephone voting after calling the number indicated on your direction card.

If you do not return a direction card with respect to your Employee Savings Plan shares, the trustee will vote your shares in proportion to the way other plan participants voted their shares. Please note that the direction card representing your Employee Savings Plan shares indicate an earlier voting cutoff than the proxy cards and VIFs you may have received for your other share accounts. Please review the direction card you receive with respect to your Employee Savings Plan shares for the date by which your instructions must be received in order for your shares to be voted.

In the case of Internet or telephone voting, you should have your direction card in hand and retain the card until you have completed the voting process. If you vote by Internet or telephone, you do not need to return the direction card by mail.

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Please also note that only the trustee of the Employee Savings Plan may vote your shares on your behalf – you may not vote your Employee Savings Plan shares in person at the annual meeting.

How do I vote restricted shares held through the 2014 LTIP or the 2019 LTIP?

Employees holding restricted shares through the 2014 LTIP or the 2019 LTIP will receive a proxy card, proxy statement, and 2019 Annual Report. You may vote your shares:

•	in person by attending the annual meeting;
•	by completing the proxy card as outlined in the instructions on the card and signing, dating, and returning the proxy card in the prepaid envelope provided;
•	by following the instructions at the Internet site indicated on your proxy card; or
•	by following the instructions for telephone voting after calling the number indicated on your proxy card.

Even if you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.

May I change my vote?

If you are a shareholder of record, you may revoke your proxy before polls are closed at the meeting by:

•	voting again by submitting a revised proxy card or voting by Internet or telephone, as applicable, on a date later than the prior proxy;
•	voting in person at the meeting; or
•	notifying the Company’s Corporate Secretary in writing that you are revoking your proxy.

Attendance at the annual meeting alone is not sufficient to revoke a prior properly submitted proxy.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank, or other holder of record.

What if I receive more than one proxy card, direction card, and/or VIF?

This means that you have multiple accounts holding EQT shares. These may include accounts with our transfer agent, shares held by the trustee of our employee savings plan, and accounts with a broker, bank or other holder of record. In order to vote all of the shares held by you in multiple accounts, you will need to vote the shares held in each account separately. Please follow the voting instructions provided on each proxy card to ensure that all of your shares are voted.

We encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting our transfer agent, Computershare, at P.O. Box 505000, Louisville, Kentucky 40233 at its toll free number (1-800-589-9026) or on its website at http://www.computershare.com/investor. If you receive more than one VIF, please contact the broker, bank, or other holder of record holding your shares to determine whether you can consolidate your accounts.

What is householding?

We have adopted a procedure approved by the SEC called “householding,” which reduces our printing costs and postage fees. Under this procedure, shareholders of record who have the same address and last name may receive only one copy of our proxy statement and 2019 Annual Report unless one or more of these shareholders notify us that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.

If a shareholder of record residing at a household to which we sent only one copy of our proxy statement and 2019 Annual Report wishes to receive separate documents in the future, he or she may discontinue householding by contacting our transfer agent, Computershare, at P.O. Box 505000, Louisville, Kentucky 40233, at its toll free number (1-800-589-9026) or on its website at http://www.computershare.com/investor. If you are an eligible shareholder of record receiving multiple copies of our proxy statement and 2019 Annual Report, you can request householding by contacting the Company’s Corporate Secretary. See “How do I contact EQT’s Corporate Secretary?” below. If you own your shares through a broker, bank, or other holder of record, you can request householding by contacting the applicable holder of record.

EQT Corporation – 2020 Proxy Statement	14

If a shareholder of record residing at a household to which we sent only one copy of our proxy statement and 2019 Annual Report wishes to receive an additional copy for this meeting, he or she may contact the Company’s Corporate Secretary. The Company will promptly deliver, upon written or oral request, a separate proxy statement and 2019 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, bank or other holder of record, you have the right to direct your broker, bank or other holder of record in voting your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other holder of record does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker, bank or other holder of record can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the New York Stock Exchange (the “NYSE”) rules.

Is my vote important and how are the votes counted?

Your vote is very important. Each share of EQT stock that you own as of the close of business on February 7, 2020, the record date for the annual meeting, represents one vote. If you do not vote your shares, you will not have a say in the important issues to be voted on at the meeting. Many of our shareholders do not vote, so the shareholders who do vote may influence the outcome of the proposals in greater proportion than their percentage ownership of the Company.

At the close of business on the record date for the meeting, EQT Corporation had 255,453,917 shares of common stock outstanding. The following are the voting requirements to elect the twelve nominees to the Board and approve the other proposals presented in this proxy statement and the discretionary authority of brokers, banks or other holders of record with respect to each proposal:

	PROPOSAL	VOTE REQUIRED	BROKER DISCRETIONARY VOTING ALLOWED
Item No. 1	Election of directors	Majority of votes cast. If a nominee receives a greater number of votes “against” than votes “for” election, the Board will consider whether to accept the nominee’s previously submitted conditional resignation	No
Item No. 2	Approval of a non-binding resolution regarding the compensation of the Company’s named executive officers for 2019	Majority of votes cast	No
Item No. 3	Approval of amendments to the Company’s Articles to remove the 80% supermajority voting provisions for shareholders to approve certain amendments to the Articles and Bylaws and to remove directors from office outside of the annual meeting process	Majority of votes cast	No
Item No. 4	Approval of amendments to the Company’s Articles to provide that shareholders holding at least 25% of the outstanding shares of the Company’s capital stock may call special meetings of shareholders	Majority of votes cast	No
Item No. 5	Approval of the EQT Corporation 2020 Long-Term Incentive Plan	Majority of votes cast	No
Item No. 6	Ratification of Ernst & Young LLP	Majority of votes cast	Yes

For purposes of the approval of all Items above, abstentions, broker non-votes, if any, and the failure to vote are not votes cast and, accordingly, have no effect on the outcome of such proposals.

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What constitutes a “quorum” for the meeting?

A majority of the outstanding shares, present in person or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. You are part of the quorum if you have returned a proxy. Abstentions and broker non-votes also are counted in determining whether a quorum is present.

How will my shares be voted on other matters not included in this proxy statement that may be presented to the annual meeting?

Since no shareholder has indicated an intention to present any matter not included in this proxy statement at the annual meeting in accordance with the advance notice provision in the Company’s Bylaws, the Board is not aware of any other proposals for the meeting. If another proposal is properly presented, the persons named as proxies will vote your returned proxy in their discretion.

Who can attend the 2020 Annual Meeting, and how do I obtain an admission ticket?

You may attend the 2020 Annual Meeting if you were a shareholder on February 7, 2020. Seating is limited and will be offered on a “first come, first served” basis. You may also request an admission ticket by writing to the Company’s Corporate Secretary. See “How do I contact EQT’s Corporate Secretary?” below. If a broker, bank, or other holder of record holds your shares, you must include proof of your ownership of EQT stock as of February 7, 2020, such as a copy of your brokerage account statement or a legal proxy, which you can obtain from your broker, bank, or other holder of record, and we will send you an admission ticket.

Shareholders must present a form of photo identification, such as a driver’s license, in order to be admitted to the annual meeting. No cameras, laptops, recording equipment, other similar electronic devices, signs, placards, briefcases, backpacks, large bags, or packages will be permitted in the annual meeting. The Company reserves the right to deny admittance to any shareholder who attempts to bring any such item into the annual meeting. Small purses are permissible, but they and any bags or packages permitted in the meeting room will be subject to inspection. By attending the annual meeting, shareholders agree to abide by the agenda and procedures for the annual meeting, copies of which will be distributed to attendees at the meeting.

What happens if the meeting is postponed or adjourned?

If the meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted. See “May I change my vote?” above.

Who pays for the solicitation of proxies by EQT?

We do. We are soliciting proxies primarily by use of mail. However, we may also solicit proxies in person, by telephone, by facsimile, by courier or by electronic means. To the extent that our directors, officers, or other employees participate in this solicitation, they will not receive any compensation for their participation, other than their normal compensation. D.F. King & Co., Inc. assists us with the solicitation for a fee of $10,000, plus reasonable out-of-pocket expenses. We also reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their proxies.

May I nominate someone to be a director of EQT?

Shareholders may either nominate individuals to serve as directors at the annual meeting or recommend individuals as possible director-nominees to the Corporate Governance Committee of the Board to consider in its normal course.

If you are a shareholder entitled to vote at an annual meeting, you may present at the meeting the nomination of one or more persons for election as a director of EQT. To do this, you must send advance written notice to the Company’s Corporate Secretary. See “How do I contact EQT’s Corporate Secretary?” below. According to our Bylaws, we must receive notice of nominations for the 2021 annual meeting not earlier than the close of business on January 1, 2021 (i.e., the 120th day prior to May 1, 2021, the one-year anniversary of this year’s annual meeting), and not later than the close of business on January 31, 2021 (i.e., the 90th day prior to May 1, 2021). For additional information, see “Corporate Governance and Board Matters – Director Nominations” on page 29 of this proxy statement.

EQT Corporation – 2020 Proxy Statement	16

In addition, a shareholder, or group of 20 or fewer shareholders, owning continuously for at least three years shares of the Company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, may nominate and include in EQT’s 2021 proxy statement director nominees constituting the greater of (i) two and (ii) 20% of the Board, provided that such nominations are submitted in writing and received by EQT’s Corporate Secretary not earlier than [October 19], 2020, and not later than the close of business on [November 18], 2020 and contain the required information set forth in EQT’s Bylaws. For additional information, see “Corporate Governance and Board Matters – Director Nominations” on page 29 of this proxy statement.

In addition, the Board’s Corporate Governance Committee will consider candidates recommended by the Company’s shareholders. If the Corporate Governance Committee decides to nominate as a director an individual recommended by a shareholder, then the recommended individual will be included on the Company’s slate for the next annual meeting proxy statement. Shareholders should send their recommendations to the Corporate Governance Committee Chair by addressing the recommendation to the Company’s Corporate Secretary. The Corporate Secretary must receive any recommendations as far in advance of the annual meeting of shareholders as possible in order to provide sufficient time for the Corporate Governance Committee to consider the recommendation.

Any notice or recommendation provided by the nominating shareholder must include an original irrevocable conditional resignation signed by each proposed nominee, as well as certain information about the person or persons nominated and the nominating shareholder (see “Director Nominations” under the caption “Corporate Governance and Board Matters” below for details). For additional information, contact the Corporate Secretary.

When are shareholder proposals due?

Under SEC rules, eligible shareholders may submit proposals for inclusion in the proxy statement for our 2021 annual meeting. Shareholder proposals must be submitted in writing and must be received by the Company’s Corporate Secretary on or before [November 18], 2020 for them to be considered for inclusion in the 2021 proxy statement. See “How do I contact EQT’s Corporate Secretary?” below.

Under our Bylaws, you may present proposals in person at the 2021 annual meeting, in addition to proposals that will be included in our proxy statement, if you are a shareholder entitled to vote and comply with the following procedures. The Corporate Secretary must receive such proposals to be presented not earlier than the close of business on January 1, 2021 (i.e., the 120th day prior to May 1, 2021, the one-year anniversary of this year’s annual meeting), and not later than the close of business on January 31, 2021 (i.e., the 90th day prior to May 1, 2021). Proposals received outside this time period, including any proposal nominating a person as a director, may not be presented at the 2021 annual meeting. All proposals must be accompanied by the information required by Section 1.09 of our Bylaws (a copy of which will be provided to any shareholder upon written request to the Corporate Secretary).

Shareholder proposals to recommend an individual to serve as a director of the Company, including pursuant to the proxy access provision of our Bylaws, are discussed above under “May I nominate someone to be a director of EQT?”

How do I contact EQT’s Corporate Secretary?

You may contact the Company’s Corporate Secretary by sending correspondence to: 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222, Attn: Corporate Secretary.

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ITEM NO. 1 – ELECTION OF DIRECTORS

(Item No. 1 on the proxy card)

The Board recommends a vote FOR each nominee for the Board of Directors

Directors are elected for one-year terms. Notwithstanding the expiration date of his or her term, each director holds office until his or her successor is elected and qualified; provided, however, each director has agreed to resign the day following the annual meeting date immediately following his or her 74th birthday.

The Board of Directors consists of twelve members as of the date this proxy statement was filed with the SEC. The terms of all twelve directors expire at the 2020 Annual Meeting. All of EQT’s director nominees (other than Messrs. Daniel J. Rice IV and Toby Z. Rice) are independent under NYSE corporate governance rules (please see “Independence and Related Person Transactions” below for more information).

The persons named as proxies will vote for the nominees named, unless you vote against, or abstain from voting for or against, one or more of them. The twelve nominees for election have agreed to serve if elected, and the Board has no reason to believe that such nominees will be unavailable to serve. In the event that any of such nominees are unable or decline to serve as a director at the time of the annual meeting, then the persons named as proxies intend to vote for substitute nominees proposed by the Board, unless the Board decides to reduce the number of directors. Each nominee must be elected by a majority of the votes cast “for” election, and votes may not be cumulated.

In addition, under our Bylaws, each nominee has submitted an irrevocable conditional resignation to be effective if the nominee receives a greater number of votes “against” than votes “for” his or her election in an uncontested election. If this occurs, the Board will decide whether to accept the tendered resignation not later than 90 days after certification of the election. The Board’s determination shall be made without the participation of any nominee whose resignation is under consideration with respect to the election. The Board’s explanation of its decision will be promptly disclosed on a Current Report on Form 8-K furnished to the SEC.

The Board of Directors recommends a vote FOR each of the following nominees.

Nominees to Serve for a One-Year Term Expiring in 2021

CORPORATE GOVERNANCE AND BOARD MATTERS

Directors
	Lydia I. Beebe	Age 67	Director since July 2019

Principal of LIBB Advisors LLC, a corporate governance consulting firm, since January 2018; Co-Director of Stanford Institutional Investors’ Forum, July 2015 through December 2018; Senior Of Counsel, Wilson Sonsini Goodrich & Rosati, June 2015 through July 2017; and Corporate Secretary and Chief Governance Officer, Chevron Corporation, 1995 through April 2015. Ms. Beebe has served on the boards of directors of Kansas City Southern (NYSE: KSU), a transportation holding company, since May 2017 and of Aemetis, Inc. (Nasdaq: AMTX), an industrial biotechnology company, since November 2016.

Chair of the Corporate Governance Committee and member of the Management Development and Compensation Committee.

Qualifications. Having served for 20 years in the role of Corporate Secretary and Chief Governance Officer of Chevron Corporation, the Board values Ms. Beebe’s extensive corporate governance and legal experience, as well as her significant energy experience. Ms. Beebe also brings experience in the areas of finance, tax, and audit, as well as logistics, efficiency, and strategy.

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Philip G. Behrman, Ph.D.	Age 69	Director since July 2008

Former Senior Vice President, Worldwide Exploration, Marathon Oil Corporation (a publicly traded integrated energy company), October 2000 through July 2008.

Member of the Public Policy and Corporate Responsibility Committee.

Qualifications. The Board values Dr. Behrman’s significant energy industry experience, including substantial experience in the exploration and production business, which enables Dr. Behrman to bring valuable perspectives with respect to the Company’s health, environmental, and safety activities, reserves estimation, strategic planning, and operations.

Lee M. Canaan	Age 63	Director since July 2019

Founder and Portfolio Manager, Braeburn Capital Partners, LLC, since 2003. Ms. Canaan has served on the boards of directors of Philadelphia Energy Solutions, LLC, the largest refining complex on the East Coast of the United States, since October 2018 and Panhandle Oil and Gas Inc. (NYSE: PHX), a non-operated oil and gas minerals holding company, since March 2015.

Member of the Audit Committee and Corporate Governance Committee.

Qualifications. Ms. Canaan’s energy expertise and extensive experience in capital markets, as well as financial analysis, mergers and acquisitions, strategic and business turnarounds, and her current and prior public-company board experience, provide significant value and perspectives to the Board.

Janet L. Carrig	Age 62	Director since July 2019

Former Senior Vice President, General Counsel and Corporate Secretary of ConocoPhillips, from 2007 through 2018; Deputy General Counsel and Corporate Secretary, ConocoPhillips, from 2006 through 2007; Partner, Zelle, Hofmann, Voelbel, Mason & Gette P.C., from 2004 through 2006; Senior Vice President, Chief Administrative Officer and Chief Compliance Officer, Kmart Corporation, from 2003 through 2004; and Executive Vice President – Corporate Development, General Counsel and Secretary, Kellogg Company, from 1999 through 2003. She has served as Trustee of Columbia Funds Series Trust I and Columbia Funds Variable Insurance Trust and predecessors since 1996.

Member of the Management Development and Compensation Committee and the Corporate Governance Committee.

Qualifications. Ms. Carrig brings to the Board extensive executive leadership experience, substantial legal, regulatory and governance expertise and a strong exploration and production (“E&P”) industry background, having served for over a decade as general counsel of ConocoPhillips. Ms. Carrig’s corporate and legal career, and her prior E&P industry experience, enable her to provide leadership to the Board in legal affairs and corporate governance.

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Dr. Kathryn J. Jackson	Age 62	Director since July 2019

Director of Energy and Technology Consulting, KeySource, Inc., since October 2015; Senior Vice President and Chief Technology Officer, RTI International Metals (formerly NYSE: RTI) (acquired by Alcoa Corporation (NYSE: AA)), June 2014 through July 2015; and Chief Technology Officer and Senior Vice President of Research and Technology, Westinghouse Electric Company, LLC, 2009 through June 2014. Dr. Jackson has served on the Board of Directors at Portland General Electric (NYSE: POR) since April 2014 and on the Board of Directors of Cameco Corporation (NYSE: CCJ) since January 2017.

Chair of the Public Policy and Corporate Responsibility Committee and member of the Management Development and Compensation Committee.

Qualifications. The Board values Dr. Jackson’s expertise in regulatory, legislative and public policy issues, her innovation, technology and engineering skills, and her experience with generation facilities and large energy trading and utility operations. Ms. Jackson also has significant experience serving on a number of public boards.

John F. McCartney	Age 67	Director since July 2019

Chair Member, Quantuck Advisors LLP, since 1998; Non-Executive Chair of the Board, EQT, since July 2019; and Non-Executive Chairman of the Board of Huron Consulting Group Inc. (Nasdaq: HURN), since May 2010. Mr. McCartney has served as a Director of Datatec Limited (JSE: DTC) since July 2007.

Member of the Management Development and Compensation Committee and Corporate Governance Committee.

Qualifications. The Board values the extensive experience Mr. McCartney brings having served as chairman and vice chairman of the boards of numerous public and private companies, his demonstrated ability to oversee every aspect of a public company and his deep governance and accounting experience.

James T. McManus II	Age 61	Director since July 2019

Former Chairman, Chief Executive Officer and President, Energen Corporation (“Energen”) (formerly publicly traded E&P company focused on the Permian Basin that was acquired by Diamondback Energy, Inc. in 2018), 2008 through 2018; Chief Executive Officer and President, Energen, 2007; President and Chief Operating Officer, Energen, 2006 to 2007; and President and Chief Operating Officer of Energen’s E&P subsidiary, Energen Resources, 1997 through 2006.

Member of the Audit Committee and the Corporate Governance Committee.

Qualifications. The Board values Mr. McManus’s strong executive leadership and industry and operations experience, all of which enable him to provide valuable insights and unique perspectives to the Board. Mr. McManus also possesses public company board experience and strong financial and accounting experience.

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Anita M. Powers	Age 64	Director since November 2018

Former Executive Vice President, Worldwide Exploration, Occidental Oil and Gas Corporation, 2007 through January 2017; and Vice President, Occidental Petroleum Corporation, 2009 through January 2017. Ms. Powers has served as a director of California Resources Corporation (NYSE: CRC), a publicly traded producer of oil and natural gas, and as a member of its Health, Safety and Environmental Committee since 2017.

Member of the Public Policy and Corporate Responsibility Committee.

Qualifications. The Board values Ms. Powers’s extensive operational experience in the oil and gas industry and her significant expertise at optimizing the efficiency of operations to drive returns. As a senior geologist, Ms. Powers also brings significant technical expertise to the Board.

Daniel J. Rice IV	Age 39	Director since November 2017

Partner of Rice Investment Group since May 2018. Former Chief Executive Officer and director, Rice Energy Inc., October 2013 through November 2017; Vice President and Chief Financial Officer, Rice Energy Inc., October 2008 through September 2013; and Chief Operating Officer, Rice Energy Inc., October 2012 through September 2013. Mr. Rice also served as a director and Chief Executive Officer of Rice Midstream Management LLC, the general partner of Rice Midstream Partners LP, from January 2014 to November 2017.

Member of the Public Policy and Corporate Responsibility Committee.

Qualifications. With over a decade of experience in the natural gas industry, having most recently served as the Chief Executive Officer of Rice Energy Inc., the Board values Mr. Daniel Rice IV’s executive level experience, his prior service as an executive and director of Rice Energy Inc., and his extensive oil and gas industry expertise.

Toby Z. Rice	Age 38	Director since July 2019

President and Chief Executive Officer, EQT, since July 2019; Partner, Rice Investment Group, since May 2018; President and Chief Operating Officer, Rice Energy Inc., from October 2013 until its acquisition by EQT in November 2017; and Co-founder and Chief Executive Officer, Rice Energy Inc., from 2007 to 2013.

Qualifications. The Board values Mr. Toby Rice’s experience and strong leadership. Mr. Toby Rice’s considerable operational, technological, cultural, and executive experience in the oil and gas industry, including his prior service as an executive and director of Rice Energy Inc., provides the Board with insight into the business and strategic priorities of the Company.

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Stephen A. Thorington	Age 64	Director since September 2010

Former Executive Vice President and Chief Financial Officer, Plains Exploration & Production Company (energy company engaged in the upstream oil and gas business that is now part of Freeport-McMoRan Inc.), September 2002 through April 2006. Mr. Thorington served as a director of the general partner of EQGP Holdings, LP from April 2015 through November 2018 and a director of the general partner of EQM Midstream Partners LP from February 2018 to November 2018. Mr. Thorington was a director of KMG Chemicals, Inc. (diversified chemical company), May 2007 through December 2014, at which time he retired from the board at the conclusion of his then current term. Mr. Thorington also was a director of QRE GP, LLC, the general partner of QR Energy, LP (oil and natural gas production master limited partnership) (now part of Breitburn Energy Partners LP), January 2011 through November 2014.

Chair of the Audit Committee.

Qualifications. The Board values Mr. Thorington’s significant experience in energy company management, finance and corporate development, as well as natural gas E&P. Mr. Thorington has extensive experience on other public company boards, including service as a member of audit, compensation, conflicts and nominating and corporate governance committees.

Hallie A. Vanderhider	Age 62	Director since July 2019

Managing Director, SFC Management LP, since January 2016; Managing Partner, Catalyst Partners LLC, August 2013 to May 2016; and President and Chief Operating Officer, Black Stone Minerals Company, L.P., 2007 through 2013. Ms. Vanderhider has served on the board of directors of Noble Midstream GP LLC (NYSE: NBLX) since September 2016.

Chair of the Management Development and Compensation Committee and member of the Audit Committee.

Qualifications. The Board values Ms. Vanderhider’s deep knowledge of energy finance, her demonstrated management and operational experience and ability, including in her prior roles as COO and CAO in the oil and gas industry, and her extensive board experience.

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CORPORATE GOVERNANCE MATTERS

Current Board and Committee Composition

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships
Lydia I. Beebe	67	2019	Principal of LIBB Advisors LLC and Former Corporate Secretary and Chief Governance Officer, Chevron Corporation	X	CGC (Chair), MDCC
Philip G. Behrman, Ph.D.	69	2008	Former Senior Vice President, Worldwide Exploration, Marathon Oil Corporation	X	PPC
Lee M. Canaan	63	2019	Founder and Portfolio Manager of Braeburn Capital Partners, LLC	X	AC, CGC
Janet L. Carrig	62	2019	Former Senior Vice President, General Counsel and Corporate Secretary, ConocoPhillips	X	MDCC, CGC
Dr. Kathryn J. Jackson	62	2019	Director of Energy and Technology Consulting, KeySource, Inc.	X	PPC (Chair), MDCC
John F. McCartney	67	2019	Chair Member, Quantuck Advisors LLP and Former President, 3Com Corporation’s Client Access Unit	X	MDCC, CGC
James T. McManus II	61	2019	Former Chairman, Chief Executive Officer and President, Energen Corporation	X	AC, CGC
Anita M. Powers	64	2018	Former Executive Vice President of Worldwide Exploration, Occidental Oil and Gas Corporation	X	PPC
Daniel J. Rice IV	39	2017	Former Chief Executive Officer, Rice Energy Inc.	-	PPC
Toby Z. Rice	38	2019	President and Chief Executive Officer of EQT	-	-
Stephen A. Thorington	64	2010	Former Executive Vice President and Chief Financial Officer, Plains Exploration and Production Company	X	AC (Chair)
Hallie A. Vanderhider	62	2019	Managing Director of SFC Management LP	X	MDCC (Chair), AC

AC	Audit Committee	MDCC	Management Development and Compensation Committee

CGC	Corporate Governance Committee	PPC	Public Policy and Corporate Responsibility Committee

Board Meetings and Committees

In 2019, the Board held six regular meetings and eight special meetings. The independent directors met seven times in executive session without any officer of the Company present. Each director attended 75% or more of the total number of meetings of the Board and his or her respective committees for the period that such director served on the Board during 2019 (overall attendance at such meetings was over 96%). While the Company does not have a formal policy, it strongly encourages its directors to attend the annual meeting of the shareholders. All directors currently in office attended the 2019 Annual Meeting.

The Board has four standing Committees:

Audit Committee+
Management Development and Compensation Committee+
Corporate Governance Committee+

Public Policy and Corporate Responsibility Committee

+Committee composed entirely of independent directors

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The Board may, from time to time, form new committees, disband an existing committee and delegate additional responsibilities to a committee. The responsibilities of the committees are set forth in written charters, which are reviewed periodically by the committees and, where appropriate, the Corporate Governance Committee and the Board. All of the charters are available on the Company’s website at www.eqt.com by clicking on the “Investors” link on the main page and then on the “Corporate Governance” link followed by the “Charters and Documents” link.

Below is an overview of our committees as of the date of this proxy statement and a description of their key oversight and focus areas.

Audit Committee
Stephen A. Thorington Committee Chair	Meetings Held in 2019: 11

Additional Committee Members: Lee M. Canaan; James T. McManus II; and Hallie A. Vanderhider.

Primary Responsibilities: The Audit Committee assists the Board by overseeing the accounting and financial reporting processes of the Company and related disclosure matters; the audits and integrity of the Company’s financial statements; the qualifications, independence, and performance of the Company’s registered public accountants; and the qualifications and performance of the Company’s internal audit function. The Committee also oversees the Company’s compliance with legal and regulatory requirements, including the Company’s Code of Business Conduct and Ethics. For additional information regarding the Committee’s responsibilities, see “Report of the Audit Committee” and “Board’s Role in Risk Oversight” below.

Independence: Each member of the Audit Committee (i) is independent under the Company’s corporate governance guidelines and applicable NYSE listing standards and SEC rules and (ii) is financially literate under the applicable NYSE rules. The Board has determined that Messrs. McManus and Thorington and Mses. Canaan and Vanderhider each qualify as an “audit committee financial expert” (as defined under SEC rules). The designation as an audit committee financial expert does not impose upon the members any duties, obligations, or liabilities that are greater than are generally imposed upon them as members of the Audit Committee and the Board. As audit committee financial experts, these directors also have accounting or related financial management experience under applicable NYSE listing standards.

Management Development and Compensation Committee
Hallie A. Vanderhider Committee Chair	Meetings Held in 2019: 16

Additional Committee Members: Lydia I. Beebe; Janet L. Carrig; Kathryn J. Jackson, Ph.D.; and John F. McCartney.

Primary Responsibilities: The Management Development and Compensation Committee (the “Compensation Committee”) discharges the Board’s responsibilities relating to compensating the Company’s executive officers; reviewing and approving the performance of, and compensation structure for, the Company’s executive officers; and reviewing and approving all compensation plans and employment and severance agreements for executive officers. It also identifies and approves goals and objectives relevant to our CEO’s compensation and annually reviews the CEO’s performance against such goals and objectives, after receiving input from the Chair. The Compensation Committee has the sole authority to retain and terminate one or more compensation consultants, independent legal counsel, or other advisors. It may also obtain advice and assistance from internal legal, accounting, human resources, and other advisors. The Compensation Committee oversees and, where required by law, administers the Company’s benefit plans, incentive-based compensation plans, and other equity-based plans. The Compensation Committee also reviews the Company’s succession plan for all executive officers. Pursuant to its charter, the Compensation Committee has the power to form and delegate authority to subcommittees and to delegate authority to one or more members of the Compensation Committee or to individuals and committees consisting of employees of the Company.

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Independence: Each member of the Compensation Committee is (i) independent under the Company’s corporate governance guidelines and applicable NYSE listing standards (including the enhanced independence standards for compensation committee members under the NYSE listing standards); and (ii) a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Corporate Governance Committee
Lydia I. Beebe Committee Chair	Meetings Held in 2019: 5

Additional Committee Members: Lee M. Canaan; Janet L. Carrig; John F. McCartney; and James T. McManus II.

Primary Responsibilities: The Corporate Governance Committee is responsible for recommending director-nominees for each annual meeting of shareholders, Board committee membership (including committee Chairs), and nominees to serve as the Board’s independent Chair. The Corporate Governance Committee oversees the self-assessment process for the Board and its committees and makes recommendations regarding the Board’s compensation structure. The Corporate Governance Committee also recommends director independence determinations to the Board and reviews related person transactions under the Company’s related person transaction approval policy.

Independence: Each member of the Corporate Governance Committee is (i) independent under the Company’s corporate governance guidelines and applicable NYSE listing standards (including the enhanced independence standards for compensation committee members under the NYSE listing standards) and (ii) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Public Policy and Corporate Responsibility Committee
Kathryn J. Jackson, Ph.D. Committee Chair	Meetings Held in 2019: 4

Additional Committee Members: Philip G. Behrman, Ph.D.; Anita M. Powers; and Daniel J. Rice IV.

Primary Responsibilities: The Public Policy and Corporate Responsibility Committee reviews and provides guidance and perspective to management and the Board regarding the Company’s approach, programs, policies, and practices relating to matters of public policy, corporate responsibility, and sustainability.

Our Board was substantially reconstituted at the 2019 Annual Meeting, with eight of our 12 directors being newly elected to the Board at that time. Throughout the period that followed, the Board developed a deeper understanding of the relevant skill sets and interests of its members. As the Company moves beyond the initial stages of its strategic evolution, and with a focus on most effectively leveraging these individual skills and interests to oversee a post-transformation EQT, the Board determined to reallocate membership of its various committees, as described below, and to name Lydia Beebe as independent Chair of the Board, in each case effective after the 2020 Annual Meeting.

Audit Committee	• Committee Chair: Stephen A. Thorington • Additional Committee Members: Philip G. Behrman, Ph.D., Lee M. Canaan, Anita M. Powers, and Hallie A. Vanderhider
Management Development and Compensation Committee	• Committee Chair: Hallie A. Vanderhider • Additional Committee Members: Lydia I. Beebe, Dr. Kathryn J. Jackson, James T. McManus II, and Anita M. Powers

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Corporate Governance Committee	• Committee Chair: Janet L. Carrig • Additional Committee Members: Lydia I. Beebe, Lee M. Canaan, John F. McCartney, and James T. McManus II
Public Policy and Corporate Responsibility Committee	• Committee Chair: Dr. Kathryn J. Jackson • Additional Committee Members: Philip G. Behrman, Ph.D., Janet L. Carrig, John F. McCartney, and Daniel J. Rice IV

Compensation Process

Establishing Target Total Direct Compensation

In discharging the Board’s responsibilities relating to compensation of the Company’s executive officers, the Compensation Committee establishes the target total direct compensation (base salary plus annual and long-term incentives) for executive officers by establishing base salaries and setting long-term and annual incentive targets. When appropriate, the Compensation Committee also reviews and modifies perquisites.

Establishing and Administering Annual and Long-Term Incentive Programs

The Compensation Committee annually approves plan design, including performance measures and target payout, for annual and long-term incentive programs. These deliberations, which usually start with recommendations from management and involve discussions among management, the Compensation Committee’s independent compensation consultant, and the Compensation Committee, typically span several meetings before a design is approved. After the end of the performance period for any performance award, the Compensation Committee certifies the levels at which the performance measures were satisfied and approves the amount of incentive award payable to each executive officer. Extenuating circumstances, such as the significant changes to executive management following the 2019 Annual Meeting, may drive changes to these typical processes on an as-needed basis, as described in greater detail in the “Compensation Discussion and Analysis” portion of this proxy statement.

Delegation of Grant Authority

The Compensation Committee has delegated to Mr. Toby Rice, in his capacity as CEO of the Company, the authority to grant a limited number of EQT restricted shares and/or EQT restricted share units to:

•	newly hired or recently promoted employees on the condition that no award exceeds the 50th percentile of the market long-term incentive compensation target in value (when taken together with any other related grants awarded to a grantee in the same calendar year), except as may result from an award being rounded-up to the next highest number of shares evenly divisible by 10; and

•	employees who participate in the Company’s educational assistance program, on the condition that no individual award exceeds 1,000 shares (and provided that the recipient does not otherwise participate in the Company’s current long-term incentive award program).

Mr. Rice may not grant any of these awards to an executive officer of the Company. All such awards must be made on standard terms approved by the Compensation Committee and are reported to the Compensation Committee for informational purposes at the next regular meeting of the Compensation Committee.

The Compensation Committee has not delegated its authority to award equity to any other executive officer.

Compensation Consultant

The Compensation Committee has the sole authority to hire, terminate, and approve fees for compensation consultants, independent legal counsel, and other advisors as it deems necessary to assist in the fulfillment of its responsibilities. With respect to 2019 compensation decisions applicable to named executive officers that were made by the Compensation Committee prior to August 23, 2019, the Compensation Committee utilized Pay Governance LLC (“Pay Governance”) as its independent compensation consultant, and Pay Governance reported directly to the Compensation Committee.

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On August 23, 2019, the Compensation Committee approved the engagement of Meridian Compensation Partners, LLC (“Meridian”), and Meridian served as the Compensation Committee’s independent compensation consultant for the remainder of 2019. In selecting Meridian as its independent compensation consultant, the Committee considered, among other factors, Meridian’s extensive experience providing compensation consulting services to compensation committees of companies in the upstream E&P sector.

During the period of its engagement during 2019, Pay Governance provided market data and counsel regarding executive officer compensation programs and practices and performed benchmarking services for the Corporate Governance Committee related to director compensation for the Board. From and after August 23, 2019, market data and counsel regarding executive officer compensation programs and practices, as well as benchmarking services for the Corporate Governance Committee related to director compensation, were provided by Meridian.

Additionally, the Compensation Committee engaged Longnecker & Associates (“Longnecker”), a firm with relevant experience advising on the development of appropriate consulting arrangements, to advise the Compensation Committee with respect to the development, structure, and amount of compensation selected and approved for Mr. Kyle Derham, in support of his transition into a consulting role with the Company in January 2020 following his service as interim Chief Financial Officer.

The Compensation Committee has considered the services provided by each of Pay Governance, Meridian, and Longnecker during 2019, as well as responses to questionnaires provided to the Company regarding each firm’s relationship with the Company and its management, and determined that such services do not compromise Pay Governance’s, Meridian’s, or Longnecker’s independence as the Compensation Committee’s independent compensation consultants.

Role of Senior Management

The Company’s senior management has an ongoing dialogue with the Compensation Committee and its independent compensation consultant regarding compensation and plan design. Most ideas originate with management due to its direct involvement in, and knowledge of, the business goals, strategies, experiences, and performance of the Company. Management’s ideas are reviewed with the independent compensation consultant and frequently modified by the Compensation Committee prior to ultimate adoption. The Compensation Committee engages in active discussions with the CEO concerning (i) who should participate in programs and at what levels, (ii) which performance measures should be used, (iii) the determination of performance targets, and (iv) whether and to what extent performance measures for the previous year have been achieved. The CEO is advised by the other executive officers of the Company.

We provide additional information regarding the Compensation Committee and our policies and procedures regarding executive compensation, including the role of executive officers in recommending executive compensation, below under the caption “Compensation Discussion and Analysis.”

Board Leadership Structure

Following the 2019 Annual Meeting, the Board considered whether the Chair of the Board and the CEO should be separate, and if separate, whether the Chair of the Board should be an outside director or an inside director. The Board ultimately determined to amend the Company’s corporate governance guidelines to require that the Board maintain an independent Chair, and that this role be held by an independent director. This decision primarily was driven by a desire to enhance the Company’s corporate governance practices to align with what the Board views as best practice.

Pursuant to the Company’s corporate governance guidelines (as amended in February 2020), the independent Board Chair has the following general and specific responsibilities:

•	presiding at all meetings of the Board and the Independent Directors and conducting shareholder meetings, including the Annual Shareholders Meeting;

•	managing the Board to ensure it operates effectively and encouraging active engagement by all the members of the Board;

•	communicating the overall viewpoints and feedback of the Board to the CEO in a manner that respects the confidentiality of individual director viewpoints and feedback, and promoting effective relationships and open communication between individual non-executive directors and the CEO;

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•	determining, with the CEO and taking full account of the issues and concerns of all Directors, the agenda for meetings of the Board and ensuring that there is sufficient time for decision-making by the Board;

•	ensuring that the members of the Board receive accurate, timely, and clear information, in particular about the Company’s performance, to enable the Board to make sound decisions and provide effective oversight and advice to promote the success of the Company;

•	monitoring effective implementation of the Board’s decisions;

•	consulting with the Corporate Governance Committee and the CEO to set the annual calendar of topics to be covered at Board meetings and reviewing meeting agendas;

•	providing input to the Compensation Committee in connection with the evaluation of the CEO’s performance;

•	ensuring that the performance of each director, the Board, and each of the Board committees is evaluated at least annually;

•	serving as the designated director to speak with major shareholders (when requested) so as to ensure that the Board develops an understanding of their views and receiving on the Board’s behalf communications from interested parties;

•	serving an increased role of crisis management oversight, as appropriate; and

•	establishing and maintaining a close relationship of trust with the CEO, by providing support and advice while respecting executive responsibility and leadership.

The independent Chair’s term is one year, but an individual may serve multiple consecutive terms upon recommendation of the Corporate Governance Committee and approval of the Board.

Board’s Role in Risk Oversight

The Company’s corporate governance guidelines provide that the Board is responsible for reviewing the process for assessing the major risks facing the Company and the options for their mitigation. The Board executes on this oversight responsibility in a variety of ways, including:

THE BOARD

•       Oversees the Company’s risk management policies and practices and reviews options for risk mitigation;

•       Performs an annual review of the Company’s major risks;

•       Addresses major risks with management via presentations (initiated by management or requested by the Board) throughout the year; and

•       Delegates oversight for certain risks to the Board committees, as appropriate.

Audit Committee	Compensation Committee

•      Responsible for reviewing and discussing with management the Company’s major financial risk exposures and the actions management has taken to monitor and control such exposures.

•      Reviews the performance of the Company’s independent auditors (and their independence) and the Company’s internal audit department.

•      Reviews and oversees the risk assessment related to the Company’s compensation programs, and reports the results to the Board.

•      Periodically reviews and makes recommendations regarding such of the Company’s Tier 1 risks as may be delegated to the Compensation Committee by the Board.

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Corporate Governance Committee	Public Policy and Corporate Responsibility Committee

•      Reviews and advises the Board regarding material corporate governance-related risks.

•      Ensures that the Board is composed of capable individuals who provide appropriate oversight and insight to our executive management.

•      Oversees policies and practices relating to environmental, health, and safety matters.

•      Reviews procedures for identifying, assessing, monitoring and managing the principal risks associated with health, safety, environment, and reputational risk matters.

Enterprise Risk Management

The Company primarily manages enterprise risk through an Enterprise Risk Committee, which is composed of all of our executive officers – specifically, our President and CEO; Chief Financial Officer; Executive Vice President and General Counsel (who serves as chair of the Enterprise Risk Committee); Chief Information Officer; Chief Human Resources Officer; and our Chief Accounting Officer – as well as our Deputy General Counsel, Governance & Enterprise Risk. The Enterprise Risk Committee meets periodically throughout the year to review, prioritize, and address the Company’s major risk exposures and to consider new or emerging risks. The results of the risk assessment are reported on annually to the Board.

Director Nominations

General Process for Director Nominations

The responsibilities of the Corporate Governance Committee include identifying and recommending to the Board the requisite skills and characteristics of individuals qualified to serve as members of the Board and recommending to the Board the director nominees for each annual meeting of shareholders. The Corporate Governance Committee typically considers new nominees for the Board in the context of a vacancy on the Board resulting from resignation or retirement of a director or to fill a skill need identified by the Board. The Corporate Governance Committee has historically used third-party search firms to assist it in identifying potential director candidates. Director candidates have also been identified by senior management and members of the Board, considering individuals both within and external to their respective networks.

As set forth in the Corporate Governance Committee’s charter, the Corporate Governance Committee will consider submissions from shareholders in making its recommendation. Any shareholder desiring to recommend an individual to serve as a director of the Company should submit the following information to the Corporate Governance Committee Chair, care of the Corporate Secretary, no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting:

•	The information required by Sections 1.09 and 1.10 of the Company’s Bylaws (a copy of which will be provided to any shareholder upon written request to the Corporate Secretary), including, but not limited to, (i) the proposing person’s notice, (ii) the nominee’s written questionnaire with respect to the background and qualifications of such nominee and the background of any other person or entity on whose behalf the nomination is being made, (iii) a written representation and agreement of the nominee in the form provided by the Corporate Secretary, and (iv) the nominee’s executed irrevocable conditional resignation letter.

•	In addition, the Company may require the shareholder to provide such further information as it may reasonably request.

Additionally, as set forth in Section 1.11 of the Company’s Bylaws, a shareholder, or group of 20 or fewer shareholders, in each case owning continuously for at least three years as of both the date the notice is received by the Company and the record date for the annual meeting, shares of the Company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, may nominate and include in EQT’s proxy statement director nominees constituting the greater of (i) two and (ii) 20% of the Board, provided that such nominations are submitted in writing and received by EQT’s Corporate Secretary not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the first anniversary of the date that the Company mailed its proxy statement for the preceding year’s annual meeting of shareholders and include the following:

•	The information required by Sections 1.09 and 1.10 of the Company’s Bylaws (a copy of which will be provided to any shareholder upon written request to the Corporate Secretary), including, but not limited to, (i) the proposing person’s notice, (ii) the nominee’s written questionnaire with respect to the background and qualifications of such nominee and the background of any other person or entity on whose behalf the nomination is being made, (iii) a written representation and agreement of the nominee in the form provided by the Corporate Secretary that the nominee consents to being named in the Company’s proxy statement and form of proxy card as a nominee and to serving as a director of the Company if elected, and (iv) the nominee’s executed irrevocable conditional resignation letter.

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•	The information required by Section 1.11 of the Company’s Bylaws, including, but not limited to, (i) all other questionnaires required of the Company’s directors; and (ii) such additional information as is necessary to permit the Board to determine that the director nominee is independent and that his or her service as a member of the Board would not violate any applicable law, rule or regulation, or the NYSE listing standards.

In evaluating individuals identified as possible director nominees, whether the source of a potential nominee is another director, a member of management, a shareholder, or otherwise, the Corporate Governance Committee assesses the experience and personal characteristics of the possible nominee against the guidelines identified below. Possible nominees satisfying the guidelines are then further evaluated to identify, in the judgment of the Corporate Governance Committee, the best match for the Board. The Corporate Governance Committee retains the right to modify the guidelines, including the criteria for evaluating the qualifications of potential nominees for election to the Board as set forth therein, from time to time.

Individual Qualifications

•      Possesses integrity, competence, insight, creativity, and dedication together with the ability to work with colleagues while challenging one another to achieve superior performance

•      Has attained a prominent position in his or her field of endeavor

•      Possesses broad business experience

•      Has the ability to exercise sound business judgment

•      Is able to draw on his or her past experience relative to significant issues facing the Company

•      Has experience in the Company’s industry or in another industry or endeavor with practical application to the Company’s needs

•      Has sufficient time and dedication for preparation as well as participation in Board and Committee deliberations

•      Has no conflict of interest

•      Meets such standards of independence and financial knowledge as may be required or desirable

•      Possesses attributes deemed to be appropriate given the then current needs of the Board

Composition of the Board as a Whole	• A diversity of background, perspective, and skills related to the Company’s business • A diversity of race, gender, and age

Consideration of Diversity

The Board does not have a specific diversity policy, but fully appreciates the value of Board diversity. The Board believes diversity affords the opportunity for a variety of points of view, which improves the quality of dialogue, contributes to a more effective decision-making process, and enhances overall culture in the boardroom.

In evaluating candidates for Board membership, the Board and the Corporate Governance Committee consider many factors based on the specific needs of the business and what is in the best interests of the Company’s shareholders. This includes diversity of professional experience, race, ethnicity, gender, age, and cultural background. In addition, the Board and the Corporate Governance Committee focus on how the experiences and skill sets of each director nominee complement those of fellow director nominees to create a balanced Board with diverse viewpoints and deep expertise.

The Board believes that its nominees possess individual qualifications consistent with the guidelines set forth above.

Contacting the Board

Any interested party may communicate directly with the Board (and with independent directors, individually or as a group) by sending an email to independentchair@eqt.com. You may also write to the independent Chair, the entire Board, any Board committee, or any individual director by addressing such communication to the applicable director or directors, care of the Corporate Secretary, EQT Corporation, 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222. The Corporate Secretary will open such communications and will promptly deliver such communications to the director or directors (as appropriate) designated therein, unless such communications are junk mail or mass mailings.

Governance Principles

The Company maintains a corporate governance page on its website that includes key information about its corporate governance practices, including its corporate governance guidelines, Code of Business Conduct and Ethics, and charters for the Audit Committee, the Compensation Committee, the Corporate Governance Committee, and the Public Policy and Corporate Responsibility Committee. The corporate governance page can be found at www.eqt.com, by clicking on the

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“Investors” link on the main page and then on the “Governance” link. The Company will provide copies of its corporate governance guidelines, code of business conduct and ethics, and any of the Board committee charters upon request by a shareholder to the Corporate Secretary.

EQT’s corporate governance policies and practices are compliant with applicable corporate governance requirements:

•	The Board has adopted corporate governance guidelines;

•	10 of the 12 nominees for election to the Board are independent of the Company and its management;

•	The Board’s non-management directors meet periodically in executive session, and the independent Chair has been identified as the presiding director at all such executive sessions;

•	All members of each of the Audit Committee, the Management Development and Compensation Committee, and the Corporate Governance Committee are independent of the Company and its management;

•	Each of the key committees has a charter that meets applicable legal requirements and reflects good corporate governance;

•	The Board and each of the key committees engage in annual self-assessments, which involve, among other matters, reviews of individual director performance;

•	The Company’s directors are encouraged to participate in educational programs relating to corporate governance and business-related issues, and the Company provides funding for such activities;

•	The Company has a Code of Business Conduct and Ethics applicable to all employees and directors of the Company; and

•	The Corporate Governance Committee reviews the Company’s governance policies and practices periodically and makes recommendations to the Board.

Additionally, in connection with the Board’s commitment to be a governance leader, in February 2020, the Board amended and restated the Company’s corporate governance guidelines to, among other matters, require that the Chair of the Board be independent.

Independence and Related Person Transactions

Director Independence

In accordance with the Company’s corporate governance guidelines, a majority of directors at any time will be independent. For a director to be considered an “independent director,” the Board must annually determine that he or she has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has such a relationship with the Company), except as a director. To assist it in determining director independence, the Board established guidelines, which are included in the Company’s corporate governance guidelines, that conform to the independence requirements under the NYSE listing standards.

The Board considers all relevant facts and circumstances in making an independence determination. The Board has determined certain relationships to be categorically immaterial, provided that the director otherwise meets the mandatory independence standards under the NYSE listing standards, as specified in Section 7 of the Company’s corporate governance guidelines.

Based on the independence standards set forth in the Company’s corporate governance guidelines, the Board has determined that all of the Company’s directors other than Mr. Toby Z. Rice (who is an executive officer of the Company) and Mr. Daniel J. Rice IV (who is an immediate family member (brother) of Mr. Toby Z. Rice) have met the above standards and are independent of the Company and its management.

Director ownership of Company stock is encouraged and is not in itself a basis for determining that a director is not independent, provided that such ownership may preclude participation on the Audit Committee if its magnitude is sufficient to make the director an “affiliated person” of the Company as described in the Audit Committee charter. See “Equity-Based Compensation” under the caption “Directors’ Compensation” below for a description of the equity ownership guidelines for directors.

During the preceding three fiscal years, the Company made no contributions to any tax-exempt organization of which any independent director of the Company is an executive officer.

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Review, Approval or Ratification of Transactions with Related Persons

Related Person Transaction Approval Policy

Under the Company’s written Related Person Transaction Approval Policy (the “Related Person Transaction Policy”), Company management, with the assistance of the Company’s legal department, is responsible for determining whether a transaction between the Company and a Related Person (as defined below) constitutes a Related Person Transaction (as defined below). Such determination is based on a review of all facts and circumstances regarding the transaction, including information provided in annual director and executive officer questionnaires. Upon determination that a transaction is a Related Person Transaction that has not been approved by the full Board of Directors, the material facts regarding the transaction are reported to the Corporate Governance Committee for its review. The Corporate Governance Committee then determines whether to approve, ratify, revise, reject, or take other action with respect to the Related Person Transaction.

Under the Related Person Transaction Policy, a “Related Person Transaction” is generally a transaction in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a Related Person has a direct or indirect material interest. A “Related Person” is generally any person who is a director or executive officer of the Company, any nominee for director, any shareholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and any immediate family member (as defined by the SEC) of any of the foregoing persons.

Under the policy, the following transactions are deemed to be automatically pre-approved and do not need to be brought to the Corporate Governance Committee for individual approval: (i) transactions involving employment of an executive officer by the Company, as long as the executive officer is not an immediate family member of another executive officer or director of the Company and the compensation paid to the executive officer was approved by the Compensation Committee; (ii) transactions involving compensation and benefits paid to a director for service as a director of the Company; (iii) transactions on competitive business terms with another company in which the only relationship of a director or immediate family member of a director is as an employee or executive officer, a director or a beneficial owner of less than 10% of that company’s shares, provided that the amount involved does not exceed the greater of $1,000,000 or 2% of the other company’s consolidated gross revenue; (iv) transactions where the interest of the Related Person arises solely from the ownership of a class of equity securities of the company, and all holders of that class of equity securities receive the same benefit on a pro-rata basis; (v) transactions where the rates or charges involved are determined by competitive bids; (vi) transactions involving the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental regulation; (vii) transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and (viii) charitable contributions, grants or endowments by the Company or the Company’s charitable foundation to a charitable or non-profit organization, foundation or university in which a Related Person’s only relationship is as an employee or a director or trustee, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of the recipient’s consolidated gross revenue.

The Related Person Transaction Policy does not limit or affect the application of the Company’s Code of Business Conduct and Ethics (the “Code of Business Conduct and Ethics”) and related policies, which require directors and executive officers to avoid engaging in any activity or relationship that may interfere, or have the appearance of interfering, with the performance of the directors’ or executive officers’ duties to the Company. Such policies require all directors and executive officers to report and fully disclose the nature of any proposed conduct or transaction that involves, or could involve, a conflict of interest and to obtain approval before any action is undertaken.

Governance Policy for the Management of Potential Conflicts of Interest Involving the Rice Investment Group

Background

Messrs. Toby Z. Rice, J. Kyle Derham and Daniel J. Rice IV are each a partner in Rice Investment Group L.P. (“RIG”), a multi-strategy fund founded in January 2018 that invests in all verticals of the oil and natural gas sector.

In the months leading up to the Company’s 2019 Annual Meeting, Messrs. Toby Z. Rice and J. Kyle Derham were members of the Rice Team, an activist campaign that sought to effectuate a transformation of the Company, in part, through management change, including electing Mr. Toby Z. Rice into the position of President and CEO. During this campaign, the positions of Messrs. Toby Z. Rice, J. Kyle Derham and Daniel J. Rice IV as partners in RIG were disclosed and highlighted as a potential source of conflicts by then-incumbent management. At the 2019 Annual Meeting, the Rice Team received the approval of over 80% of the Company’s shareholders, Messrs. Toby Z. Rice and Daniel J. Rice IV were elected to the Board and, immediately following the annual meeting, Mr. Toby Z. Rice was named CEO.

On July 10, 2019, representatives of RIG reached out to portfolio companies in which RIG held an investment interest and requested that, as a result of the appointment of Mr. Toby Z. Rice to the CEO position at the Company, they voluntarily

EQT Corporation – 2020 Proxy Statement	32

effect a moratorium on soliciting business with the Company and its subsidiaries until such time as board-approved governance procedures were developed and implemented. Furthermore, Mr. Toby Z. Rice resigned from all director positions of RIG portfolio companies and relinquished his position on the RIG investment committee.

Given Mr. Toby Rice’s position as a beneficiary of the Rice Energy 2016 Irrevocable Trust, a New Hampshire trust for the benefit of the children and descendants of Daniel J. Rice III, and his wife, Kathleen L. Peto (the “Rice Trust”), and the Rice Trust’s limited partner interest in RIG, any transactions between a business in which RIG holds an investment interest or any subsidiaries of such business (a “RIG Portfolio Company”), on the one hand, and the Company or any of its subsidiaries, on the other hand, with a value in excess of $120,000 will trigger disclosure obligations as related party transactions under the Company’s Related Person Transaction Policy and applicable SEC regulations.

RIG Governance Policy

Consistent with the requirements of the Company’s Related Person Transaction Policy and the Company’s Code of Business Conduct and Ethics, and at the direction of the Corporate Governance Committee, the Company developed, and the Corporate Governance Committee reviewed and approved, the Governance Policy for the Management of Potential Conflicts of Interest Involving the Rice Investment Group (the “RIG Governance Policy”) for the purpose of establishing appropriate corporate governance procedures designed to ensure potential conflicts of interest that may arise from time to time by virtue of the business activities of RIG are properly and timely disclosed to the Corporate Governance Committee and, when appropriate, submitted to the Corporate Governance Committee for review and possible approval.

The RIG Governance Policy describes various circumstances in which potential conflicts of interest may arise from time to time in respect of directors, executive officers, employees, and consultants who are partners in RIG (such persons, “RIG Related Persons”) and establishes specific processes and procedures with which all directors, officers, employees, and consultants of the Company must comply. The requirements of this policy are intended to be consistent with the requirements of, and to support compliance with, the existing Related Person Transaction Policy and Code of Business Conduct and Ethics.

The RIG Governance Policy implements specific requirements and processes to be followed when the Company becomes aware of a potential business relationship proposed to be entered into between the Company or any of its subsidiaries, on the one hand, and a business in which RIG holds an investment interest or a RIG Portfolio Company, on the other hand. The RIG Governance Policy implements procedures designed to promptly identify potential business transactions with RIG Portfolio Companies for escalation to the Corporate Governance Committee, regardless of the dollar amount involved, and implements a periodic review and certification process designed to support compliance with the policy.

In the event that the Company becomes aware of a business transaction involving the Company or its subsidiaries, on the one hand, and a RIG Portfolio Company, on the other hand, that was not pre-approved in accordance with the RIG Governance Policy (whether through the periodic review and certification process or otherwise), the transaction shall be promptly brought to the attention of the Corporate Governance Committee for review and consideration pursuant to Section 5 of the Related Person Transaction Policy irrespective of the dollar amount involved (i.e., even if less than the $120,000 threshold stated in the Related Person Transaction Policy). Consistent with the Related Person Transaction Policy, the Corporate Governance Committee shall consider all of the relevant facts and circumstances respecting such transaction, and shall evaluate all options available to the Company, including ratification, revision, or termination of such transaction, and shall take such course of action as the Corporate Governance Committee deems appropriate under the circumstances.

The RIG Governance Policy similarly sets forth procedures supporting the review by the Corporate Governance Committee of pre-existing transactions between the Company or its subsidiaries and a potential new RIG Portfolio Company in which RIG may be seeking to make an investment.

The policy prohibits Mr. Toby Z. Rice from serving (i) on the RIG investment committee and (ii) as a member of the board of directors/board of managers of any RIG Portfolio Company until such time as he ceases to serve as an executive officer of the Company.

Consistent with the requirements of the Company’s Code of Business Conduct and Ethics, the RIG Governance Policy also expressly prohibits the RIG Related Persons from holding an interest, whether directly or indirectly through their interest in RIG, in a business that is in competition with the Company, as defined under the RIG Governance Policy. The Corporate Governance Committee will regularly review the business descriptions of each RIG Portfolio Company, as well as the business description of the Company’s business as set forth for purposes of the RIG Governance Policy, to ensure compliance with this requirement.

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The Company’s Related Person Transaction Policy and the RIG Governance Policy are provided in Appendix A-1 and A-2, respectively.

Transactions with Related Persons

Based on information provided by the Company’s directors and executive officers and assessments by the Company’s management, the Corporate Governance Committee determined that there were no Related Person Transactions in 2019 requiring disclosure in this proxy statement, other than those disclosed below.

Aileen Rice, spouse of Toby Z. Rice, President and CEO of the Company, and sister-in-law of Daniel J. Rice IV, a director of the Company, has served as a consultant for the Company since August 1, 2019, reporting to the Director of Evolution. In her role as a consultant during 2019, Mrs. Rice provided services that included modernizing the approach of the Land department and assessing Land department personnel. During the fiscal year ended December 31, 2019, the Company paid Aileen Rice aggregate consideration for such services rendered in the amount of approximately $128,000.

Derek Rice, brother of each of Toby Z. Rice, President and CEO of the Company, and Daniel J. Rice IV, a director of the Company, served as a consultant for the Company from July 10, 2019 through December 10, 2019, reporting to the Director of Evolution. In his role as a consultant during 2019, Mr. Derek Rice provided services as a member of the Company’s Evolution Committee and provided financial, management, and strategic consulting services to the Company. While no amount was paid to Mr. Derek Rice during 2019, in January 2020, the Company paid Mr. Derek Rice aggregate consideration for these services performed during 2019 in the amount of approximately $211,000.

Certain immediate family members of Todd M. James, the Company’s Chief Accounting Officer, are party to previously existing leases with the Company for natural gas exploration and production. During 2019, pursuant to the terms of these previously existing leases, the Company made royalty payments to these individuals in the aggregate amount of approximately $508,000.

Consistent with the requirements of the Related Person Transaction Approval Policy, the foregoing transactions were reviewed and ratified by the Corporate Governance Committee.

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members is a current or former officer or employee of the Company or had any relationship with the Company requiring disclosure. In addition, none of the Company’s executive officers served as a member of the board of directors or compensation committee (or similar committee) of another entity, one of whose executive officers served as a member of the Company’s Board or the Compensation Committee.

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DIRECTORS’ COMPENSATION

Compensation of directors is annually reviewed by the Corporate Governance Committee and approved by the Board. No compensation is paid to employee directors for their service as directors.

In 2018, the Corporate Governance Committee engaged Pay Governance to conduct an annual review of the total compensation for non-employee directors for 2019. Specifically, retainer fees, meeting fees, chairperson premiums, stock-based long-term incentives, and director matching gift benefits were evaluated using, as the competitive benchmark, levels of total compensation paid to directors of:

•	the 198 general industry companies that had 2017 revenues and market capitalization similar to that of the Company (the list of which was provided as Appendix A to the Company’s definitive proxy statement filed with the SEC on May 22, 2019); and

•	the 14 energy industry companies that comprised our 2019 peer group (the list of which was provided in Appendix B to the Company’s definitive proxy statement filed with the SEC on May 22, 2019, under the heading “2019 Peer Group – Financial Metrics”).

In light of the recent and detailed benchmarking analysis reviewed by the Corporate Governance Committee in 2018, with respect to 2019 compensation, the Corporate Governance Committee determined to maintain compensation for non-employee directors at the same level for 2020. As described in the equity-based compensation discussion below, the Corporate Governance Committee made certain changes to the structure of equity-based awards to directors for 2020.

Set forth below is a description of the compensation of the Company’s non-employee directors for 2019, as well as compensation amounts approved for 2020.

Cash Compensation

The structure of the 2019 and 2020 fees is set forth below. All fees are paid on a quarterly basis.

Compensation Feature	2019	2020
Annual cash retainer – Board member	$80,000	$80,000
Annual cash retainer – Committee Chair	Audit: $25,000 Operating and Capital Efficiency Committee(1): $20,000 All Other Committees: $15,000	Audit: $25,000 All Other Committees: $15,000
Annual cash retainer – Committee member (excluding Chair)	Audit: $10,000 Operating and Capital Efficiency Committee:(1) $7,500 Corporate Governance, Compensation, Public Policy Committees: $5,000 Executive Committee:(1) None	Audit: $10,000 All Other Committees: $5,000
Meeting fees	None	None

(1) Effective July 10, 2019, the Board eliminated and disbanded the Operating and Capital Efficiency Committee and the Executive Committee.

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Equity-Based Compensation

•	2019 Annual Equity Grant. On January 1, 2019, the Company granted to each then-serving non-employee director an annual grant of stock units having a grant date fair value of $185,000 (the “2019 Annual Grant”). The 2019 Annual Grant – which, based on the closing price of the Company’s common stock on December 31, 2019, comprised 9,800 deferred stock units – vested upon grant and is payable on a deferred basis under the Company’s directors’ deferred compensation plans.

•	2020 Annual Equity Grant. In December 2019, the Corporate Governance Committee determined that, beginning in 2020, annual equity grants to non-employee directors will be made in connection with the election of directors at the annual meeting of shareholders. For 2020, the Corporate Governance Committee approved an annual grant of restricted stock units (“RSUs”) having a grant date fair value of $185,000. To facilitate a transition to an annual meeting-based grant cycle that is tied to the annual meeting of shareholders, an interim grant was made on January 1, 2020 (the “2020 Interim Grant”), pro-rated for the period of Board service between January 1, 2020 and May 1, 2020 (the latter being the date of the 2020 Annual Meeting). The 2020 Interim Grant had a grant date fair value of $61,161 and will vest and be distributed to non-employee directors in shares of the Company’s common stock on May 1, 2020. The 2020 Interim Grant is subject to forfeiture in the event a director voluntarily ceases to serve on the Board prior to the date of the 2020 Annual Meeting. Each RSU is equal in value to one share of Company common stock, but does not have voting rights. Dividends are credited quarterly in the form of additional RSUs. In connection with the 2020 Annual Meeting, non-employee directors elected at the 2020 Annual Meeting will receive a grant of deferred stock units representing the remaining pro rata portion of the approved 2020 equity grant, which will vest and be payable on the date of the 2021 annual meeting (subject to forfeiture in the event a director voluntarily ceases to serve on the Board prior to the 2021 annual meeting). Non-employee directors have the ability to elect to defer payment of their RSUs under the Company’s director deferred compensation plan.

•	Non-employee directors elected mid-year generally receive an equity grant upon joining the Board equal to the pro rata amount of the then-applicable annual grant. Directors who were first appointed at the 2019 Annual Meeting received an equity grant of 5,570 deferred stock units on July 22, 2019.

•	The non-employee directors are subject to equity ownership guidelines, which require them to hold shares (or share equivalents, including deferred stock units and RSUs) with a value equal to five times the annual retainer. Under the guidelines, directors have up to five years from joining the Board to acquire a sufficient number of shares (or share equivalents, including deferred stock units and RSUs) to meet the ownership guidelines. Each of the Company’s non-employee directors satisfies the Company’s equity ownership guidelines giving consideration to the five-year ramp-up period.

Deferred Compensation

•	The Company has deferred compensation plans for non-employee directors. Prior to January 1, 2020, stock units awarded to non-employee directors were automatically deferred under the 2005 Directors’ Deferred Compensation Plan. For equity grants made beginning on January 1, 2020, non-employee directors may elect (but are not required) to defer payment of their RSUs under the 2005 Directors’ Deferred Compensation Plan. Non-employee directors may also elect to defer up to 100% of their annual retainers and fees into the 2005 Directors’ Deferred Compensation Plan and receive an investment return on the deferred funds as if the funds were invested in Company common stock or permitted mutual funds. Prior to the deferral, plan participants must irrevocably elect to receive the deferred funds either in a lump sum or in equal annual installments. Deferred funds for which directors have elected to receive an investment return as if the funds were invested in Company common stock are distributed in shares of common stock. Distributions of deferred stock units and/ or fees are made or, if applicable, commence following termination of service as a director. The directors’ deferred compensation accounts are unsecured obligations of the Company. Ms. Carrig and Messrs. Cary, MacCleary, McCartney, and D. Rice deferred fees under the 2005 Directors’ Deferred Compensation Plan in 2019.

Other

•	All directors are eligible to participate in the Matching Gifts Program of the EQT Foundation. Under this program, the EQT Foundation will match gifts of at least $100 made by a director to eligible charities, up to an aggregate total of $50,000 per director in any calendar year. In December 2019, the Corporate Governance Committee determined to reduce the charitable match available to non-employee directors from $50,000 per year to $10,000 per year.

•	The Company reimburses directors for their travel and related expenses in connection with attending Board and Committee meetings and related activities. The Company also provides non-employee directors with $20,000 of life insurance and $100,000 of travel accident insurance while traveling on business for the Company.

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The table below shows the total 2019 compensation of the Company’s non-employee directors:

2019 Directors’ Compensation Table

NAME(1)	FEES EARNED OR PAID IN CASH(2) ($)	STOCK AWARDS(3) ($)	ALL OTHER COMPENSATION(4) ($)	TOTAL ($)
Ms. Beebe	47,283	86,057	10,025	143,365
Dr. Behrman	94,178	185,122	8,054	287,354
Ms. Canaan	44,918	86,057	25	131,000
Ms. Carrig	42,554	86,057	30,025	158,636
Dr. Jackson	47,283	86,057	3,452	136,792
Mr. McCartney	89,837	86,057	5,025	180,919
Mr. McManus	44,918	86,057	10,025	141,000
Ms. Powers	92,853	185,122	51	278,026
Mr. D. Rice	85,000	185,122	51	270,173
Mr. Thorington	108,933	185,122	770	294,825
Ms. Vanderhider	49,647	86,057	25	135,729
Mr. Cary	52,446	185,122	727	238,295
Ms. Cassotis	47,201	185,122	27	232,350
Mr. Lambert	49,823	185,122	27	234,972
Mr. MacCleary	47,201	185,122	27	232,350
Mr. Rohr	52,44	185,122	1,986	239,554
Dr. Todd	52,446	185,122	49,905	287,473
Ms. Toretti	56,379	185,122	41,027	282,528

(1)	Dr. Todd and Messrs. Cary and Rohr did not stand for re-election at the 2019 Annual Meeting. Mses. Cassotis and Toretti and Messrs. Lambert and MacCleary served on the Board until July 10, 2019. Messrs. McCartney and McManus, Mses. Beebe, Canaan, Carrig, and Vanderhider, and Dr. Jackson joined the Board on July 10, 2019.

(2)	Includes annual cash retainers and committee chair fees, some of which have been deferred at the election of the director.

(3)	This column reflects the aggregate grant date fair values determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for the deferred stock units awarded to each director during 2019. On January 1, 2019, the Company granted 9,800 deferred stock units to each non-employee director serving at that time. On July 22, 2019, the Company granted 5,570 deferred stock units to each non-employee director who was newly elected to the Board at the 2019 Annual Meeting. The grant date fair value is computed as the sum of the number of deferred stock units awarded on the grant date multiplied by the closing stock price of the Company’s common stock on the business day prior to the grant date, which was $18.89 for the January 1 grants and $15.45 for the July 22 grants. The aggregate number of awarded deferred stock units, including accrued dividends thereon, outstanding and held at December 31, 2019 was: Ms. Beebe – 5,607; Dr. Behrman – 38,511; Ms. Canaan – 5,607; Ms. Carrig – 5,607; Dr. Jackson – 5,607; Mr. McCartney – 13,973; Mr. McManus – 5,607; Ms. Powers – 11,332; Mr. D. Rice – 20,095; Mr. Thorington – 26,455; Ms. Vanderhider – 5,607; Mr. Cary – 14,657; Ms. Cassotis – 0; Mr. Lambert – 0; Mr. Rohr – 0; Dr. Todd 0; and Ms. Toretti – 0.

(4)	This column reflects (i) dividends accrued on deferred stock units to be settled in cash, (ii) annual premiums paid for life insurance and travel accident insurance policies ranging from $24.50 to $51.11 per director (depending upon the portion of 2019 during which the director served on the Board), and (iii) the following matching gifts made to qualifying organizations under the EQT Foundation’s Matching Gifts Program: $10,000 for Ms. Beebe; $6,600 for Dr. Behrman; $30,000 for Ms. Carrig; $3,427 for Dr. Jackson; $5,000 for Mr. McCartney; $10,000 for Mr. McManus; $48,500 for Dr. Todd; and $41,000 for Ms. Toretti. The non-employee directors may use a de minimis number of tickets purchased by the Company to attend sporting or other events when such tickets are not otherwise being used for business purposes. The use of such tickets does not result in any incremental costs to the Company.

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EQUITY OWNERSHIP

Stock Ownership of Significant Shareholders

The following shareholders reported to the SEC that they owned more than 5% of the Company’s outstanding common stock:

NAME AND ADDRESS	SHARES BENEFICIALLY OWNED	PERCENT OF COMMON STOCK OUTSTANDING
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	23,019,574 (1)	9.0%
JPMorgan Chase & Co. 383 Madison Avenue New York, NY 10179	13,110,905 (2)	5.1%
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	14,418,578 (3)	5.64%
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	28,137,943 (4)	11.0%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	23,915,046 (5)	9.35%

(1)	Information based on Amendment No. 11 to Schedule 13G filed by BlackRock, Inc. with the SEC on February 5, 2020, reporting that BlackRock, Inc. has sole voting power over 22,009,323 shares and sole dispositive power over 23,019,574 shares, and shared voting and dispositive power with respect to 0 shares.

(2)	Information based on Schedule 13G filed by JPMorgan & Chase Co. with the SEC on January 22, 2020, reporting that JP Morgan & Chase Co. has sole voting power over 12,952,174 shares, sole dispositive power over 13,108,145 shares, shared voting power over 0 shares, and shared dispositive power over 148 shares.

(3)	Information based on Schedule 13G filed by State Street Corporation with the SEC on February 14, 2020, reporting that State Street Corporation has sole voting and dispositive power with respect to 0 shares, shared voting power over 12,027,408 shares, and shared dispositive power over 14,418,578 shares.

(4)	Information based on Amendment No. 2 to Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 14, 2020, reporting that T. Rowe Price Associates, Inc. has sole voting power over 10,116,161 shares and sole dispositive power over 28,103,401 shares, and shared voting and dispositive power with respect to 0 shares; and T. Rowe Price Mid-Cap Value Fund, Inc. has sole voting power over 16,794,239 shares, sole dispositive power with respect to 0 shares, and shared voting and dispositive power with respect to 0 shares.

(5)	Information based on Amendment No. 9 to Schedule 13G filed by The Vanguard Group with the SEC on February 12, 2020, reporting that The Vanguard Group has sole voting power over 133,374 shares, sole dispositive power over 23,765,852 shares, shared voting power over 50,854 shares, and shared dispositive power over 149,194 shares.

Equity Ownership of Directors and Executive Officers

The table below sets forth the number of shares of EQT common stock beneficially owned by the Company’s directors and named executive officers (as determined under SEC rules) and all directors and executive officers as a group as of February 7, 2020 (which group includes all “named executive officers” referenced in the “Compensation Discussion and Analysis” section of this proxy statement), including EQT shares they had the right to acquire within 60 days after February 7, 2020.

The amounts and percentages of EQT shares beneficially owned are reported below on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.

Except as indicated by footnote, the persons named below have sole voting and investment power with respect to all EQT shares shown as beneficially owned by them, subject to community property laws where applicable, and none of the EQT shares are subject to a pledge.

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NAME	EXERCISABLE EQT STOCK OPTIONS(1)	NUMBER OF EQT SHARES BENEFICIALLY OWNED(2)		EQT DEFERRED STOCK UNITS PAYABLE IN CASH(3)	PERCENT OF CLASS(4)
L. I. Beebe Director	0	6,607		0	*
P. G. Behrman Director	0	47,793		11,777	*
L. M. Canaan Director	0	5,607		0	*
J. L. Carrig Director	0	15,607	(5)	0	*
K. J. Jackson Director	0	6,107		0	*
J. F. McCartney Chair	0	18,716		0	*
J. T. McManus II Director	0	20,607		0	*
A. M. Powers Director	0	11,332		0	*
D. J. Rice IV Director	0	239,705		0	*
S. A. Thorington Director	0	36,455		6,036	*
H. A. Vanderhider Director	0	5,607		0	*
T. Z. Rice Director, President and Chief Executive Officer	0	400,000		-	*
R. A. Duran Chief Information Officer	0	80,163		-	*
L. Evancho Chief Human Resources Officer	0	82,117		-	*
W. E. Jordan Executive Vice President and General Counsel	0	103,285		-	*
R. J. McNally Former President and Chief Executive Officer	389,477	101,293		-	*
J. Kyle Derham Former Interim Chief Financial Officer	0	50,000		-	*
J. S. Smith Former Senior Vice President and Chief Financial Officer	94,829	39,189		-	*
G. E. Gould Former Executive Vice President and Chief Operating Officer	110,100	126,696		-	*
E. R. Centofanti Former Executive Vice President, Production	88,100	75,841	(6)	-	*
Directors and executive officers as a group (22 individuals)(7)	682,506	1,504,027		17,813	*

*	Indicates ownership or aggregate voting percentage of less than 1%.

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(1)	This column reflects the number of shares of Company common stock that the executive officers and directors had a right to acquire within 60 days after February 7, 2020 through the exercise of stock options.

(2)	This column reflects Company shares held of record and shares owned through a broker, bank or other nominee, including executive officers’ shares owned through the Company’s 401(k) plan. For non-employee directors, this column includes deferred stock units (as described in the “Equity-Based Compensation” discussion included under the caption “Directors’ Compensation” above), including accrued dividends, that will be settled in common stock, over which the directors have no voting or investment power prior to settlement (Ms. Beebe – 5,607; Dr. Behrman – 26,455; Ms. Canaan – 5,607; Ms. Carrig – 5,607; Dr. Jackson – 5,607; Mr. McCartney – 5,607; Mr. McManus – 5,607; Ms. Powers – 11,332; Mr. D. Rice – 13,756; Mr. Thorington – 26,455; and Ms. Vanderhider– 5,607). For Dr. Behrman and Messrs. Daniel Rice and McCartney, this column also includes deferred stock units, including accrued dividends, that will be settled in common stock in connection with the deferral of director fees, over which the directors have sole investment but no voting power prior to settlement (Dr. Behrman – 1,338; Mr. D. Rice – 6,340; and Mr. McCartney – 8,367).

(3)	This column reflects the number of deferred stock units granted prior to 2013 held by non-employee directors through the directors’ deferred compensation plans that will be settled in cash, including deferred stock units (as described in the “Equity-Based Compensation” discussion included under the caption “Directors’ Compensation” above), including accrued dividends (Dr. Behrman – 11,777; and Mr. Thorington – 6,036).

(4)	This column reflects for each of the named executive officers and directors, as well as all executive officers and directors as a group, (i) the sum of the shares beneficially owned, the stock options exercisable within 60 days of February 7, 2020, and the deferred stock units that will be settled in common stock, as a percentage of (ii) the sum of the Company’s outstanding shares at February 7, 2020, all options exercisable by the executive officer and director group within 60 days of February 7, 2020, and all deferred stock units that will be settled in common stock upon termination of the directors’ service. These calculations exclude all deferred stock units included in the column captioned “EQT Deferred Stock Units Payable in Cash.”

(5)	Shares beneficially owned include 5,000 shares held by Ms. Carrig’s spouse.

(6)	Shares beneficially owned include 7,609 shares held by Ms. Centofanti’s spouse.

(7)	In accordance with applicable SEC rules, in addition to the Company’s directors and executive officers as of February 7, 2020, this table also includes the four named executive officers who departed from the Company prior to December 31, 2019.

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EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis (the “CD&A”) below contains references to the Company’s adjusted EBITDA, adjusted free cash flow, and other financial measures that have not been calculated in accordance with generally accepted accounting principles (“GAAP”), which are also referred to as non-GAAP supplemental financial measures. Attached as Appendix B to this proxy statement is a reconciliation of the Company’s adjusted 2019 EBITDA to net income (the most directly comparable GAAP financial measure) and a reconciliation of adjusted free cash flow with the Company’s net cash provided by operating activities (the most directly comparable GAAP financial measure), as well as other important disclosures regarding non-GAAP financial measures.

As shareholders, you are invited to express your view of the compensation paid to the Company’s named executive officers for 2019, as discussed and analyzed below.

This Executive Compensation portion of this proxy statement is organized into the following sections:

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Compensation Discussion and Analysis

Compensation Program Summary

Trust | Teamwork | Heart | Evolution

Background of this Compensation Discussion and Analysis

At the 2019 Annual Meeting in July 2019, the director nominees supported by the Rice Team, an activist campaign that sought to effectuate a transformation of the Company, received the approval of over 80% of the Company’s shareholders and, immediately following the 2019 Annual Meeting, the Board appointed Mr. Toby Z. Rice as CEO. All five members of the current Compensation Committee (for purposes of this CD&A, the “Committee”) were newly elected at the 2019 Annual Meeting.

This CD&A provides shareholders with a holistic view of executive officer compensation programs at the Company over the entirety of 2019, including changes adopted by the Committee following the 2019 Annual Meeting. As such, it explains:

•	the compensation philosophy and components of the Company’s 2019 executive compensation program that were developed and implemented by the Management Development and Compensation Committee that was in place prior to the 2019 Annual Meeting (the “legacy Committee”);

•	the executive compensation decisions made by the Committee with respect to establishing compensation for new executive officers who joined the Company following the 2019 Annual Meeting; and

•	several significant changes to the design and structure of the Company’s 2020 executive compensation program implemented by the Committee in response to shareholder feedback received by the Rice Team during the proxy campaign leading up to the 2019 Annual Meeting.

Compensation Philosophy Summary

EQT’s core values include trust, teamwork, heart, and evolution, and its redesigned executive compensation program is intended to promote achievement consistent with these values. As further described below, the Company believes that its refined executive compensation program:

•	links executive officer compensation incentives with the Company’s successful evolution to our desired future state, consistent with the strategic vision outlined by the Rice Team during the 2019 proxy campaign;

•	focuses executive officer performance on achieving specific, measurable metrics directly aligned with successful implementation of the Company’s strategy;

•	requires a commitment by our executive management to performance, as evidenced by the significant portion of executive compensation that is “at-risk”;

•	further aligns our executive management’s incentives with those of our shareholders; and

•	is market-based and premised upon informed industry benchmarking.

As a testament to his commitment to and confidence in the Company and its long-term value creation potential, Mr. Toby Rice agreed in the proxy campaign to receive a base salary of $1.00 for the first twelve months of his service as President and CEO.

For a detailed discussion of the aspects of EQT’s compensation philosophy, please see the section of this CD&A entitled “Compensation Philosophy,” starting on page 47.

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Named Executive Officers for 2019

This CD&A describes the Company’s compensation programs and their components for the following named executive officers during 2019.

Name	Title
Toby Z. Rice	President and Chief Executive Officer(1)
Richard A. Duran	Chief Information Officer(2)
Lesley Evancho	Chief Human Resources Officer(3)
William E. Jordan	Executive Vice President and General Counsel(4)
Robert J. McNally	Former President and Chief Executive Officer (5)
J. Kyle Derham	Former Interim Chief Financial Officer(6)
Jimmi Sue Smith	Former Senior Vice President and Chief Financial Officer(7)
Gary E. Gould	Former Executive Vice President and Chief Operating Officer(8)
Erin R. Centofanti	Former Executive Vice President, Production(9)

(1)	Mr. Toby Rice was appointed the Company’s President and CEO on July 10, 2019.

(2)	Mr. Duran was appointed the Company’s Chief Information Officer on July 22, 2019.

(3)	Ms. Evancho was appointed the Company’s Chief Human Resources Officer on July 22, 2019.

(4)	Mr. Jordan was appointed the Company’s Executive Vice President and General Counsel on July 10, 2019.

(5)	Mr. McNally served as President and CEO of the Company until July 10, 2019.

(6)	Mr. Derham served as Interim Chief Financial Officer from August 29, 2019 through January 3, 2020.

(7)	Ms. Smith served as Senior Vice President and Chief Financial Officer until August 29, 2019.

(8)	Mr. Gould served as Executive Vice President and Chief Operating Officer from April 22, 2019 until August 7, 2019.

(9)	Ms. Centofanti served as Executive Vice President, Production until April 22, 2019 and Senior Vice President, Production from April 22, 2019 through May 3, 2019.

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Significant Events and Performance Highlights for 2019

Business Highlights for 2019 and Successful Achievement of 100-Day Plan

2019 was a challenging year in the natural gas industry, with commodity prices falling to multi-year lows and the Company’s stock price reacting accordingly. However, 2019 was also a transformational year for EQT, one that we believe sets the stage for the Company to outperform peers over the long-term.

Immediately following the 2019 Annual Meeting in July 2019, the Company established an Evolution Committee responsible for coordinating the execution of the Rice Team’s 100-day plan that was outlined for shareholders in the 2019 proxy contest (the “100-Day Plan”), with the goal of positioning the Company for efficient execution of large-scale development projects. In particular, the 100-Day Plan was focused on improving the Company’s organization, technology, and operations in the near term.

Over the 100 days following the 2019 Annual Meeting, the Company successfully executed upon the objectives of the 100-Day Plan, which included the following achievements:

Focus Area	100-Day Plan Achievements
Organization

•      EQT’s talented workforce was further enhanced through the addition of experienced new executive leadership that is highly capable of executing on our new strategic priorities

•      EQT’s workforce was re-balanced, resulting in significant expected annual general and administrative cost savings

Technology	• Digital work environment was successfully deployed to the Company’s workforce
Operations

•      Proven, standardized well designs and a choke management program were successfully deployed

•      A cross-functional master operations schedule was successfully implemented, which we expect will help drive more predictable operations and well performance

At the same time, the Company achieved a number of key financial and operational successes in 2019 that are described in detail in our 2019 Annual Report, including the following:

•	Reduced 2019 capital expenditures by $966 million, or 35.3%, compared to 2018, in part as a result of operational savings derived from the successful 100-Day Plan.

•	In the fourth quarter of 2019, announced a plan to reduce our absolute debt by generating free cash flow and targeted proceeds from the monetization of select, non-core exploration and production assets, core mineral assets, and our 19.9% retained equity interest in Equitrans.

•	Achieved 2019 sales volumes of 1,508 Bcfe(1) and average daily sales volumes of 4,131 MMcfe(2) per day.

(1)	Bcfe = billion cubic feet of natural gas equivalents, with one barrel of natural gas liquids (“NGLs”) and crude oil being equivalent to 6,000 cubic feet of natural gas.

(2)	MMcfe = million cubic feet of natural gas equivalents, with one barrel of NGLs and crude oil being equivalent to 6,000 cubic feet of natural gas.

Looking forward, and consistent with its effort to drive an industry-leading cost structure, the Company has forecast a 2020 production sales volume of 1,450 Bcfe to 1,500 Bcfe, which is in line with 2019 sales volumes, using approximately $500 million less capital funding than the 2019 capital expenditure program.

Environmental, Safety, and Community

The Company will continue to focus on fulfilling its corporate social responsibility commitments to operate as a safe, responsible, and accountable corporate citizen. The Company maintains a safety-focused culture, with a focus on eliminating

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workplace accidents and injuries each day. For 2019, the Company’s Total Recordable Injury Rate (“TRIR”), a metric used by management to help track and assess the Company’s safety performance, was 0.49, which was significantly less than the TRIR industry benchmark average tracked by management of 0.90. TRIR is calculated as an amount equal to: (a) the product of (i) the number of recordable incidents (restricted work cases, medical treatment cases, lost time accidents or fatalities) multiplied by (ii) 200,000, divided by (b) total working hours.

The Company has published a robust 2019 CSR Report in accordance with Global Reporting Initiative 4.0 standards, which is publicly available on our website at csr.eqt.com. Further, and consistent with our commitment to environmental stewardship, the Company is a founding partner of the Center for Responsible Shale Development and a member of the ONE Future Coalition, a group of natural gas companies working together to use a science-based approach to reduce methane emissions across the industry’s supply chain.

The Company also has enhanced its focus on supporting the local communities in which we operate through local giving, sponsorship, and philanthropic efforts. Charitable contributions from EQT and the EQT Foundation, a separate 501(c)(3) organization, are concentrated on organizations primarily within those communities near EQT’s active operations. EQT donations support a variety of organizations, ranging from small local nonprofits to municipalities seeking additional support for community projects that exceed their budgets. Other types of corporate support include sponsorships of county fairs, community festivals, and other local events. Our support enables EQT to bond with our neighbors, enhance the quality of life for residents, educate residents about the Company and its industry, and provide an opportunity for fellow community members to meet EQT employees. Additionally, beginning in 2018, the Company joined the #GivingTuesday movement, a global day of giving celebrated on the Tuesday after Thanksgiving in the United States, by creating a full day of service and philanthropic activities in our communities.

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Compensation Committee Highlights

The Committee evaluates and, when appropriate or desirable, takes action with respect to various aspects of the Company’s compensation programs. The following highlights the Committee’s key actions following the 2019 Annual Meeting:

•       Designed appropriate compensation packages for newly appointed executive officers. All of the Company’s named executive officers who continued with the Company through December 31, 2019 were appointed in the period following the 2019 Annual Meeting. The Committee, through active engagement with its independent compensation consultants, designed appropriate, market-based compensation packages for these newly appointed executives.

•      Focused the 2020 long-term incentive programs for the current named executive officers on achieving specific, measurable metrics that are directly aligned with the Company’s strategy. In designing the long-term incentive compensation program for executive officers for 2020, the Committee selected adjusted well cost[1] and adjusted free cash flow,[2] together with relative total shareholder return (“TSR”), as the applicable performance measures. In selecting adjusted well cost and adjusted free cash flow as performance measures for 2020, the Committee considered that these performance measures were previously discussed with shareholders by the Rice Team as part of the 2019 proxy campaign. The Committee determined that these performance measures were appropriate and designed to hold the management team accountable for delivering tangible results tied to the strategic plan outlined by the Rice Team. The Committee also noted that absolute TSR was a performance measure discussed during the 2019 proxy campaign. Ultimately, the Committee took into account the potential for swings in natural gas prices (either upward or downward) to disproportionately impact absolute TSR in the current business environment. For this reason, the Committee viewed relative TSR as a better performance measure for the overall design of the 2020 long-term incentive program, and one that would better serve to align incentives for management performance with the interests of shareholders. In designing 2020 long-term incentive compensation for our CEO, Toby Rice, and the compensation arrangements for our Interim CFO, Kyle Derham, the Committee decided to include grants of options and SARs, respectively, to Messrs.T. Rice and Derham, thus linking a meaningful portion of these executive’s compensation to absolute TSR. The Committee believes that a focus by our executive team on achievement of these metrics will drive the Company’s future successes and, accordingly, increase shareholder value.

•      Significantly reduced perquisites and eliminated executive alternative work arrangement (“EAWA”) agreements, both of which historically had been provided to executive officers. Following the 2019 Annual Meeting in July 2019, the Board directed management to implement a significant reduction of the type and dollar amount of perquisites previously made available to the Company’s executive officers. The following perquisites were eliminated and are no longer provided to our executive officers:

▪  Personal use of Company-leased private aircraft;

▪  A car allowance;

▪  Reimbursement for country and dining clubs;

▪  Enhanced executive physical and healthcare services (for the executives and their spouses);

▪  Financial planning services;

▪  Enhanced life insurance and accidental death and disability insurance; and

▪  Reduced monthly lease rate for parking.

Additionally, executive officers are no longer eligible for EAWA agreements, under which executive officers formerly were eligible to receive certain guaranteed payments – regardless of the actual number of hours of service – for a period following termination of the executive officers’ full time employment.

1 For purposes of the 2020 long-term incentive program, “adjusted well cost” means well costs adjusted to include pad construction, drilling, completion, facilities and capitalized flowback, and excluding capitalized overhead, land, and other related capital expenditures.

2 For purposes of the 2020 long-term incentive program, “adjusted free cash flow” means adjusted operating cash flow less (i) accrual-based capital expenditures attributable to continuing operations, plus (ii) reorganization-related expenses (including severance costs), plus (iii) royalty and litigation reserves. “Adjusted operating cash flow” means the Company’s net cash provided by operating activities, less changes in other assets and liabilities, less EBITDA attributable to reorganization-related expenses and royalty and litigation reserves, plus interest expense attributable to discontinued operations and cash distributions from discontinued operations.

Consideration of 2019 Say-on-Pay Vote and Feedback from Shareholder Engagement

In establishing and recommending the 2020 compensation program for our continuing executive officers, the Committee carefully considered the shareholder feedback received by the Rice Team through its robust dialogue with shareholders during the 2019 proxy campaign. The Committee also noted a significant decline in the 2019 “say-on-pay” approval, with approximately 72% of the votes cast at the 2019 Annual Meeting approving the compensation of the Company’s named executive officers for 2019, compared to an approval of approximately 96% of the votes cast at the 2018 annual meeting.

In consideration of these factors, the Committee decided to make several changes to the design of the 2020 long-term incentive program, as further highlighted below. The Committee will continue to evaluate the Company’s executive compensation programs, taking into account shareholder feedback.

The Committee invites our shareholders to communicate any concerns or opinions on executive pay directly to it or the Board. See the section captioned “Contacting the Board” under “Corporate Governance Matters” on page 30 for information about communicating with the Committee and the Board.

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Compensation Philosophy

Our executive compensation program supports EQT’s core values of trust, teamwork, heart, and evolution, as evidenced by the key aspects of the Committee’s compensation philosophy:

ASPECT	ANALYSIS
Designed to Attract the Most Talented Executives

The Company’s compensation programs are designed:

•      to attract, motivate, and retain highly talented executives who can ensure that the Company is able to safely, efficiently, and profitably produce and gather natural gas; and

•      to seek executives willing to trade guaranteed compensation for the opportunity presented by performance-based, at-risk compensation that is conditioned upon the achievement of challenging performance objectives with an appropriate level of risk-taking.

Stated differently, our compensation programs are structured to require a commitment to performance goal achievement because a large percentage of executive compensation is not guaranteed.

Compensation Is Performance-Driven and Aligned with the Company’s Strategic Plan

Compensation packages are weighted in favor of performance-based, at-risk compensation through annual and long-term performance-based incentive pay programs.

The Committee has thoughtfully aligned its executive compensation decisions with the Company’s strategic plan. Consistent with the Company’s strategic priorities, the Company intends to focus on reducing well costs and increasing free cash flow. To that end, the Committee selected adjusted well costs, adjusted free cash flow, and relative TSR as performance metrics for its 2020 long-term incentive compensation program. The Committee believes that achieving these important metrics will drive shareholder value (see “Compensation Committee Highlights” above for additional details).

Compensation Should Be Competitive

The Committee benchmarks each element of total direct compensation and the mix of compensation (cash versus equity) of the named executive officers against a peer group established by the Committee, in consultation with Meridian, its compensation consultant. The Company has structured compensation packages for the named executive officers as a mix of base salary and annual and long-term incentives to be competitive in the marketplace.

Generally, in establishing named executive officer total direct compensation for 2020, the Committee targeted the market median (based on the 2020 peer group information provided by Meridian), with consideration given to the relative importance of the role at EQT and other individual factors. See “Determining Compensation - Setting Target Total Direct Compensation” below.

Compensation-Related Risk Should Be Thoughtfully Managed and Subject to Clawback

Our compensation programs are designed to avoid excessive risk taking. See “Compensation Policies and Practices and Risk Management” below for a discussion regarding the evaluation of risks associated with the Company’s compensation programs.

The Company has a compensation recoupment, or “clawback,” policy applicable to current and former executive officers of the Company, where the Company may, in certain circumstances, recoup certain annual and long-term incentive compensation paid to the covered individuals in the event of an accounting restatement due to material non-compliance with financial reporting requirements under U.S. securities laws.

Incentive Compensation Balances Annual and Long-Term Performance

Our compensation programs are designed to balance rewarding the achievement of strong annual results and ensuring the Company’s long-term growth and success. To this end, a mix of both annual and longer-term incentives is provided and allocated in a manner generally consistent with the Company’s peer group. Participation in both the annual and long-term incentive programs, which is largely based on comparative benchmarking, will increase at higher levels of responsibility, as the named executive officers have the greatest influence on the Company’s strategic direction and results over time.

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ASPECT	ANALYSIS
Executives are Required to Own Equity, Which May Not Be Pledged or Hedged

Share Ownership Guidelines. Consistent with the goal of driving long-term value creation for shareholders, the Company’s equity ownership guidelines require significant equity ownership by our named executive officers. See “Equity Ownership Guidelines” below.

No Pledging; No Hedging. An executive may not pledge EQT equity or the equity of any subsidiary for which the executive serves as a director or an executive officer. Similarly, an executive may not hedge or otherwise invest in derivatives involving EQT stock. See “ Prohibition on Hedging of EQT Securities” on page 63 for further discussion regarding our prohibition against hedging.

Determining Compensation

Key Elements of 2019 Compensation Program and Key Enhancements for 2020 Compensation Program

The following highlights the key elements of our executive officer compensation program for 2019, both with respect to decisions made prior to and following the 2019 Annual Meeting, as well as significant changes adopted by the Committee in 2020. Base salaries and annual and long-term incentive awards comprise total target direct compensation for our named executive officers. As described in the “Compensation Committee Highlights” section above, various perquisites that were previously available to our executive officers were eliminated in late 2019.

Element	Description	Form of Compensation	Changes for 2020 Program
Base Salary	Provides base compensation for day-to-day performance of job responsibilities	Cash	CEO elected to receive a base salary of $1 for the first 12 months of his service
Annual Incentives	Rewards performance during the year based on the achievement of annual performance goals	Cash*	2020 STIP pool funding to be based upon specific, measurable performance metrics – specifically, adjusted well costs and adjusted free cash flow – as well as G&A expense, capital efficiency, and EHS metrics
Long-Term Incentives	Encourages improvement in the long-term performance of the Company and aligns the financial interests of our executives with the achievement of measurable performance interests of our shareholders	• Stock options • Restricted share and unit awards • Performance share unit awards

2020 LTI awards for continuing named executive officers (other than our CEO) comprised of 60% performance share units and 40% restricted share unit awards

Payouts under performance share units are tied to specific, measurable performance metrics discussed with shareholders during the 2019 proxy campaign – specifically, adjusted well costs and adjusted free cash flow – as well as relative total TSR

*	May be paid in equity in limited circumstances.

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Element	Description	Form of Compensation	Changes for 2020 Program
Other Compensation	Provides a broad-based executive compensation program for employee retention, retirement, and health	Retirement and savings programs, health and welfare programs, and employee benefit plans, programs, and arrangements generally available to all employees; limited perquisites	Eliminated numerous categories of perquisites previously available to directors and executive officers, including personal use of Company-leased private aircraft, Company funded country club dues, enhanced executive physicals, and car/parking allowances

*	May be paid in equity in limited circumstances.

Setting Target Total Direct Compensation

Legacy Committee Determinations – Early 2019

The legacy Committee established target total direct compensation for each then-serving named executive officer at the start of 2019 as a percentage of the market median for each executive’s comparable position among the Company’s 2019 peer group, based on information provided to the legacy Committee by Pay Governance (see the “Benchmarking” section below for further discussion of the selection of appropriate peer groups).

Target total direct compensation amounts selected by the legacy Committee generally approximated the market median, based on information provided to the legacy Committee by Pay Governance. A significant portion of each then-serving named executive officer’s compensation was in the form of performance-based awards.

Committee Determinations – Post-2019 Annual Meeting

Following the 2019 Annual Meeting, the Committee took an individualized approach to setting executive compensation as the new executive team was built out.

Chief Executive Officer

Mr. Toby Rice agreed during the proxy campaign to receive a base salary of $1.00 for the first twelve months of his service as President and CEO. On this basis, in connection with Mr. Rice’s election as President and CEO on July 10, 2019, the Board approved a salary of $1.00 for Mr. Rice. Mr. Rice did not receive any other compensation during 2019 for his service as President and CEO.

For Mr. Rice, decisions with regard to other customary elements of CEO compensation for 2019 – most significantly, annual and long-term incentive compensation awards – were deferred into 2020. In developing appropriate compensation for Mr. Rice in 2020, the Committee intended for Mr. Rice to receive (i) a prorated performance-based equity award for the second half of 2019 and (ii) 2020 compensation comprised of a mix of annual and long-term incentive awards. This mix, in the aggregate, generally approximates the market median for the CEO position based on compensation peer group data provided to the Committee by Meridian, and reflects an emphasis on performance-based compensation.

In early 2020, consistent with the Committee’s recommendation, the Board approved the grant of a prorated equity award to Mr. Rice for the second half of 2019 of 366,972 incentive performance share units (determined by dividing $4 million by the closing stock price of shares of the Company’s common stock on December 31, 2019 ($10.90)).

At that time, the Committee also recommended, and the Board approved, Mr. Rice’s 2020 compensation, which will consist of the following:

•	A $1.00 salary for 2020;

•	A target annual incentive award for 2020 of $1 million;

•	An annual equity award for 2020 consisting of:

o	458,716 incentive performance share units (determined by dividing $5 million by the closing price of shares of the Company’s common stock on December 31, 2019 ($10.90)); and

o	1,000,000 stock options, having an exercise price per share of $10.00.

The performance measures applicable to the incentive performance share unit awards – specifically, adjusted well cost and adjusted free cash flow, together with relative TSR – are discussed above under Compensation Committee Highlights.

Other Executive Officers

As described in greater detail below, in 2019, the Committee approved target total direct compensation for the other executive officers that generally approximated the market median based on the peer group data provided by the Committee’s independent compensation consultant.

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Benchmarking

2019 Peer Group

In setting 2019 executive officer compensation, the legacy Committee reviewed executive compensation peer groups with its independent compensation consultant, Pay Governance, for continued appropriateness. This review included an analysis by the legacy Committee, with support from Pay Governance, of the then-current peer group and other potential peers, including peers identified by the larger proxy advisory services. The legacy Committee considered factors such as industry, strategic focus, talent competitiveness, whether an entity was a peer of peers, geographic location, ownership structure, current and historical financial and stock performance, and scope.

In establishing the 2019 peer group, the legacy Committee ultimately selected companies within EQT’s GICS code that fell within a range of relative market capitalization size of between 0.4x to 2.5x the market capitalization of EQT (on a post-separation of Equitrans basis) and had at least 30% of production from natural gas.

The Committee utilized the 2019 peer group to help inform compensation decisions made by the Committee through September 1, 2019, as discussed in greater detail below.

2020 Peer Groups

Beginning in August 2019, the Committee utilized Meridian as its independent compensation consultant, and Meridian reported directly to the Committee (see “Role of the Independent Compensation Consultant” below). For purposes of establishing 2020 executive officer compensation, the Committee reviewed executive compensation peer groups with Meridian. Specifically, the Committee requested that Meridian review potential peer companies for EQT in order to:

•	Evaluate the competitiveness and benchmark the structure and design of EQT’s executive compensation (a “Compensation Peer Group”); and

•	Serve as an appropriate performance peer group for purposes of evaluating the Company’s relative total shareholder return under the 2020 Incentive Performance Share Unit Program (a “Performance Peer Group”).

Compensation Peer Group

Potential Compensation Peer Group companies were evaluated by reviewing metrics relevant to company size, specifically:

•	Enterprise value, which was viewed as the primary selection criteria, with a preference for inclusion of companies within the peer group having an enterprise value within a range of between one-third and three-times the enterprise value of EQT;

•	Market capitalization, which is viewed as an important metric by Institutional Shareholder Services Inc. (“ISS”); and

•	Assets, revenues, and employees, which were included for reference purposes.

The Compensation Peer Group was then developed with the goal of placing EQT within the middle-half (i.e., 25th to 75th percentile) for the two primary metrics of enterprise value and market capitalization, with a target size for the Compensation Peer Group of between 12 and 15 peer group companies. Other criteria considered by the Committee included areas of operations and mix of natural gas versus liquids reserves.

Performance Peer Group

Potential Performance Peer Group Companies were evaluated primarily on the mix of natural gas versus liquids and areas of operation, with company size metrics being a less significant criterion.

See Appendix C to this proxy statement for the 2019 peer groups selected by the legacy Committee, as well as the 2020 Compensation Peer Group and Performance Peer Group selected by the Committee, which appendix includes a comparison of certain financial and other metrics of EQT and peer group companies that were considered by the respective committees.

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Tally Sheets

In establishing 2019 compensation for executive officers at the beginning of 2019, the legacy Committee utilized a tally sheet for each then-serving named executive officer that was designed to provide the legacy Committee with a complete perspective of both the executive’s compensation history and all compensation payable upon the executive’s termination of employment or in connection with a change of control. Each tally sheet used by the legacy Committee generally set forth a five-year compensation history that included components such as base salary, annual incentive targets and awards, perquisites, and long-term incentive awards, including realized gains as well as potential gains on unexercised or unvested awards.

The tally sheets also reflected the value of compensation due to each then-serving named executive officer under certain termination scenarios, including (but not limited to) termination of the executive by the Company with or without cause, as defined in any applicable agreement or policy, and termination in connection with or following a change of control. With regard to each scenario, the tally sheets included:

•	the cash amounts payable to the executive, including outplacement and other payments;

•	the cost of benefits continuation;

•	the value of all equity awards, including the acceleration of unvested equity awards and the value of forfeited awards; and

•	any other compensation payable to the executive upon termination.

Role of the Independent Compensation Consultant

As provided for in its charter, the Committee has the sole authority to hire, terminate, and approve fees for compensation consultants, outside legal counsel, and other advisors as it deems necessary to assist in the fulfillment of its responsibilities. The Committee utilized Pay Governance as its independent compensation consultant until August 2019, and Pay Governance reported directly to the Committee. Beginning in August 2019, the Committee utilized Meridian as its independent compensation consultant, and Meridian reported directly to the Committee. In selecting Meridian as its independent compensation consultant, the Committee considered, among other factors, Meridian’s extensive experience providing compensation consulting services to compensation committees of companies in the upstream E&P sector.

Representatives of Pay Governance and Meridian, as applicable, provided each respective Committee with market data and counsel regarding executive officer compensation programs and practices, including, specifically:

•	competitive benchmarking;

•	peer group identification and assessment;

•	advice and market insight as to the form of and performance measures for annual and long-term incentives;

•	marketplace compensation trends in the Company’s industry and generally; and

•	advice regarding the performance of the Company’s annual review of compensation risk.

Representatives of Pay Governance and Meridian do not make recommendations on, or approve, the amount of compensation for any executive officer. The Committee may request information or advice directly from representatives of Pay Governance or Meridian and may direct the Company to provide information to representatives of Pay Governance or Meridian. During the applicable period of their engagement, representatives of Pay Governance and Meridian regularly interacted with members of each respective Committee (including at each Committee meeting). Additionally, at the invitation of the Committee, representatives of the Company’s human resources department and, periodically, the CEO and representatives of the Company’s legal department, attend Committee meetings.

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2019 Compensation Decisions

Overview of Compensation Components

The following elements comprised the Company’s 2019 executive compensation arrangements: base salaries, annual incentives, long-term incentives, one-time strategic incentive awards (granted by the legacy Committee), health and welfare benefits, retirement programs, perquisites, and non-compete agreements.

Base Salary

The base salary for each named executive officer, with the exception of Mr. Toby Rice, was established taking into account the factors discussed under “Setting Target Total Direct Compensation” above. Base salaries are ordinarily considered by the Committee and, where appropriate, adjusted at the beginning of each calendar year.

As the base salary amounts in effect in early 2019 for the then-serving named executive officers closely approximated the market median for each executive officer’s comparable position among the peer group based upon benchmarking data provided by Pay Governance, the legacy Committee did not make any adjustments to such base salary amounts. As a result, the 2019 base salaries of the named executive officers who were employed at the beginning of 2019 were as follows:

Named Executive Officer	2018 Base Salary	2019 Base Salary
Robert J. McNally	$900,000(1)	$900,000
Jimmi Sue Smith	$463,200(1)	$463,200
Gary E. Gould	N/A	$550,000
Erin R. Centofanti	$466,800(2)	$466,800

(1)       Effective as of November 2018.

(2)       Effective as of October 2018.

Following the 2019 Annual Meeting, the Committee determined that, with the exception of Mr. Toby Rice, base salary amounts should generally approximate the market median for each executive’s comparable position among the peer group based upon benchmarking data provided by Pay Governance, in the case of Mr. Duran and Ms. Evancho, and Meridian, in the case of Mr. Jordan. Accordingly, the 2019 base salary amounts established by the Committee for the current named executive officers for 2019 were as follows:

Named Executive Officer(1)	2019 Base Salary
Toby Z. Rice	$1
Richard A. Duran	$380,000
Lesley Evancho	$312,000
William E. Jordan	$450,000

(1)	Compensation arrangements for Mr. Derham, who served as our Interim Chief Financial Officer for a portion of 2019, are detailed separately below.

Annual Incentives

Overview

Annual cash incentive awards are designed to drive and reward performance and are based on financial objectives and individual functional or business group objectives established by the Committee. Annual incentives for the named executive officers serving at the beginning of 2019 were determined under the Executive Short-Term Incentive Plan (the “2019 Executive STIP”), while annual incentives for our current named executive officers (with the exception of Mr. Toby Rice) were determined under the 2019 Supplemental Short-Term Incentive Plan (the “2019 SSTIP”), the purpose and nature of which are described in detail below.

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Determination of 2019 Target Annual Incentive Awards – 2019 Executive STIP

Historically, the legacy Committee approved the target annual incentive award for each named executive officer before or at the start of each year, taking into account the factors discussed under “Determining Target Total Direct Compensation” above. As such, in early 2019, the legacy Committee established 2019 annual incentive targets within a range of approximately 90% to 125% of the market median for the Company’s 2019 peer group, based on benchmarking performed in late 2018 by Pay Governance. These 2019 annual incentive targets, as well as a comparison to the 2018 amounts, were as follows:

Named Executive Officer	2018 Annual Incentive Target(1)	2019 Annual Incentive Target
Robert J. McNally	$477,000	$1,008,000
Jimmi Sue Smith	$112,000	$449,304
Gary E. Gould	N/A	$495,000
Erin R. Centofanti	$138,600	$444,520

(1)      Consistent with the Company’s policy of not adjusting annual incentive targets for promotions occurring after October 1, the target 2018 annual incentive awards were not adjusted as a result of the promotions that occurred in October and November 2018. This led to lower target annual incentive amounts as compared to the market median for comparable positions to those held by the named executive officers at the end of 2018.

Determination of 2019 Target Annual Incentive Awards – 2019 SSTIP

Following the 2019 Annual Meeting, the Committee established the 2019 SSTIP for the newly appointed executive officers (and other bonus-eligible employees) and set target amounts for each of our current named executive officers, other than Mr. Toby Rice. These target amounts were established at a level that generally approximated the market median for each executive’s comparable position among the peer group based upon benchmarking data provided by Pay Governance, in the case of Mr. Duran and Ms. Evancho, and Meridian, in the case of Mr. Jordan. Accordingly, the 2019 SSTIP targets for our current named executive officers were set as follows:

Named Executive Officer(1)	2018 Annual Incentive Target	2019 Annual Incentive Target
Richard A. Duran	N/A	$215,000
Lesley Evancho	N/A	$214,500
William E. Jordan	N/A	$360,000

(1)   Compensation arrangements for Mr. Derham, who served as our Interim Chief Financial Officer for a portion of 2019, are detailed separately below.

2019 Executive STIP – Performance Metrics

At the beginning of 2019, the legacy Committee established “adjusted 2019 EBITDA” as compared to the Company’s 2019 business plan, which the Company had used as its annual performance metric since the 2009 plan year, as the performance measure under the 2019 Executive STIP. See Appendix B to this proxy statement for the definition of, and additional information about, this non-GAAP measure.

Adjusted 2019 EBITDA was selected as an appropriate and objectively determinable performance measure for the 2019 plan year due to the following:

•	Performance against this measure results in an objectively determinable bonus pool amount.

•	The goal that this measure would motivate the named executive officers to implement and exceed the Company’s business plan, thus capturing the Company’s strategic goals and, ultimately, create long-term value for shareholders.

•	Cash flow measures, such as EBITDA, are often utilized by capital intensive companies and their investors as an indicator of such companies’ performance, including their ability to fund their activities and service their debt.

As described in greater detail in Appendix B, adjusted 2019 EBITDA was calculated consistent with GAAP line items, but used constant commodity prices and excluded certain charges. Commodity prices are held constant to avoid the undue positive or negative effect of prices that are beyond the control of plan participants and may be volatile. In order to hold commodity prices constant, the legacy Committee adjusted actual results for, among other matters, derivatives, basis and fixed price sales. Under the plan, the legacy Committee was required to adjust for certain extraordinary items, typically those that are unusual or strategic in nature (e.g., certain large acquisitions and dispositions, debt repurchases, and certain impairments), to encourage the executives to make the best decision or recommendation for the Company without regard to the executive’s compensation when considering these types of extraordinary items. The legacy Committee also had the discretion, but not the obligation, to adjust for items not contemplated in the original business plan, to avoid undue negative effects on possible bonus amounts.

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2019 Funding Under the Executive STIP – Early Termination Due to Change of Control

As a result of the changes to the Company’s Board at the 2019 Annual Meeting in July 2019, the Company experienced a “change of control,” as defined under the Executive STIP document. Pursuant to the terms of the Executive STIP, the performance year automatically ended effective July 10, 2019, resulting in each participant receiving a pro-rated payment based on “target” levels of performance under the plan in respect of the portion of 2019 during which the plan was in effect. This resulted in each executive officer who was employed as of July 10, 2019 receiving a pro-rated portion of his or her 2019 annual incentive target amount (i.e., pro-rated based on the period from January 1, 2019 through and including July 10, 2019), the amount of which is disclosed in the Summary Compensation Table below.

2019 Supplemental STIP

Following the 2019 Annual Meeting, in order to ensure that incentives for the Company’s continuing executive officers and other bonus-eligible employees were aligned with achieving the Company’s performance goals during the balance of 2019, the Committee approved the 2019 SSTIP.

For purposes of the 2019 SSTIP, the Committee decided to apply the same Company performance measures as those used in the Company’s regular, non-executive 2019 Short-Term Incentive Plan (i.e., the plan in which most employees participated at the outset of 2019). As a result, the Company performance measures and associated payout multiples under the 2019 SSTIP were as follows:

Adjusted EBITDA to Business Plan (50% of pool funding)	Funding Multiple*
5% under Business Plan	0.50
Business Plan	1.00
10% over Business Plan	2.00
More than 10% over Business Plan	Committee Discretion
Adjusted Free Cash Flow to Business Plan (30% of pool funding)	Funding Multiple*
5% under Business Plan	0.50
Business Plan	1.00
10% over Business Plan	2.00
More than 10% over Business Plan	Committee Discretion
Days Away Restricted Incident Rate (10% of pool funding)	Funding Multiple*
Successful equals 0.35	1.00
Exceeds equals 0.28	2.00
Notices of Violation Rate (10% of pool funding)	Funding Multiple*
Successful equals 0.062	1.00
Exceeds equals 0.053	2.00

*Performance between stated levels is interpolated in each case.

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Funding Under the 2019 SSTIP

Based on the below performance results, applying the funding multiples would have resulted in a total funded incentive performance pool of 1.62 times the target incentive pool funding amount.

Results
Adjusted EBITDA to Business Plan (50% of pool funding)		Funding Multiple
Actual Results	Achievement of Business Plan (%)	1.28
$2,466.5 million	102.8%
Adjusted Free Cash Flow to Business Plan (30% of pool funding)		Funding Multiple
Actual Results	Achievement of Business Plan (%)	2.0
$652.4 million	189.6%
Days Away Restricted Incident Rate (10% of pool funding)		Funding Multiple
Actual Results	Achievement
0.12	> Exceeds
Notices of Violation Rate (10% of pool funding)		Funding Multiple
Actual Results	Achievement	1.78
0.055	> Exceeds

However, in determining the final incentive performance pool for 2019, the Committee ultimately took into account the Company’s current business and operating environment and determined to exercise downward discretion in certifying the actual funding multiples under the plan. Specifically, the Committee determined to apply a funding multiple of 1.0 for both the Adjusted 2019 EBITDA and Adjusted Free Cash flow, despite the levels of achievement that exceeded the Company’s business plan. This downward discretion resulted in a funding of the 2019 SSTIP incentive pool of 1.2 times the target incentive pool funding amount.

After determining the pool available for distribution, the Committee determined the value of the award to each eligible named executive officer by applying the foregoing payout factor to each individual’s 2019 target annual incentive award (pro-rated based on the portion of 2019 during which the executive was employed by the Company), which resulted in a 2019 annual incentive award to each eligible named executive officer as set forth in the table below.

Named Executive Officer(1)	2019 Annual Incentive Award
Richard A. Duran	$107,502
Lesley Evancho	$107,250
William E. Jordan	$180,000

(1)      Mr. Toby Rice was not granted a 2019 SSTIP award. Compensation arrangements for Mr. Derham, who served as our Interim Chief Financial Officer for a portion of 2019, are detailed separately below.

Long-Term Incentives

2019 Long-Term Incentive Awards

At the beginning of 2019, the legacy Committee developed a 2019 long-term incentive program that was intended to align the interests of the Company’s named executive officers with the interests of shareholders and achieve the following objectives:

•       drive appropriate performance by our named executive officers, consistent with achieving our business objectives;

•       be market competitive to allow us to attract the highest quality executive leadership;

•       be effective for retention purposes;

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•       be tax efficient;

•       minimize earnings volatility; and

•       result in a portfolio approach to performance metrics.

The legacy Committee’s considerations also included:

•	market data regarding the long-term incentive design for the 2019 peer group;

•	the appropriate way to incentivize executives toward the success of the Company;

•	existing long-term incentive programs and their combined influence on focusing executive behavior on critical activities;

•	the availability of EQT shares under shareholder-approved plans; and

•	the views of the larger proxy advisory services.

2019 Long-Term Incentive Award Mix

As a result of the legacy Committee’s analysis, with input from Pay Governance, the 2019 long-term incentive compensation program designed by the legacy Committee for the named executive officers employed at the beginning of 2019 was as follows:

TYPE OF AWARD	PERCENT OF AWARDED VALUE	RATIONALE AND DESCRIPTION
Stock Options	25%	EQT stock options encourage executives to focus broadly on behaviors that are designed to lead to a sustained long-term increase in the price of EQT shares, which benefits all shareholders.

		Stock options granted to the then-serving named executive officers on January 1, 2019 cliff vest after three years and have a 10-year term.

Restricted Share Awards	25%	EQT restricted share and unit awards are a strong retention tool for executives that also align their interests with the long-term interests of shareholders, though such awards contain less leverage than options and performance units. The legacy Committee retained this element in the long-term incentive program design for 2019 after considering market data showing the continued prevalence of restricted shares/units used as a retention tool by many members of the Company’s 2018 peer group.

		Restricted share awards granted to the then-serving named executive officers on January 1, 2019 cliff vest after three years.

2019 Incentive PSU Program	50%	2019 Incentive PSU Program performance units drive long-term value directly related to EQT’s performance by using operating efficiency, development efficiency, return on capital employed, and relative stock performance as performance metrics. All metrics utilize a three-year performance period.

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The award mix for the 2019 long-term incentive awards granted at the beginning of 2019, which was composed of stock options, time-based restricted shares, and other performance-based awards, incorporated time-based restricted shares on a limited basis while continuing EQT’s historic emphasis on performance-based incentive compensation. This mix provided a balanced set of incentives to motivate operational achievement, risk management, and a commitment to excellence, all of which are designed to support long-term value creation for shareholders.

2019 Long-Term Incentive Award Performance Measures

In developing the performance measures for the 2019 long-term incentive program, the legacy Committee identified performance metrics designed to focus employees, including the named executive officers serving at the beginning of 2019, on the efficient development of the Company’s vast resources, as a pure-play natural gas production company.

2019 Target Long-Term Incentive Awards

The legacy Committee’s determination of the appropriate targets for the 2019 long-term incentive awards are described above under the caption “Determining Compensation-Setting Target Total Direct Compensation.”

The number of stock options, restricted shares, and target units under the 2019 Incentive PSU Program awarded to the then-serving named executive officers in early 2019 were as follows:

NAMED EXECUTIVE OFFICER	2019 OPTIONS	2019 RESTRICTED SHARES	2019 INCENTIVE PSU PROGRAM
R.J. McNally	281,700	84,710	169,410
J.S. Smith	88,100	26,470	52,940
E.R. Centofanti	88,100	26,470	52,940

2019 Stock Options and Restricted Shares

The stock options granted on January 1, 2019 to our then-serving named executive officers have a term of 10 years and were granted with an exercise price of $18.89 per share. These options were granted with a scheduled vesting date of January 1, 2022. The restricted shares granted on January 1, 2019 to our then-serving named executive officers were granted with a scheduled vesting date of January 1, 2022.

Per the terms of their Confidentiality, Non-Solicitation and Non-Competition Agreements, the stock options and restricted stock awards granted to Mr. McNally and Mses. Smith and Centofani in 2019 became fully vested and exercisable upon their separation from the Company.

2019 Incentive PSU Program

The 2019 Incentive PSU Program was designed to focus employees, including executive officers serving at the beginning of 2019, on achieving operating and capital efficiencies. The legacy Committee discussed the specific metrics and appropriate performance targets and weighting with respect to incentive performance share units (“PSUs”) granted under this program over multiple meetings. The resulting performance measures and their weighting under the 2019 Incentive PSU Program, based on the Company’s performance over the period January 1, 2019 through December 31, 2021, consist of the following:

PERFORMANCE MEASURE	WEIGHTING	DESCRIPTION AND RATIONALE
Relative Total Shareholder Return (TSR)	50%

•       Measures TSR relative to the 2019 peer group of companies over the performance period

•       Forges a direct link to shareholder performance on a relative rather than absolute basis

•       Serves as an important indicator of the Company’s success in achieving its strategic objectives

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PERFORMANCE MEASURE	WEIGHTING	DESCRIPTION AND RATIONALE
		•	Performance goal and payout factor set forth on Appendix D to this proxy statement
Operating Efficiency	25%	•	Measures the Company’s efficiency (on a per Mcfe produced basis) in operating expenses (selling, general and administrative expenses, production expense (less production taxes), and operation and maintenance expense) over the performance period
		•	he baseline was set to the Company’s forecasted 2018 operation efficiency
		•	Focuses employee attention on managing costs
		•	Performance goal and payout factor set forth on Appendix D to this proxy statement
Development Efficiency	25%	•	Measures the Company’s efficiency (on a per Mcfe developed basis) in capital spending on wells spud and turned-in-line over the performance period
		•	The baseline was set to the forecasted 2018 development efficiency
		•	Focuses employee attention on managing costs
		•	Performance goal and payout factor set forth on Appendix D to this proxy statement
Return on Capital Employed	+/- 10% Modifier	•	Measures the Company’s return over the performance period and modifies overall performance by up to 10% (either upward or downward)
		•	Focuses participants on overall return to shareholders
		•	Performance goal and modifier set forth on Appendix D to this proxy statement

In establishing the payout matrices for the 2019 Incentive PSU Program, the legacy Committee considered the alignment of such potential payout with the Company’s historical and projected growth. The analysis behind the selection of the 2019 peer group is described above under “Benchmarking” above. Following discussion with its independent compensation consultant, the legacy Committee established the payout matrices disclosed as set forth in Appendix D to this proxy statement, as providing rewards appropriate to performance and at appropriately rigorous levels.

Per the terms of their Confidentiality, Non-Solicitation and Non-Competition Agreements, the incentive PSUs granted to Mr. McNally and Mses. Smith and Centofanti remain outstanding and will be earned, if at all, based on actual performance through the end of the applicable performance period.

Certification of Performance Under Previously Awarded Long-Term Incentive Programs

December 31, 2019 was the natural end of the performance period under the 2017 Incentive Performance Share Unit Program (the “2017 Incentive PSU Program”). Each of Mr. McNally and Mses. Smith and Centofanti was a participant in the 2017 Incentive PSU Program. In early 2020, the Committee certified the relevant performance and authorized payout for the 2017 Incentive PSU Program. Based upon the performance metrics and resulting payout factors previously established by the legacy Committee under the 2017 Incentive PSU Program, the payout for the 2017 Incentive PSU Program was calculated using a payout multiple of 1.64, based on the Company’s actual TSR ranking and the Company’s compound annual production sales volume growth during the performance period. Please refer to the Company’s definitive proxy statement filed on April 27, 2018 for additional information on the 2017 Incentive PSU Program.

2019 Long-Term Incentive Awards to Newly Appointed Named Executive Officers

Following the 2019 Annual Meeting, the Committee approved grants of long-term equity awards to certain of the named executive officers in connection with their hirings. Specifically, in August 2019, the Committee approved a grant of 80,420 shares of restricted stock to Ms. Evancho in connection with her appointment as Chief Human Resources Officer and a grant of 79,310 shares of restricted stock to Mr. Duran in connection with his appointment as Chief Information Officer. In establishing these award amounts, the Committee utilized market data for the 2019 peer group provided by Pay Governance and applied the principles for setting total direct compensation discussed above. The restricted stock vests in full three years

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from the grant date.

Please refer to the section “Agreements with the Named Executive Officers” below for information regarding equity grants made to Mr. Derham following the end of the 2019 fiscal year.

Other Compensation Components

Historically, the Company has provided various additional benefits to our named executive officers. Taking into account feedback from our shareholders during the 2019 proxy campaign, many of these previously available benefits have been eliminated and are no longer offered to our named executive officers going forward, as highlighted below.

Health and Welfare Benefits

The named executive officers participate in the same health and welfare benefit plans offered to other EQT employees, including medical, prescription drug, dental, vision, short- and long-term disability, wellness, and employee assistance programs. The same contribution amounts, deductibles, and plan design provisions are generally applicable to all employees.

Retirement Programs

The named executive officers participate in the same defined contribution 401(k) plan as other EQT employees. The Company has historically contributed an amount equal to 6% of each participant’s base salary to an individual investment account for the employee, subject to applicable tax regulations. In addition, the Company matches a participant’s elective contribution by contributing to the participant’s individual investment account an amount equal to 50% of each dollar contributed by the employee, subject to a maximum Company contribution of 3% of the employee’s base salary and applicable tax regulations.

Historically, for certain senior executives who had reached the maximum level permitted under the 401(k) plan, the Company also made available an additional retirement contribution, on an after-tax basis, through a retirement annuity product offered by Fidelity Investments Life Insurance Co. For 2019, Mr. McNally, the former CEO, was the only named executive officer who participated in this program; in 2019, the Company contributed to the annuity an amount equal to $78,705 on Mr. McNally’s behalf. This benefit was discontinued in late 2019 and, accordingly, it is no longer offered to the Company’s executive officers.

The Company has no defined benefit retirement plan, supplemental executive retirement plan or deferred compensation obligations to any employee.

Perquisites

The Company’s named executive officers were historically entitled to the following perquisites:

•	personal use of Company-leased private aircraft;

•	a car allowance provided by the Company;

•	reimbursement by the Company for a country club and a dining club membership;

•	Company-funded executive physical and healthcare services (for the executives and their spouses);

•	Company-funded financial planning;

•	life insurance and accidental death and disability insurance (both of which exceeded the level of insurance provided to other employees); and

•	a reduced monthly lease rate for parking.

Beginning in late 2019, and taking into account shareholder feedback, each of the legacy perquisites identified above was eliminated. With respect to life insurance and accidental death and disability insurance, named executive officers now participate in a manner comparable to other employees. The Company continues to maintain a travel security insurance policy for the Company’s CEO and reimburses certain named executive officers for limited travel expenses, as disclosed in the Summary Compensation Table below.

Additionally, the current named executive officers may use two tickets purchased by EQT to attend up to four sporting or other events when such tickets are not otherwise being used for business purposes. The costs of such tickets used for personal

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purposes are considered de minimis by EQT and are not included as perquisites in the Summary Compensation Table because there are no incremental costs to EQT associated with such use.

See footnote (7) to the Summary Compensation Table below for a discussion of the perquisites provided to the named executive officers in 2019.

Agreements with Named Executive Officers

Former Executive Letter Agreements and Executive Alternative Work Arrangement Employment Agreements

On October 1, 2019, the Company entered into letter agreements with certain former executive officers, each of whom was a party to an existing EAWA agreement with the Company, including Messrs. McNally and Gould and Ms. Smith. Ms. Centofanti was not party to an EAWA. The letter agreements terminated the services provided by the former executives under the EAWA, effective as of October 1, 2019. Additionally, pursuant to the letter agreements, each former executive agreed to terminate any remaining rights the former executive had to expense reimbursements and other benefits pursuant to the EAWA, in exchange for a lump sum cash payment, the amount of which represents a discount to the present value of contractual future expense reimbursements to which the former executive would otherwise have been entitled under the terms of the EAWA. The amounts paid to Messrs. McNally and Gould and to Ms. Smith, respectively, under their EAWAs are included in the “All Other Compensation” column of the Summary Compensation Table below.

See “Potential Payments Upon Termination or Change of Control” below for more detail regarding the EAWA agreements, including the value of the benefits provided under such agreements.

Confidentiality, Non-Solicitation and Non-Competition Agreements

Appropriate severance protections play a valuable role in attracting, motivating, and retaining highly talented executives. EQT provides such severance protections for the named executive officers under their Confidentiality, Non-Solicitation and Non-Competition Agreements, which are described in detail under the caption “Potential Payments Upon Termination or Change of Control” below. Importantly, these executive agreements include covenants not to compete with, or solicit employees, customers, potential customers, vendors, or independent contractors from, the Company for a specified period of time and to maintain the confidentiality of the Company’s information.

In connection with their appointments, the Company entered into the standard form of executive officer Confidentiality, Non-Solicitation and Non-Competition Agreements with each of Messrs. Duran and Jordan and Ms. Evancho.

See “Potential Payments Upon Termination or Change of Control” below for more detail regarding the Company’s agreement with each named executive officer, including the value of the benefits provided under such agreements.

Kyle Derham – Interim CFO Arrangements

Following the 2019 Annual Meeting, Mr. Derham began providing services to EQT as a member of EQT’s Evolution Committee and, on August 29, 2019, Mr. Derham was appointed as Interim Chief Financial Officer. On January 13, 2020, following a deliberative, thoughtful process with the assistance of Meridian, the Committee’s independent compensation consultant, EQT entered into the following compensatory arrangement with Mr. Derham:

•	Mr. Derham’s base salary for his service as Interim Chief Financial Officer was set at $750,000 per year, pro-rated for his service during 2019.

•	The Committee approved a grant to Mr. Derham of 333,333 SARS under the 2019 LTIP. Once vested, the SARs entitle Mr. Derham to receive, upon exercise, a number of shares of EQT’s common stock, cash, or a combination of shares and cash, based upon the excess of the fair market value of a share as of the date of exercise over a base price of $10.00. Vesting of the SARs is conditioned upon the following service- and performance-based conditions:

o	The SARs will generally service-vest to the extent Mr. Derham remains in continuous service to EQT as an employee or as a consultant through the 24-month anniversary of the date that EQT appointed a permanent chief financial officer (i.e., 24 months from January 3, 2020).

o	The SARs will performance-vest based on the extent to which the Committee determines that the individual performance milestones established for Mr. Derham have been achieved.

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Kyle Derham – Consulting Services Agreement

Additionally, in order to maintain the benefit of Mr. Derham’s expertise and knowledge following EQT’s appointment of a permanent Chief Financial Officer, EQT entered into a services agreement with Mr. Derham governing his continued provision of services to EQT as a consultant (the “Services Agreement”). The Services Agreement provides that Mr. Derham will serve as a consultant to EQT, performing financial and other advisory services as needed, and will be expected to spend at least 75% of his working time performing his services to EQT as a consultant. Under the Services Agreement, Mr. Derham will be bound by certain restrictive covenants with respect to non-competition, non-solicitation, non-disparagement and confidentiality. The term of the Services Agreement commenced on January 3, 2020 (the “Commencement Date”) and ends on the 24-month anniversary of the Commencement Date, unless terminated earlier by either party upon 30 days’ advance written notice. Pursuant to the Services Agreement, EQT will pay Mr. Derham a consulting fee of $60,000 per month. Mr. Derham also was awarded 906,667 SARs under the 2019 LTIP. Once vested, these SARs entitle Mr. Derham to receive, upon exercise, a number of shares, cash, or a combination of shares and cash, based upon the excess of the fair market value of a share as of the date of exercise over a base price of $10.00. Vesting of the SARs is conditioned upon the following service- and performance-based conditions:

•	The SARs will generally service-vest to the extent Mr. Derham remains continuously engaged by EQT through the end of the consulting term.

•	The SARs will performance-vest if Mr. Derham achieves certain individual and Company-based performance milestones during the period of time beginning January 1, 2020 and concluding on December 31, 2022. The SARs that are subject to the achievement of Company-based performance milestones will vest based on EQT’s achievement of certain performance targets related to adjusted well costs and EQT’s adjusted free cash flow over such performance period.

If Mr. Derham’s engagement as a consultant is terminated by EQT without “cause” (as defined in the 2019 LTIP), by Mr. Derham for “good reason” (as defined in the Services Agreement), or due to Mr. Derham’s death or “disability” (as defined in the 2019 LTIP), these SARs will service-vest as of such date and remain eligible to vest on a performance basis as described above at the conclusion of the performance period

If a “change of control” (as defined in the SAR grant agreement) is consummated during the performance period, the SARs will performance-vest (to the extent unvested at the time of the change of control) based on the projected actual performance through the conclusion of the performance period, as determined by the Committee in its good faith discretion. Such SARs will thereafter remain outstanding and eligible to vest on a service basis (to the extent the SARs are unvested on a service basis as of the change of control).

Upon a termination of Mr. Derham’s engagement as a consultant by EQT other than for “cause” (as defined below) or by Mr. Derham for “good reason” (as defined below), Mr. Derham will be entitled to receive a lump sum payment equal to the remaining unpaid consulting fees he would have been entitled to receive through the 24-month anniversary of the Commencement Date.

For purposes of the Services Agreement, EQT will have “cause” to terminate Mr. Derham’s service upon the occurrence of Mr. Derham’s (i) conviction of a felony, a crime of moral turpitude or fraud or commission of an act of fraud, misappropriation or embezzlement in connection with the performance of his duties; or (ii) willful and repeated failure to substantially perform his assigned duties that continues after notice from EQT.

For purposes of the Services Agreement, Mr. Derham will have “good reason” to terminate his engagement with EQT if he resigns within 120 days after the occurrence of any of the following events: (i) EQT requiring Mr. Derham to perform his services to EQT in a geographic location more than 50 miles from where Mr. Derham is providing services to EQT as of the date the Services Agreement was executed by EQT and Mr. Derham, and/or (ii) any other action or inaction that constitutes a material breach by EQT of the Services Agreement.

Excise Tax Provisions

If any compensation to a named executive officer is accelerated or becomes vested in connection with a change of control of EQT, that executive could, in some cases, be considered to have received “parachute payments” within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). Pursuant to these tax laws, the executive could be subject to a 20% excise tax on parachute payments that exceed a certain amount, in which case the Company would be denied a tax deduction for such excess parachute payments. Agreements with the executive officers contain a “best net” provision, pursuant to which any “parachute payments” will be reduced to the extent necessary to avoid triggering the excise tax, unless the executive would have a more favorable after-tax result by receiving the unreduced payments and paying the excise tax, without a reimbursement or gross-up from the Company. Due to the structure of the

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excise tax, it is not possible to determine in advance which calculation would produce the more tax-efficient result. If the excise tax is triggered, the Company would not enjoy a tax deduction on the amount of the “excess parachute payments” but in no event would the Company be obligated to pay any portion of the executive’s excise tax or be required to provide the executive with any gross-up relating to any such excise tax.

Equity Ownership Guidelines

As of December 31, 2019, our currently serving named executive officers’ holdings relative to their equity ownership guidelines were as set forth below:

NAME (YEAR OF EXECUTIVE OFFICER STATUS)	OWNERSHIP GUIDELINES (MULTIPLE OF BASE SALARY)	ACTUAL MULTIPLE OF BASE SALARY OWNED	VALUE REQUIRED BY OWNERSHIP GUIDELINES ($)	AGGREGATE QUALIFYING VALUE OWNED ($)
Toby Z. Rice (2019)	8x	*	*	*
Richard A. Duran (2019)	3x	2.3x	1,140,000	873,780
Lesley Evancho (2019)	3x	2.9x	936,000	907,536
William E. Jordan (2019)	3x	2.5x	1,350,000	1,125,807

*Mr. Toby Rice beneficially owns 400,000 shares of EQT stock, which amount significantly exceeds the 8x multiple of his current base salary of $1.00.

Qualifying holdings include EQT stock owned directly, EQT shares held in the Company’s 401(k) plan, time-based restricted shares, and performance-based awards for which only a service condition remains (other performance-based awards or options are not counted). The ownership guidelines are mandatory; however, there is no deadline for achieving the ownership thresholds and executives are not required to purchase EQT stock. The net shares or units acquired through incentive compensation plans (through the exercise of options or the vesting of restricted shares or restricted share units) must be retained if an executive has not satisfied the executive’s ownership target. An executive’s failure to meet the equity ownership guidelines may influence an executive’s mix of cash and non-cash compensation.

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Report of the Management Development and Compensation Committee

We have reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) with the management of EQT Corporation. Based on our review and discussions, we recommended to the Board of Directors that the CD&A be included in the EQT Corporation proxy statement for 2020.

This report is not soliciting material, is not deemed to be filed with the SEC and is not to be incorporated by reference in any filing of EQT Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

This report has been furnished by the Management Development and Compensation Committee of the Board of Directors.

Hallie A. Vanderhider, Chair

Lydia I. Beebe

Janet L. Carrig

Kathryn J. Jackson, Ph.D.

John F. McCartney

Compensation Policies and Practices and Risk Management

Members of the Company’s senior management, with the assistance of the Compensation Committee’s independent compensation consultant, conducted a risk assessment of the design of the Company’s compensation programs for all employees. The results of such assessment was presented to the legacy Committee. Based on the assessment, the Company and the Compensation Committee believe that the Company’s compensation programs are balanced and do not create risks reasonably likely to have a material adverse impact on the Company. Important factors taken into account include, but are not limited to, the following:

•	the Company does not use highly leveraged short-term incentives that drive high-risk investments at the expense of long-term Company value;

•	the Company’s annual incentive compensation is based on balanced performance measures that promote disciplined progress towards longer-term goals;

•	the performance periods and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period at the expense of performance in other periods;

•	the Company’s compensation programs reward consistent, long-term performance by heavily weighting compensation to long-term incentives that reward sustainable stock, financial, and operating performance;

•	variations of the Company’s compensation programs have been in place for many years, and the Company has seen no evidence that they encourage excessive risk-taking;

•	the Compensation Committee has authority to exercise downward discretion to reduce or eliminate payouts under all of the Company’s compensation programs;

•	the Company’s equity ownership guidelines require executives to hold a meaningful equity interest, linking their interests to the interests of shareholders; and

•	hedging and pledging of EQT securities by EQT executive officers and directors is prohibited under the Company’s policies.

The Compensation Committee will continue to monitor the Company’s compensation policies and practices to determine whether its risk management objectives are being met.

Prohibition on Hedging of EQT Securities

On December 18, 2018, the SEC adopted rules requiring companies to describe their practices or policies about the ability of employees and directors to engage in hedging activities involving company stock. Under the Company’s Corporate Stock Trading Policy, no officer, director or employee may, directly or indirectly, engage in any short sale or hedging transaction involving, or purchase or sell options in, EQT securities.

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Compensation Tables

The following tables contain information concerning the compensation of the Company’s principal executive officers (including Mr. McNally, who served as principal executive officer until July 10, 2019, and Mr. Toby Rice, who served as principal executive officer for the balance of the year and currently serves as the Company’s President and Chief Executive Officer), its principal financial officer (including Ms. Smith, who served as principal financial officer until August 29, 2019, and Mr. Derham, who served as the Company’s interim principal financial officer for the balance of the year through January 3, 2020), and each of (i) the other three most highly compensated executive officers who were serving as executive officers, at the end of 2019 and (ii) two former executive officers who would have been deemed “named executive officers” under applicable SEC rules, but were no longer serving as executive officers at the end of 2019. We have excluded compensation for prior years to the extent permitted by applicable SEC rules. References to named executive officers in this “Compensation Tables” section are to the nine individuals included in the tables below:

Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS(2) ($)	STOCK AWARDS(3)(4) ($)	OPTION AWARDS(3)(5) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(6) ($)	ALL OTHER COMPENSATION(7) ($)	TOTAL ($)
Toby Z. Rice	2019	1	-	-	-	-	-	1
President and Chief Executive Officer
Richard A. Duran	2019	153,461	50,000	1,000,099	-	107,502	47,669	1,358,731
Chief Information Officer
Lesley Evancho	2019	126,000	80,000	1,014,096	-	107,250	9,720	1,337,066
Chief Human Resources Officer
William E. Jordan	2019	195,557	-	-	-	180,000	45,523	421,080
Executive Vice President and General Counsel
Robert J. McNally	2019	513,389	-	6,589,296	1,478,925	527,474	4,066,172	13,175,256
Former President and Chief	2018	525,048	250,000	3,004,011	618,678	715,500	187,966	5,301,203
Executive Officer	2017	466,238	-	2,072,314	511,108	725,000	223,157	3,997,817
J. Kyle Derham(1)	2019	369,231	-	-	-	-	15,273	384,504
Former Interim Chief Financial Officer
Jimmi Sue Smith	2019	327,691	-	2,059,101	462,525	235,115	1,840,486	4,924,918
Former Senior Vice President and Chief Financial Officer	2018	268,098	33,333	490,399	104,652	168,000	36,874	1,101,356
Gary E. Gould	2019	166,851	500,000	6,326,374	624,267	259,027	2,740,167	10,616,686
Former Executive Vice President and Chief Operating Officer
Erin R. Centofanti	2019	179,538	-	2,059,101	462,525	-	1,750,659	4,451,823
Former Executive Vice President, Production	2018	330,944	-	560,779	-	207,900	23,065	1,122,688

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(1)	Mr. Derham was appointed as Interim Chief Financial Officer on August 29, 2019.

(2)	The amounts disclosed for Messrs. Duran and Gould and Ms. Evancho represent the amounts received as signing bonuses in connection with their acceptance of employment with EQT.

(3)	The amounts reported in these columns reflect the accounting cost for these awards, and do not correspond to the actual economic value that may be received by the named executives.

(4)	The amounts for 2019 in this column reflect the aggregate grant date fair values determined in accordance with FASB ASC Topic 718 using the assumptions described in Note 13 to EQT’s Consolidated Financial Statements, which is included in our 2019 Annual Report. Pursuant to SEC rules, the amounts shown in the Summary Compensation Table for awards subject to performance conditions are based on the probable outcome as of the date of grant and exclude the impact of estimated forfeitures. Assuming, instead, that the highest level of performance conditions would be achieved, the grant date fair values of the awards granted in 2019 would have been: $16,567,545 for Mr. McNally; $5,177,267 for Ms. Smith; $9,928,698 for Mr. Gould; and $5,177,267 for Ms. Centofanti.

(5)	The amounts for 2019 in this column reflect the grant date fair values of option awards granted on January 1, 2019 calculated using a Black-Scholes option pricing model using the assumptions described in Note 13 to the Company’s Consolidated Financial Statements, which is included in our 2019 Annual Report.

(6)	The amounts for 2019 in this column reflect: (i) for Messrs. McNally and Gould and Ms. Smith, the dollar value of annual incentive compensation earned under the 2019 Executive STIP (these amounts were paid in cash during the fiscal year ended December 31, 2019) and (ii) for Messrs. Duran and Jordan and Ms. Evancho, the dollar value of annual incentive compensation earned under the 2019 Supplemental STIP (these amounts were paid in cash in the first quarter of 2020).

(7)	This column includes the dollar value of premiums paid by the Company for group life, accidental death and dismemberment insurance, the Company’s contributions to the 401(k) plan and the 2006 Payroll Deduction and Contribution Program, perquisites, and, for Messrs. McNally and Gould and Mses. Smith and Centofanti, payments required under their respective release agreements in connection with their termination of employment. See the section “Potential Payments Upon Termination or Change of Control” for further information regarding the payments made to Messrs. McNally and Gould and Mses. Smith and Centofanti pursuant to their release agreements. For 2019, these amounts were as follows:

NAME	INSURANCE ($)	401(K) CONTRIBUTIONS ($)	2006 PAYROLL DEDUCTION AND CONTRIBUTION PROGRAM ($)	PERQUISITES (SEE BELOW) ($)	OTHER ($)	TOTAL ($)
R. A. Duran	-	15,346	-	32,323	-	47,669
L. Evancho	-	9,720	-	-	-	9,720
W. E. Jordan	-	17,602	-	27,921	-	45,523
R. J. McNally	1,197	25,088	78,705	45,588	3,915,593	4,066,171
J. K. Derham				15,273		15,273
J. S. Smith	705	20,688	-	23,446	1,795,647	1,840,486
G. E. Gould	836	12,121	-	181,613	2,545,597	2,740,167
E.R. Centofanti	444	17,703	-	17,800	1,714,713	1,750,660

Amounts in the Perquisites columns represent the following:

•	for Messrs. McNally and Gould and Mses. Smith and Centofanti, an amount intended to cover the annual cost of acquiring, maintaining and insuring a car;

•	for Mr. Gould, the entire cost of country and dining club dues in the amount of $39,775, although EQT believes that only a portion of the cost represents a perquisite;

•	for Messrs. McNally and Gould and Ms. Smith, the actual cost to EQT of providing financial planning and tax preparation services, which amount was $25,495 for Mr. McNally;

•	for Mses. Smith and Centofanti, a reduced monthly lease rate for parking;

•	for Mr. Duran and Mr. Gould, relocation expenses of $32,323 and $122,153, respectively, in connection with their acceptance of employment with EQT;

•	for Messrs. Derham and Jordan, reimbursement of travel expenses in the amounts set forth in the above table; and

•	for Messrs. McNally and Gould and Mses. Smith and Centofanti, the actual cost to EQT for providing the executive physical and healthcare services to the executive and his or her spouse, and, for Mr. McNally, the actual cost to EQT in connection with travel assistance services procured by EQT for the benefit of Mr. McNally and his family.

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2019 Grants of Plan-Based Awards Table

				ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS		ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS		ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING	EXERCISE OR BASE PRICE OF OPTION	GRANT DATE FAIR VALUE OF STOCK AND OPTION
NAME	TYPE OF AWARD(1)	GRANT DATE	APPROVAL DATE	TARGET ($)(2)	MAXIMUM ($)	TARGET (#)(3)	MAXIMUM (#)(3)	UNITS (#)(4)	OPTIONS (#)(5)	AWARDS ($/SH)	AWARDS ($)
R. A. Duran	SSTIP	-	-	89,585	-	-	-	-	-	-	-
	RS	8/8/19	7/15/19	-	-	-	-	79,310	-	-	1,000,099
L. Evancho	SSTIP	-	-	89,375	-	-	-	-	-	-	-
	RS	8/8/19	7/15/19	-	-	-	-	80,420	-	-	1,014,096
W. E. Jordan	SSTIP	-	-	150,000	-	-	-	-	-	-	-
R. J. McNally	ESTIP	-	-	1,008,000	5,000,000	-	-	-	-	-	-
	PSU	1/1/19	12/4/18	-	-	169,410	508,230	-	-	-	4,989,125
	SO	1/1/19	12/4/18	-	-	-	-	-	281,700	$18.89	1,478,925
	RS	1/1/19	12/4/18	-	-	-	-	84,710	-	-	1,600,172
J. S. Smith	ESTIP	-	-	449,304	5,000,000	-	-	-	-	-	-
	PSU	1/1/19	12/4/18	-	-	52,940	158,820	-	-	-	1,559,083
	SO	1/1/19	12/4/18	-	-	-	-	-	88,100	$18.89	462,525
	RS	1/1/19	12/4/18	-	-	-	-	26,470	-	-	500,018
G. E. Gould	ESTIP	-	-	495,000	5,000,000	-	-	-	-	-	-
	PSU	4/22/19	2/12/19	-	-	61,160	183,480	-	-	-	1,801,162
	SO	4/22/19	2/12/19	-	-	-	-	-	110,100	$20.44	624,267
	RS	4/22/19	2/12/19	-	-	-	-	30,580	-	-	625,055
	RS	4/22/19	2/12/19	-	-	-	-	190,810	-	-	3,900,156
E.R. Centofanti	ESTIP	-	-	444,520	5,000,000	-	-	-	-	-	-
	PSU	1/1/19	12/4/18	-	-	52,940	158,820	-	-	-	1,559,083
	SO	1/1/19	12/4/18	-	-	-	-	-	88,100	$18.89	462,525
	RS	1/1/19	12/4/18	-	-	-	-	26,470	-	-	500,018

(1)	Type of Award:

SSTIP	=	Supplemental STIP for the 2019 Plan Year
ESTIP	=	Executive STIP for the 2019 Plan Year
PSU	=	2019 Incentive PSU Program Awards
SO	=	2019 Stock Options
RS	=	2019 Restricted Share and Unit Awards

(2)	These columns reflect the annual incentive award target and maximum amounts payable under (i) the 2019 SSTIP (with respect to Messrs. Duran and Jordan and Ms. Evancho) and (ii) the Executive STIP (with respect to Messrs. McNally and Gould and Mses. Smith and Centofanti) for the 2019 plan year. Typically, the awards with respect to the Executive STIP would have been paid to the named executive officers in cash in the first quarter of the following year; however, with respect to Messrs. McNally and Gould and Ms. Smith, these amounts were paid in 2019 due to the automatic early termination of the performance year under the plan based on the “change of control” that occurred as a result of the changes to the Company’s Board at the 2019 Annual Meeting. Awards with respect to the 2019 SSTIP were paid in cash in the first quarter of 2020. The target amounts reflected in the table for the represent the target 2019 annual incentive awards under the 2019 SSTIP or Executive STIP, as applicable, as approved by the Committee during 2019. See the section entitled “Annual Incentives” in the CD&A for further discussion of the 2019 SSTIP and the Executive STIP for the 2019 plan year.

(3)	These columns reflect the target and maximum number of units payable under the 2019 Incentive PSU Program granted to certain executive officers on January 1, 2019. Under the 2019 Incentive PSU Program, the performance measures are TSR over the period January 1, 2019 through December 31, 2021, as ranked among the comparably measured TSR of the applicable peer group, as well as operating efficiency and development efficiency over the same period. The payout amounts for the 2019 Incentive PSU Program could range from 0% of units granted, to 100% of units granted (target), to 300% of units granted (maximum), depending upon the satisfaction of the performance measures over the performance period. For years when the maximum is achieved under value-driver type programs, the Committee typically exercises its discretion downward in determining the actual payment. Grant date values are determined in accordance with ASC Topic 718. For Messrs. McNally and Gould and Mses. Smith and Centofanti, actual amounts to be received will be based on the Company’s performance through the end of the performance period as if their employment had not been terminated. See “Long-Term Incentives – 2019 Incentive PSU Program” in the CD&A for further discussion of these awards.

(4)	This column reflects the number of time-based restricted stock and/or share units granted to the named executive officers. Grant date values are determined in accordance with ASC Topic 718. See “Long-Term Incentives – 2019 Stock Options and Restricted Shares” in the CD&A for further discussion of these awards.

(5)	This column reflects the number of time-based stock options granted to certain named executive officers. Grant date values are determined in accordance with ASC Topic 718. See “Long-Term Incentives – 2019 Stock Options and Restricted Shares” in the CD&A for further discussion of these awards.

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Outstanding Equity Awards at Fiscal Year-End

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE(1) (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(2) (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(3) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(4) ($)
R. A. Duran	-	-	-	79,832	870,172	-	-
L. Evancho	-	-	-	80,950	882,350	-	-
R. J. McNally	39,489	$32.60	3/21/2026	-	-	46,597	507,904
	25,633	$33.67	1/1/2027	-	-	5,083	55,410
	2,870	$30.83	3/1/2027	-	-	73,127	797,086
	39,785	$29.30	1/1/2028	-	-	513,168	5,593,526
	281,700	$18.89	1/1/2029	-	-
J. S. Smith	6,729	$29.30	1/1/2028	-	-	4,386	47,803
	88,100	$18.89	1/1/2029	-	-	12,340	134,504
	-	-	-	-	-	160,363	1,747,956
G. E. Gould	110,100	$20.44	4/22/2029	-	-	184,956	2,016,024
E.R. Centofanti	88,100	$18.89	1/1/2029	-	-	5,299	57,762
	-	-	-	-	-	6,899	75,203
	-	-	-	-	-	160,363	1,747,956

(1)	In accordance with each of his/her release agreement, the outstanding options vested: on April 22, 2019 for Ms. Centofanti; on July 10, 2019 for Mr. McNally; on August 7, 2019 for Mr. Gould; and on August 29, 2019 for Ms. Smith.

(2)	This column reflects the 2019 restricted share awards granted on August 8, 2019 to Mr. Duran and Ms. Evancho.

(3)	This column reflects 2019, 2018 and 2017 performance units awarded to Mr. McNally and Mses. Smith and Centofanti, and 2019 performance units awarded to Mr. Gould. Pursuant to the terms of the applicable release agreements, such awards remain outstanding, the payout of which will be based on actual performance through the end of the applicable performance period.

(4)	This column reflects the payout values at December 31, 2019 of unearned 2019, 2018 and 2017 performance units. The payout values were determined by multiplying the number of units as shown in the column to the left by $10.90, the closing price of the Company’s common stock on December 31, 2019. The actual payout values under the programs depends upon, among other things, the Company’s actual performance through the end of the applicable performance periods and the Company’s future stock price.

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Option Exercises and Stock Vested

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
R. J. McNally	181,939	3,066,516
J. S. Smith	39,504	494,155
G. E. Gould	222,428	2,758,727
E.R. Centofanti	45,889	913,847

(1)	Stock awards value realized is determined by multiplying (i) the closing market price of EQT’s common stock on the vesting date by (ii) the number of shares of common stock that vested on that date.

Pension Benefits and Non-Qualified Deferred Compensation

The Company does not maintain a defined benefit pension plan or a deferred compensation plan for employees, and there are no deferred compensation balances.

Potential Payments upon Termination or Change of Control

The Company maintains certain plans and has entered into certain agreements that require the Company to provide compensation to the named executive officers in the event of a termination of employment, including a termination of employment following a change of control of the Company. These plans and agreements are summarized below, and such summaries are qualified in their entirety by reference to the full text of such plans and agreements. The 2019 LTIP, 2014 LTIP, the 2019 Incentive PSU Programs, the 2019 Restricted Share and Unit Awards, the Executive STIP, the 2019 SSTIP, the forms of stock option agreements, and the other written agreements described below have been filed with the SEC as exhibits to, or incorporated by reference in, our 2019 Annual Report.

Payments Pursuant to Written Agreements with the Named Executive Officers

Confidentiality, Non-Solicitation and Non-Competition Agreements

In connection with their appointments, the Company entered into the standard executive officer Confidentiality, Non-Solicitation and Non-Competition Agreements with each of Messrs. Duran and Jordan and Ms. Evancho. Prior to their departure from the Company, each of Messrs McNally and Gould and Mses. Smith and Centofanti also were party to these standard agreements. In each agreement, the named executive officer agrees, among other things, to the following restrictive covenants:

•	restrictions on competition (24 months for the named executive officers);

•	restrictions on customer solicitation (24 months for the named executive officers); and

•	restrictions on employee, consultant, vendor or independent contractor recruitment (36 months for the named executive officers).

The agreements provide for severance payments and benefits to the named executive officers in the event of a termination of employment by the Company without “cause” or by the named executive officer for “good reason” (each as defined below), regardless of whether that termination occurs before or after a change of control. In such an event, the named executive officer will be entitled to receive the following severance benefits:

•	Severance payment. A lump sum cash severance payment equal to the sum of the following amounts:

■	24 months of base salary (12 months in the case of Mr. Jordan, to the extent such termination does not occur in connection with, or at any time following, the occurrence of a change of control (as defined in the Company’s 2019 LTIP));

■	two times the average annual incentive earned for the three full years prior to the named executive officer’s termination, with appropriate accommodations for executives with shorter tenure (one time in the case of Mr. Jordan, to the extent such termination does not occur in connection with, or at any time following, the occurrence of a change of control (as defined in the Company’s 2019 LTIP)); and

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■	$25,000 in the case of Messrs. Duran and Jordan and Ms. Evancho ($200,000 in the case of Messrs. McNally and Gould and Mses. Smith and Centofanti).

•	Benefits payment. A lump sum cash payment equal to the monthly COBRA rate for family coverage, multiplied by 12.

•	Vesting of time-based equity awards. Stock options, restricted stock, restricted share units, and other stock awards with time-based vesting restrictions will become immediately vested and exercisable in full and any restrictions on such awards shall lapse.

•	Vesting of performance-based equity awards. Generally, performance-based equity awards will remain outstanding and will be earned, if at all, based on actual performance through the end of the performance period as if the named executive officer’s employment had not been terminated.

“Cause” is defined as the named executive officer’s (i) conviction of a felony, a crime of moral turpitude or fraud or the executive having committed fraud, misappropriation or embezzlement in connection with the performance of his or her duties; (ii) willful and repeated failures to substantially perform assigned duties; or (iii) violation of any provision of a written employment-related agreement or express significant policies of the Company.

“Good reason” is defined as the named executive officer’s resignation within 90 days after: (i) a reduction in the named executive officer’s base salary of 10% or more (unless the reduction is applicable to all similarly situated employees); (ii) a reduction in the named executive officer’s annual short-term bonus target of 10% or more (unless the reduction is applicable to all similarly situated employees); (iii) a significant diminution in the named executive officer’s job responsibilities, duties or authority; (iv) a change in the geographic location of the named executive officer’s primary reporting location of more than 50 miles; and/or (v) any other action or inaction that constitutes a material breach by the Company of the agreement.

In order to receive severance benefits under a non-competition agreement, the named executive officer must execute and deliver to the Company a general release of claims.

The agreements do not provide for any tax gross-ups. In the event the named executive officer would be subject to the 20% excise tax under Section 4999 of the Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the payments and benefits to the named executive officer would be reduced to the maximum amount that does not trigger the excise tax unless the named executive officer would retain greater value (on an after-tax basis) by receiving all payments and benefits and paying all excise and income taxes.

Executive Alternative Work Arrangement for Former Named Executive Officers

Messrs. McNally and Gould and Ms. Smith were parties to EAWA agreements with the Company, pursuant to which the participating named executive officer would provide no less than 100 hours of service to the Company for one year following the relinquishment of full-time status.

Under the EAWA, each participating named executive officer also agreed to be available for up to 300 additional hours of service per year upon request of the Company, provided that no named executive officer would work more than 400 hours per year. Once commenced, the EAWA would automatically renew for four successive annual terms unless terminated by either party.

Notwithstanding an election to participate in the EAWA, participation also was contingent on (i) the executive being an executive officer in good standing with the Company at the time of the move to part-time status; (ii) the executive’s employment being terminated by the Company without cause, or the executive providing the Company with at least 90 days’ advance written notice of his or her intention to discontinue employment; and (iii) the executive not terminating his or her employment for good reason. Additionally, an executive could elect out of the EAWA within the 30-day period following an eligible termination (in which case the non-competition restriction period under that executive’s non-competition agreement would be extended for a period of three additional months beyond the period specified therein).

The EAWA provided for payment, at an established hourly rate, to each participating named executive officer in consideration for such named executive officer’s services to the Company. The EAWA also provided each participating named executive officer with the following benefits which, unless otherwise noted, would extend for the term of the EAWA or, if the EAWA was terminated by the Company without cause, for five years:

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•	the right to purchase health benefits at 100% of the Company’s premium (or premium equivalent) rates during the term of the arrangement and, under certain circumstances, until age 70;

•	continuance of service credit for purposes of the named executive officer’s medical savings account during the term of the arrangement only;

•	reimbursement for monthly dues for one country club and one dining club membership;

•	executive level physicals and related health and wellness services for the executive and his or her spouse (up to a maximum annual benefit of $15,000);

•	smartphone service and reasonable access to the Company’s service desk; and

•	tax, estate and financial planning services not to exceed $15,000 per calendar year.

Under the terms of the arrangement, the covenants as to non-competition and non-solicitation contained in each participating named executive officer’s Confidentiality, Non-Solicitation and Non-Competition Agreement would remain in effect throughout the term of the EAWA and for a period thereafter of not less than the time frames established in the Confidentiality, Non-Solicitation and Non-Competition Agreements. “Cause” and “good reason” under the EAWA agreements have the same meanings as under the Confidentiality, Non-Solicitation and Non-Competition Agreements.

On October 1, 2019, the Company entered into letter agreements with certain former executive officers, each of whom was a party to an existing EAWA with the Company, including Messrs. McNally and Gould and Ms. Smith. The letter agreements terminated the services provided by the former executives under the EAWA and relieved the Company of any future obligations under the EAWA, effective as of October 1, 2019. Pursuant to the letter agreements, each former executive agreed to terminate any remaining rights the former executive had to expense reimbursements and other benefits pursuant to the EAWA, in exchange for a lump sum cash payment, the amount of which represents a discount to the present value of contractual future expense reimbursements to which the former executive would otherwise have been entitled under the terms of the EAWA. The amounts paid to Messrs. McNally and Gould and to Ms. Smith, respectively, under their EAWAs are included in the “All Other Compensation” column of the Summary Compensation Table above.

None of the continuing named executive officers who were employed by the Company on December 31, 2019 is a party to (or has any right to enter into in the future) an EAWA arrangement. This benefit was eliminated in late 2019.

Payments Pursuant to Company Plans

Background

Per the terms of their Confidentiality, Non-Solicitation and Non-Competition Agreements: (i) outstanding stock options and restricted stock awards held by Messrs. McNally and Gould and Mses. Smith and Centofanti became fully vested and exercisable upon their separation from the Company and (ii) outstanding incentive PSUs held by Messrs. McNally and Gould and Mses. Smith and Centofanti remain outstanding and will be earned, if at all, based on actual performance through the end of the performance period.

Mr. Duran and Ms. Evancho hold restricted stock granted under the 2019 LTIP, and did not hold any outstanding PSUs or stock options as of December 31, 2019.

2019 LTIP

Awards granted under the 2019 LTIP provide that a participant would be entitled to the benefits described below in the termination scenarios described below. Currently serving named executive officers held only restricted stock under the 2019 LTIP as of December 31, 2019.

Termination for “Good Reason” or Without “Cause”

Upon termination for “good reason” or without “cause,” all awards under the 2019 LTIP will vest as required by the Confidentiality, Non-Solicitation and Non-Competition Agreements described above. “Good reason” and “cause” have the meanings set forth in such agreements.

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Voluntary Termination for Any Reason Other Than Good Reason

Generally, upon a voluntary termination of employment for any reason other than good reason, all unvested options, restricted shares and units and performance awards are forfeited. Unexercised vested options held on the date of termination would be exercisable for the remaining original term of the options.

If, following a voluntary termination (other than for “good reason”), the participant remains on the company’s board, then the participant’s awarded equity will continue to vest for so long as the participant remains on such board.

Termination for “Cause”

Upon termination of employment for “cause,” all unvested options, restricted shares and units and performance awards, and all unexercised vested options, are forfeited.

Termination Resulting from Death or Disability

If a participant’s employment is terminated as a result of disability, all unvested restricted shares and restricted units would vest as follows:

2019 RESTRICTED SHARES AND RESTRICTED UNITS

TERMINATION DATE	PERCENT VESTED
Prior to first anniversary of grant date	0%
On or after first anniversary of grant date and prior to the second anniversary of grant date	25%
On or after the second anniversary of grant date and prior to the third anniversary of grant date	50%

Upon a participant’s death, 100% of the participant’s unvested 2019 restricted shares and restricted share units would vest.

A participant who becomes disabled before payment may receive payment for a percentage of the participant’s awarded performance share units, contingent upon achievement of the performance conditions, as follows:

2019 INCENTIVE PSU PROGRAM
TERMINATION DATE	AWARDED SHARE UNITS
Prior to January 1, 2020	0%
January 1, 2020 – December 31, 2020	25%
January 1, 2021 – December 31, 2021	50%
After December 31, 2021	100%

A participant who dies before payment may receive payment for a percentage of the participant’s 2018 awarded performance share units in accordance with the tables above, and for 100% of the participant’s 2019 awarded performance share units, in each case contingent upon achievement of the performance conditions.

Change of Control Under the 2019 LTIP

In 2014, the Company adopted and the Company’s shareholders approved the 2014 LTIP, and, in 2019, the Company adopted and the Company’s shareholders approved the 2019 LTIP. While the 2019 LTIP replaced the 2014 LTIP, the awards outstanding under the 2014 LTIP remain subject to the terms and conditions of the 2014 LTIP. Both the 2014 LTIP and the 2019 LTIP provide, as a default, “double trigger” vesting of awards, provided that such awards are assumed by an acquirer in a change of control transaction or equitably converted in the transaction. In other words, vesting of awards granted under the 2014 LTIP or the 2019 LTIP generally accelerates only if the participant’s employment is involuntarily terminated or the participant resigns for good reason within two years after a qualifying change of control. The Company believes “double trigger” vesting of equity awards enhances shareholder value by encouraging executive retention during and following a change of control transaction, enhancing post-change of control integration with an acquirer, and aligning executive incentives with the interests of the Company’s shareholders.

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In the event of a change of control of the Company, the treatment of awards outstanding under the 2014 LTIP or the 2019 LTIP depends on whether the awards are assumed by an acquirer in a change of control or equitably converted in the transaction. If the awards are assumed by the acquirer or equitably converted in the transaction and the participant’s employment is involuntarily terminated or the participant resigns for good reason within two years after the qualifying change of control, then, upon such termination or resignation:

•	all of the participant’s unvested options automatically accelerate and become fully exercisable;

•	all of the participant’s time-based vesting restrictions on restricted shares and units lapse; and

•	the performance criteria and other conditions to payment of the participant’s outstanding performance awards automatically shall be deemed to have been achieved at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of termination, and such awards shall be paid on that basis.

However, if the awards are not assumed by the acquirer or equitably converted in the transaction:

•	all unvested options automatically accelerate and become fully exercisable;

•	all of the participant’s time-based vesting restrictions on restricted shares and units lapse; and

•	the performance criteria and other conditions to payment under the outstanding performance awards shall be deemed to have been achieved at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the change of control and such awards shall be paid on that basis.

The 2014 LTIP and the 2019 LTIP each define “change of control” to mean, generally, any of the following events:

•	the sale of all or substantially all of the Company’s assets, unless the Company’s shareholders prior to the sale own at least 80% of the acquirer’s stock after the sale;

•	the acquisition by a person or group of beneficial ownership of 20% or more of the Company’s outstanding common stock, subject to enumerated exceptions;

•	the termination of the Company’s business and the liquidation of the Company;

•	the consummation of a merger, consolidation, reorganization, share exchange or similar transaction of the Company, unless the Company’s shareholders immediately prior to the transaction continue to hold more than 60% of the voting securities of the resulting entity, no person beneficially owns 20% or more of the resulting entity’s voting securities and individuals serving on the Company’s Board immediately prior to the transaction constitute at least a majority of the resulting entity’s board; and

•	a change in the composition of the Board, so that existing Board members and their approved successors do not constitute a majority of the Board.

General

Under 2019 LTIP, a participant has no rights in respect of outstanding PSU, RSU, or restricted stock awards prior to payment.

Executive STIP

The Executive STIP contains guidelines to determine awards when a participant’s status changes during the year. The guidelines provide for no payment in the case of a participant who is terminated for “cause,” which has a meaning substantially the same as under the Confidentiality, Non-Solicitation and Non-Competition Agreements. A participant may be considered for a pro-rata payment in the event of termination due to reorganization (and not the fault of the participant), resignation, death or disability, in all such cases contingent upon achievement of the performance criteria and the participant otherwise qualifying for incentive payment, and subject to the Committee’s discretion to pay a lesser amount.

Under the terms of the Executive STIP, in the event of a change of control (as defined in the 2014 LTIP and the 2019 LTIP), the plan year under the Executive STIP will automatically end, the performance goals shall be deemed to have been achieved

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for the pro-rata portion of the calendar year that elapsed through the date of the change of control at target levels or, if actual performance is greater, at actual levels, and incentive awards will be paid to the participants, subject to terms of the plan and the Committee’s discretion to pay a lesser amount.

As a result of the changes to the Company’s Board at the 2019 Annual Meeting, the Company experienced a “change of control,” as defined under the Executive STIP plan document. Pursuant to the terms of the Executive STIP, the performance year automatically ended effective July 10, 2019, resulting in each participant receiving a pro-rated payment based on “target” levels of performance under the plan in respect of the portion of 2019 during which the plan was in effect. This resulted in each executive officer who was employed as of July 10, 2019 receiving a pro-rated portion of his or her 2019 annual incentive target amount (i.e., pro-rated based on the period from January 1, 2019 through and including July 10, 2019), the amount of which is disclosed in the Summary Compensation Table above.

401(k) Plan

Under the Company’s 401(k) plan, unvested Company contributions vest automatically upon a change of control, the involuntary termination of the participant without cause or the termination of the participant’s employment due to the participant’s death or disability. If the participant’s employment is terminated for any other reason, the unvested Company contributions are forfeited.

Other Plans

The Company maintains a severance pay plan for eligible employees whose employment is terminated by the Company for reasons other than misconduct or performance. The cash benefit available under the plan depends upon, among other things, the reason for the separation, the term of employment of the individual and whether the individual delivers a release of claims. The maximum benefit available under the severance pay plan consists of:

•	a lump-sum cash severance payment equal to the individual’s biweekly salary (annual salary divided by 26) multiplied by the lesser of 13 or his or her actual years of service;

•	health benefits continuation for a maximum period of six months (or, if the individual has waived medical coverage, a $600 waiver payment in lieu thereof); and

•	for individuals with 10 or more years of Company service hired before January 1, 2015 and who have not waived medical coverage for the applicable calendar year, an additional cash payment of up to $14,000.

The Company provides a life insurance benefit equal to one times base salary for all employees. Previously, each named executive officer received an additional one times base salary life insurance benefit. This additional life insurance benefit for executive officers was eliminated in late 2019.

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Payments Triggered Upon Hypothetical Termination of Employment or Change of Control on December 31, 2019

The tables below reflect the amount of compensation payable to each named executive officer upon a hypothetical termination of employment or change of control on December 31, 2019. With respect to each of Mr. McNally, Ms. Smith, Mr. Gould, and Ms. Centofanti, the narrative set forth below reflects the amount of compensation actually received by him or her in connection with his or her separation during 2019.

For purposes of the analysis, the Company has assumed that:

(i)	any amount payable in the discretion of the Committee will be paid, the amount paid will conform to any guidelines included in an applicable plan, and the amounts constituting benefits and perquisites will be paid at market rates. These assumptions are not intended to be suggestive of the decisions that the Committee will make in any actual circumstance;

(ii)	each named executive officer will take all action necessary or appropriate for such named executive officer to receive the maximum available benefit, such as the execution of a release of claims or compliance with the covenants described above;

(iii)	no named executive officer will remain on the Company’s Board following termination of employment;

(iv)	in the event of a change of control, the acquirer does not assume or equitably convert the outstanding long-term incentive awards issued under the 2019 LTIP and, therefore, such awards accelerate and pay out upon the change of control. Under the terms of the 2019 LTIP, however, an acquirer could elect to allow such awards to remain outstanding or to convert such awards to other awards on an equitable basis. If such amounts are, in fact, paid upon the occurrence of a change of control, the named executive officer would not be entitled to a duplicate payment upon a subsequent termination of employment for any reason.

The closing price of the Company’s common stock on December 31, 2019 ($10.90 per share) is used where payment amounts or values are dependent upon the Company’s stock price.

The actual amounts to be paid to each named executive officer upon a termination of employment or a change of control may be determined only at the time of the termination of employment or change of control.

For the purposes of the tables below, “good reason” is defined in the named executive officer’s Confidentiality, Non-Solicitation and Non-Competition Agreement. In all cases, “termination by executive without good reason” includes retirement.

The discussion above and the tables below do not address:

•	vested Company contributions and retirement matches to the 401(k) plan;

•	distributions of amounts invested in the Company’s employee stock purchase plan;

•	life insurance in an amount equal to one times base salary;

•	potential impacts from any accelerations or other payments considered to be “parachute payments” under Code Sections 280G and 4999 (see “Excise Tax Provisions” above, under “Agreements with the Named Executive Officers”);

•	payments under the Company’s severance pay plan available to all eligible employees of the Company;

•	payments under the Company’s long-term disability insurance policy; or

•	similar payments;

as these plans and arrangements do not discriminate in favor of the Company’s named executive officers and are available generally to all salaried employees.

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T. Z. Rice and J. K. Derham

Potential Payments upon a Termination of Employment or Following a Change of Control

Upon a termination of employment on December 31, 2019, neither Mr. Rice nor Mr. Derham would have been entitled to any compensation. Additionally, under outstanding long-term incentive programs, neither Mr. Rice nor Mr. Derham would have been entitled to any cash or stock payments. Under those same programs, neither Mr. Rice nor Mr. Derham would have been entitled to any payments upon the occurrence of a change of control on December 31, 2019.

R. A. Duran

Potential Payments upon a Termination of Employment or Following a Change of Control

Upon a termination of employment on December 31, 2019, Mr. Duran would have been entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Payments under Agreement	$1,234,564	0	$1,234,564	0	0	0
Short-Term Incentive	$89,585	0	$89,585	$89,585	$89,585	$89,585
Life Insurance	0	0	0	0	0	0
Total (excluding long-term incentive)	$1,324,149	0	$1,324,149	$89,585	$89,585	$89,585

In addition, under outstanding long-term incentive programs, Mr. Duran would have been entitled to cash and stock payments with an aggregate value of $870,172 upon a termination of employment by the Company without cause or upon termination by him for good reason, and $870,172 upon his death, assuming actual performance through the end of the applicable performance period is consistent with performance through December 31, 2019. Under those same programs, Mr. Duran would have been entitled to $1,324,149 upon the occurrence of a change of control on December 31, 2019.

L. Evancho

Potential Payments upon a Termination of Employment or Following a Change of Control

Upon a termination of employment on December 31, 2019, Ms. Evancho would have been entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Payments under Agreement	$1,097,564	0	$1,097,564	0	0	0
Short-Term Incentive	$89,375	0	$89,375	$89,375	$89,375	$89,375
Life Insurance	0	0	0	0	0	0
Total (excluding long-term incentive)	$1,186,939	0	$1,186,939	$89,375	$89,585	$89,375

In addition, under outstanding long-term incentive programs, Ms. Evancho would have been entitled to cash and stock payments with an aggregate value of $882,350 upon a termination of employment by the Company without cause or upon termination by her for good reason, $882,350 upon her death, assuming actual performance through the end of the applicable

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performance period is consistent with performance through December 31, 2019. Under those same programs, Ms. Evancho would have been entitled to $1,186,939 upon the occurrence of a change of control on December 31, 2019.

W. E. Jordan

Potential Payments upon a Termination of Employment or Following a Change of Control

Upon a termination of employment on December 31, 2019, Mr. Jordan would have been entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Payments under Agreement	$854,564	0	$854,564	0	0	0
Short-Term Incentive	$150,000	0	$150,000	$150,000	$150,000	$150,000
Life Insurance	0	0	0	0	0	0
Total (excluding long-term incentive)	$1,004,564	0	$1,004,564	$150,000	$150,000	$150,000

In addition, under outstanding long-term incentive programs, Mr. Jordan would not have been entitled to any cash or stock payments. Pursuant to the terms of his Confidentiality, Non-Solicitation and Non-Competition Agreement, Mr. Jordan would have been entitled to $1,814,564 upon the occurrence of a change of control on December 31, 2019.

Payments Upon a Termination of Employment

The following section describes payments made to certain named executive officers upon their terminations from the Company during 2019.

R. J. McNally

Payments upon a Termination of Employment

Mr. McNally’s employment with the Company terminated effective as of July 10, 2019. In connection with his termination, Mr. McNally received a lump sum payment of $3,601,629 in accordance with his Confidentiality, Non-Solicitation and Non-Competition Agreement and separation and release agreement. Mr. McNally also received $88,269 as payment in lieu of vacation and $43,269 as payment for hours of service under his EAWA. Mr. McNally also received a lump sum cash payment in the amount of $182,426 in exchange for the termination of Mr. McNally’s remaining rights to certain expense reimbursements and other benefits under his EAWA. Upon termination, Mr. McNally also vested in his outstanding long-term incentive awards and will receive the benefit, if any, of such awards to the extent and at the same time as other participants. Such awards have an agreement value of $2,438,149, assuming actual performance through the end of the applicable performance periods is consistent with performance through December 31, 2019.

J. S. Smith

Payments upon a Termination of Employment

Ms. Smith’s employment with the Company terminated effective as of August 29, 2019. In connection with her termination, Ms. Smith received a lump sum payment of $1,577,564 in accordance with her Confidentiality, Non-Solicitation and Non-Competition Agreement and separation and release agreement. Ms. Smith also received $38,749 as payment in lieu of vacation and $22,269 as payment for hours of service under her EAWA. Ms. Smith also received a lump sum cash payment in the amount of $157,065 in exchange for the termination of Ms. Smith’s remaining rights to certain expense reimbursements and other benefits under her EAWA. Upon termination, Ms. Smith also vested in her outstanding long-term incentive awards and will receive the benefit, if any, of such awards to the extent and at the same time as other participants. Such awards have an agreement value of $653,619, assuming actual performance through the end of the applicable performance periods is consistent with performance through December 31, 2019.

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G. A. Gould

Payments upon a Termination of Employment

Mr. Gould’s employment with the Company terminated effective as of August 7, 2019. In connection with his termination, Mr. Gould received a lump sum payment of $2,309,564 in accordance with his Confidentiality, Non-Solicitation and Non-Competition Agreement and separation and release agreement. Mr. Gould also received $43,087 as payment in lieu of vacation and $26,442 as payment for hours of service under his EAWA. Mr. Gould also received a lump sum cash payment in the amount of $174,422 in exchange for the termination of Mr. Gould’s remaining rights to certain expense reimbursements and other benefits under his EAWA. Upon termination, Mr. Gould also vested in his outstanding long-term incentive awards and will receive the benefit, if any, of such awards to the extent and at the same time as other participants. Such awards have an agreement value of $672,008, assuming actual performance through the end of the applicable performance periods is consistent with performance through December 31, 2019.

E. R. Centofanti

Payments upon a Termination of Employment

Ms. Centofanti’s employment with the Company terminated effective as of May 3, 2019. In connection with her termination, Ms. Centofanti received a lump sum payment of $1,672,431 in accordance with her Confidentiality, Non-Solicitation and Non-Competition Agreement and separation and release agreement. Additionally, Ms. Centofanti received $41,743 as payment in lieu of vacation. Upon termination, Ms. Centofanti also vested in her outstanding long-term incentive awards and will receive the benefit, if any, of such awards to the extent and at the same time as other participants. Such awards have an agreement value of $639,296, assuming actual performance through the end of the applicable performance periods is consistent with performance through December 31, 2019.

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Pay Ratio Disclosure

The following ratio is a reasonable estimate, calculated in a matter consistent with SEC rules, of the relationship of the annual total compensation of Mr. Toby Rice, our CEO, on December 31, 2019, and the median of the annual total compensation of our employees, calculated in accordance with the SEC rules. In making this pay ratio disclosure, other companies may use assumptions, estimates and methodologies different than ours; as a result, the following information may not be directly comparable to the information provided by other companies in our peer group or otherwise.

Our President and CEO, Mr. Toby Rice, had annual total compensation for 2019, calculated pursuant to SEC rules, of $1.00. The annual total compensation of the median employee of the Company for 2019, calculated pursuant to SEC rules, was $115,690. Accordingly, the ratio of the annual total compensation of the CEO to the annual total compensation of the median employee of the Company was less than 0.0001 for 2019.

In light of the rebalancing of our workforce during 2019, which resulted in a reduction in the size and makeup of our workforce, we updated our analysis to identify the Company’s median employee as of December 31, 2019.

We identified the median employee by selecting total cash compensation as our compensation measure. Total cash compensation is annual base salary plus target annual bonus or, in the case of hourly employees, hourly rate as of the measurement date times expected hours per year plus target annual bonus. We did not make any other assumptions, adjustments, or estimates with respect to total cash compensation. We believe total cash compensation is an appropriate compensation measure because we do not widely distribute annual equity awards to our employee base. We then selected the median employee, having identified the 2019 total cash compensation for all of our employees (excluding our CEO) on our measurement date, December 31, 2019, the last day of our payroll year. We included all employees (full-time and part-time) in our calculation, excluding on-site drilling and completion specialists, whose pay is variable to such a significant degree that we could not determine with any reasonable degree of certainty an amount of total cash compensation.

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ITEM NO. 2 – APPROVAL OF A NON-BINDING RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR 2019 (SAY-ON-PAY)

(Item No. 2 on the proxy card)

The Board of Directors recommends a vote FOR approval of the compensation of the Company’s named executive officers for 2019.

As discussed in the “Compensation Discussion and Analysis” section above, the Company’s executive compensation program is designed to attract and retain the highest quality named executive officers, directly link pay to Company performance, and build value for the Company’s shareholders. The Company’s program provides total compensation opportunities at levels that are competitive in its industry, ties a significant portion of each named executive officer’s compensation to individual performance and achievement of the Company’s business objectives, and closely aligns the interests of the Company’s named executive officers with the interests of shareholders. In sum, the Company’s compensation is designed to reward named executive officers when the Company achieves strong results, and the Company believes the 2019 compensation of its named executive officers is consistent with the strong financial and operational results achieved and the strategic actions taken by the Company.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of its named executive officers in accordance with Section 14A of the Exchange Act. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies, and practices described in this proxy statement.

Accordingly, the Board invites you to review carefully the “Compensation Discussion and Analysis” section above and the tabular and other disclosures on compensation under the caption “Executive Compensation” above, and cast a vote to approve the compensation programs for the Company’s named executive officers through the following resolution:

“Resolved, that the shareholders approve the compensation of the Company’s named executive officers for 2019, as discussed and disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and any related material disclosed in this proxy statement.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board of Directors. The Board and the Compensation Committee value the opinions of the Company’s shareholders and, to the extent any significant vote against the named executive officer compensation occurs, the Board will consider the shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The advisory vote on executive compensation will occur every year until the next vote on the frequency of shareholder votes on executive compensation, which will occur at the Company’s 2023 annual meeting.

The Board of Directors recommends a vote FOR approval of the compensation of the Company’s named executive officers for 2019.

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ITEM NO. 3 – APPROVE AMENDMENTS TO THE COMPANY’S Articles of Incorporation to REMOVE THE 80% Supermajority Voting requirements FOR SHAREHOLDERS TO APPROVE CERTAIN AMENDMENTS TO THE ARTICLES AND BYLAWS AND TO REMOVE DIRECTORS FROM OFFICE OUTSIDE OF THE ANNUAL MEETING PROCESS

(Item No. 3 on the proxy card)

The Board of Directors recommends a vote FOR the amendments to the Company’s Restated Articles of Incorporation (the “Articles”) to remove the 80% supermajority voting requirements for shareholders to approve certain amendments to the Articles and Bylaws and to remove directors from office outside of the annual meeting process.

The Articles currently require the affirmative vote of at least 80% of the shares of the Company’s outstanding common stock entitled to vote in an annual election of directors (the “Voting Stock”) for shareholders to approve the following actions:

•	Amending the Company’s Bylaws, unless such action has been previously approved by a two-thirds vote of the whole Board;

•	Amending the Articles, unless such action has been previously approved by a two-thirds vote of the whole Board; and

•	Removing a director from office outside of the annual meeting process.

The Board has unanimously approved, and is recommending that shareholders approve, amendments to the Articles to eliminate the current 80% supermajority voting requirements for shareholders to approve amendments to the Articles (other than Division D) and Bylaws and to remove directors outside of the annual meeting process. Because the Board has approved the proposed amendments, under the provisions of our current Articles, the vote required in order for shareholders to approve the proposed amendments is the vote specified by applicable law for valid shareholder action, rather than the current 80% supermajority voting requirement noted above. The Pennsylvania Business Corporation Law (the “Pennsylvania BCL”) provides generally that (except as otherwise provided under a company’s articles of incorporation or bylaws) whenever any corporate action is to be taken by vote of the shareholders of a business corporation, it will be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. If approved, the proposed amendments would reduce the voting threshold for shareholders to approve amendments to the Articles (other than Division D) and Bylaws and to remove directors outside of the annual meeting process from the current threshold of the affirmative vote of at least 80% of the Voting Stock to the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon, consistent with the standard generally applicable under the Pennsylvania BCL.

These 80% supermajority voting requirements were identified by the Rice Team during the period leading up to the 2019 Annual Meeting as a governance practice that significantly restricts the ability of shareholders to hold the Board of Directors accountable. The Corporate Governance Committee and the Board carefully considered the advantages and disadvantages of maintaining the 80% supermajority voting requirements in the Articles. After carefully reviewing these considerations, the Corporate Governance Committee determined, and the Board agreed, that it is in the best interest of the Company to eliminate these supermajority voting requirements. The Board concluded that elimination of these supermajority voting provisions will both enhance our corporate governance practices and be an effective way to maintain and enhance the accountability of the Company to its shareholders. Accordingly, the Board, upon the recommendation of the Corporate Governance Committee, has unanimously determined that it is in the best interests of the Company to amend the Articles to eliminate the 80% supermajority voting requirements described above.

Conforming Changes to the Bylaws

Our Bylaws also currently include 80% supermajority voting provisions relating to shareholder amendments, consistent with the provisions that presently exist under the Articles. Conditional upon approval by the shareholders of the amendments to the Articles as described in this proposal, the Board of Directors has voted to similarly remove the related 80% supermajority voting standards from the Bylaws for consistency with the proposed amendments to the Articles.

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Complete Text of Proposed Amendment

The general description of the proposed amendments to the Articles is qualified in its entirety by reference to the text of the proposed amendments to the Articles, which is provided as Appendix E to this proxy statement. Proposed additions are double-underlined, and proposed deletions are stricken through.

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ITEM NO. 4 – APPROVE AMENDMENTS TO THE COMPANY’S Articles of Incorporation TO PROVIDE THAT SHAREHOLDERS HOLDING AT LEAST 25% OF THE OUTSTANDING SHARES OF THE COMPANY’S VOTING STOCK MAY CALL SPECIAL MEETINGS OF SHAREHOLDERS

(Item No. 4 on the proxy card)

The Board of Directors recommends a vote FOR the proposed amendments to the Company’s Restated Articles of Incorporation (the “Articles”) to provide that shareholders holding at least 25% of the outstanding shares of capital stock of the Company entitled to vote in an annual election of directors (the “Voting Stock”) may call special meetings of shareholders.

The Articles presently do not provide shareholders the right to call special meetings of shareholders.

The Board has unanimously approved, and recommends that shareholders approve, amendments to the Articles to provide that shareholders holding at least 25% of the outstanding Voting Stock may call special meetings of shareholders. The 25% ownership threshold was selected by the Board as the lowest voting percentage threshold for the call of a special meeting by shareholders that may be enacted through an amendment to the Company’s Articles, consistent with the statutory limitations presently existing under §2521(c) of the Pennsylvania Business Corporation Law.

The present inability of shareholders to call a special shareholders meeting was identified by the Rice Team during the period leading up to the 2019 Annual Meeting as a governance practice that significantly restricts the ability of shareholders to hold the Board accountable. The Corporate Governance Committee and the Board carefully considered the advantages and disadvantages of implementing amendments to the Articles that afford shareholders the ability to call a special meeting. After carefully reviewing these considerations, the Corporate Governance Committee determined, and the Board agreed, that it is in the best interest of the Company to provide shareholders holding at least 25% of the outstanding Voting Stock the right to call special meetings of the Company’s shareholders.

Conforming Changes to the Bylaws

The Company’s Bylaws presently do not provide shareholders the right to call special meetings of shareholders. Conditional upon approval by the shareholders of the amendments to the Articles described in this proposal, the Board has voted to amend the Bylaws to provide shareholders holding at least 25% of the outstanding Voting Stock the right to call special meetings of shareholders and to amend certain other relevant provisions of the Bylaws relating to the giving of notice of special meetings called by shareholders.

Complete Text of Proposed Articles Amendments

The general description of the proposed amendments to the Articles is qualified in its entirety by reference to the text of the proposed amendments to the Articles, which is provided as Appendix F to this proxy statement. Proposed additions are double-underlined, and proposed deletions are stricken through.

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ITEM NO. 5 – APPROVAL OF THE EQT CORPORATION

2020 LONG-TERM INCENTIVE PLAN

(Item No. 5 on the proxy card)

Introduction

We are asking you to approve the EQT Corporation 2020 Long-Term Incentive Plan (the “2020 LTIP”) to serve as the successor to the 2019 LTIP. The 2019 LTIP and its predecessor plan, the 2014 LTIP (together, the “Prior Plans”), have been effective in attracting and retaining employees, officers, and directors of outstanding ability. Importantly, we believe that the Prior Plans have provided incentives that align the economic interests of plan participants with those of our shareholders. To enable EQT to continue offering meaningful equity-based incentives to key employees, consultants, and non-employee directors, the Board believes that it is both necessary and appropriate to increase the number of shares available for these purposes.

As a result, on February 27, 2020, our Board, on the recommendation of the Management Development and Compensation Committee, unanimously approved and adopted the 2020 LTIP, subject to shareholder approval. If approved by shareholders at the 2020 Annual Meeting, the 2020 LTIP will be effective upon such approval (the “Effective Date”). If approved by shareholders, the 2020 LTIP will replace the 2019 LTIP, and no further awards will be made under the 2019 LTIP after the Effective Date. However, each outstanding award under the 2019 LTIP and 2014 LTIP, as applicable, will remain outstanding under the applicable plan and will continue to be governed under its terms and any applicable award agreement.

If the 2020 LTIP is not approved by the Company’s shareholders, the 2019 LTIP will remain in effect as it existed immediately prior to the 2020 Annual Meeting, and awards may continue to be made thereunder until the 2019 LTIP terminates or is superseded.

Background for Request to Approve a Replacement Plan and Increase the Number of Shares Reserved for Equity Incentive Awards

Equity compensation is a vital component of our executive compensation philosophy. In addition to playing a pivotal role in our ability to continue to attract, retain, and motivate our employees (including our executive officers) and non-employee directors, equity compensation is a strategic asset in our effectuation of the transformation of EQT, as envisioned by the Rice Team. Equity compensation directly anchors our employees to long-term value creation. This anchoring is critical in establishing the type of aligned, nimble, and driven workforce needed to maximize value creation in a dynamic, transformative environment.

The Board believes it is in the best interests of EQT and its shareholders to approve the 2020 LTIP in order to continue to motivate outstanding performance by our executive officers, employees, consultants, and non-employee directors. If this proposal is not approved, we believe our transformation efforts would be negatively impacted and that we would be at a disadvantage against our competitors for recruiting, retaining, and motivating those individuals who are critical to our success. We could be forced to increase cash compensation, reducing resources available to meet our business needs.

We are asking shareholders to approve the 2020 LTIP as a successor plan to the 2019 LTIP, and to authorize 7,200,000 new shares for issuance under the 2020 LTIP, plus the share reserve amount that remains available under the 2019 LTIP as of the Effective Date. As of February 27, 2020, up to 4,732,467 shares remained available for awards under the 2019 LTIP, assuming outstanding full value awards will be paid out at maximum levels.

Without the additional shares, we would need to make significant changes to our long-term incentive program, such as settling most or all awards in cash or other property and/or reducing the size of our program, in order to conserve our remaining share reserve. The changes to our practices would limit our flexibility to provide competitive compensation and thus our ability to attract, retain, and reward the caliber of employees, consultants, and non-employee directors necessary to achieve superior performance.

The 2020 LTIP reflects corporate governance best practices and shareholder-friendly features, including:

•	Fungible Share Pool. The 2020 LTIP uses a fungible share pool under which each stock option and stock appreciation right (“SAR”) counts as one share against the plan share reserve and each stock-settled full-value

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award (which includes any stock-settled award other than stock options or SARs) counts as two shares against the plan share reserve.

•	No Liberal Share Recycling Provisions. The 2020 LTIP prohibits the reuse of shares withheld or delivered to satisfy the exercise price of a stock option or SAR or to satisfy tax withholding requirements. The 2020 LTIP also prohibits “net share counting” upon the exercise of stock options or SARs and prohibits the reuse of shares purchased on the open market with the proceeds of option exercises.

•	Limitations on Awards to Non-Employee Directors. The 2020 LTIP imposes a limit on the maximum value associated with awards ($500,000) that may be granted to any single non-employee director of the Company in any calendar year. Also, grants to non-employee directors under the 2020 LTIP may be made only pursuant to a plan, policy or program or resolutions approved by the Board from time to time, and no other discretionary grants may be made to non-employee directors.

•	Minimum Vesting Periods. Under the 2020 LTIP, awards generally may not vest in less than one year from the date of grant, subject to certain exceptions discussed below.

•	No Dividends on Unvested Awards. The 2020 LTIP prohibits the current payment of dividends or dividend equivalent rights on unvested awards.

•	No Discounted Stock Options or Stock Appreciation Rights. All stock options and SARs granted under the 2020 LTIP must have an exercise price or base price equal to or greater than the fair market value of the underlying common stock on the date of grant (other than awards assumed and converted in connection with the acquisition of another company).

•	No Repricing or Cash Buyouts. The 2020 LTIP prohibits the repricing or cash buyouts of “underwater” stock options or SARs without shareholder approval.

•	Limitation on Amendments. Without the prior approval of shareholders, the 2020 LTIP may not be amended to permit (i) the exercise price or base price of an option or SAR to be reduced, directly or indirectly, (ii) an option or SAR to be cancelled in exchange for cash, other awards or options or SARs with an exercise or base price that is less than the exercise price or base price of the original option or SAR, or (iii) the Company to repurchase an option or SAR for value (in cash or otherwise) from a participant if the current fair market value of the shares underlying the option or SAR is lower than the applicable exercise price or base price.

•	Compensation Recoupment Policy. Awards under the 2020 LTIP to all current and former executive officers of the Company are subject to the terms and conditions of a compensation recoupment, or “clawback,” policy adopted (and as may be amended from time to time) by the Management Development and Compensation Committee. The Company currently has a compensation recoupment policy applicable to current and former executive officers of the Company where the Company may, in certain circumstances, recoup certain annual and long-term incentive compensation paid to the covered individuals in the event of an accounting restatement due to material non-compliance with financial reporting requirements under U.S. securities laws.

•	Double Trigger Change of Control Vesting. The 2020 LTIP provides, as a default, “double trigger” vesting of awards in the event of a change of control of the Company, provided that the awards are assumed by the acquiror or equitably converted in the transaction. In other words, vesting of such awards would accelerate only if the grantee’s employment was involuntarily terminated (including due to death or disability), or the grantee resigned for good reason, within two years after a change of control, rather than upon the occurrence of a change of control alone.

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Key Data Relating to Outstanding Awards

The table below provides information, as of February 27, 2020, regarding outstanding equity-based awards, including outstanding awards under the 2019 LTIP and prior plans.

KEY DATA RELATING TO OUTSTANDING AWARDS
Total shares underlying options and SARs outstanding under the 2019 LTIP and prior plans(1)	4,794,729
Weighted average exercise price of outstanding options	$19.79

Weighted average remaining contractual life of outstanding options	5.7 years
Total shares underlying full-value awards, including 195,384 restricted shares, 1,804,902 restricted stock units, and 179,163 phantom units outstanding under the 2019 LTIP and prior plans (at maximum potential payouts)	6,183,765
Total shares available for future grants under the 2019 LTIP (if outstanding full-value awards in previous row are paid at maximum)(2)	4,732,467
Total shares underlying deferred stock units outstanding under the Company’s director deferral plans to be settled in Company common stock in connection with deferred director fees(3)	60,576
Total shares available for future issuance under the Company’s director deferral plans (not yet reserved for issuance upon settlement of deferred stock units outstanding)(4)	138,846

(1)	Table includes information as to stock-based awards outstanding under the 2019 LTIP, 2014 LTIP, the 2009 Long-Term Incentive Plan (“2009 LTIP”), and the 1999 Non-Employee Directors’ Stock Incentive Plan (“1999 NEDSIP”). Effective as of July 10, 2019, in connection with the adoption of the 2019 LTIP, the Company ceased making new grants under the 2014 LTIP. Effective as of April 30, 2014, in connection with the adoption of the 2014 LTIP, the Company ceased making new grants under the 2009 LTIP. Effective as of April 22, 2009, in connection with the adoption of the 2009 LTIP, the Company ceased making new grants under the 1999 NEDSIP. The 2009 LTIP and the 1999 NEDSIP remain effective solely for the purpose of issuing shares upon the exercise or payout of awards outstanding under such plans on April 30, 2014 (for the 2009 LTIP) and April 22, 2009 (for the 1999 NEDSIP).

(2)	No new awards may be granted under the 2014 LTIP, 2009 LTIP, the Rice Energy Inc. 2014 Long-Term Incentive Plan (“Rice LTIP”), or the other prior plans. For purposes of counting full-value awards at maximum, outstanding performance awards under the 2019 LTIP are counted at a 1.5x multiple assuming maximum performance is achieved under the applicable awards. The actual number of shares awarded at the end of the applicable performance periods will range between 0% and 150% of the target awards, based upon the Company’s actual performance through the end of the applicable performance periods and the exercise of downward discretion, if any, by the Management Development and Compensation Committee.

(3)	Represents deferred stock units to be settled in Company common stock in connection with deferred director fees outstanding under the 2005 Directors’ Deferred Compensation Plan (“2005 DDCP”) and the 1999 Directors’ Deferred Compensation Plan (“1999 DDCP” and, together with the 2005 DDCP, the “Director Deferral Plans”).

(4)	Additional deferred stock units will be awarded under the Director Deferral Plans only (i) upon any non-employee director’s election to defer future directors’ fees and invest deferred amounts in deferred stock units and (ii) in respect of the reinvestment of dividends on deferred stock units outstanding under the Director Deferral Plans.

Significant Historical Award Information

Common measures of a stock plan’s cost include equity run rate (or “burn rate”), dilution and overhang. The equity run rate refers to how fast a company uses the supply of shares authorized for issuance under its stock plan. Dilution and overhang measure the degree to which our shareholders’ ownership may be diluted by stock-based incentive compensation under the 2019 LTIP, 2014 LTIP, the 2009 LTIP, and the 1999 NEDSIP.

We closely monitor our share usage and believe we have been judicious in our use of shares previously authorized by our shareholders, most recently under the 2019 LTIP. The following table and related footnotes show how our key equity metrics have changed over the past three calendar years, including how the metrics are affected by target versus maximum payout of outstanding performance-based full-value awards. The actual number of shares awarded at the end of the applicable performance periods for the performance-based awards relevant to such periods ranges from 0% to 300% of the target awards, based upon the Company’s actual performance through the end of the applicable performance periods and the exercise of downward discretion, if any, by the Management Development and Compensation Committee.

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KEY EQUITY METRICS (AT TARGET)	2019	2018	2017
Equity Run Rate(1)	0.78%	0.35%	0.13%
Dilution(2)	3.07%	2.93%	2.67%
Overhang(3)	8.31%	4.43%	4.69%

(1)	Equity run rate is calculated by dividing the number of shares subject to equity incentive awards granted during the year by the weighted-average number of shares outstanding during the year. Assuming the performance-based full-value awards would pay out at maximum levels, the equity run rate was 1.15%, 0.49%, and 0.20% for 2019, 2018, and 2017, respectively.

(2)	Dilution is calculated by dividing the number of shares subject to equity incentive awards outstanding at the end of the year by the number of shares outstanding at the end of the year. Assuming the then-outstanding performance-based full-value awards would pay out at maximum levels, the potential dilution was 3.60%, 3.35%, and 3.32% for 2019, 2018, and 2017, respectively.

(3)	Overhang is calculated by dividing (i) the sum of (A) the number of shares subject to equity incentive awards outstanding at the end of the year and (B) the number of shares available for future grants under our equity incentive plans at the end of the year, by (ii) the sum of (A) the number of shares outstanding at the end of the year, (B) the number of shares subject to equity incentive awards outstanding at the end of the year and (C) the number of shares available for future grants under our equity incentive plans. Assuming the then-outstanding performance-based full-value awards would pay out at maximum levels, the overhang was 8.75%, 4.04%, and 4.10% for 2019, 2018, and 2017, respectively.

Number of Shares Requested

Several factors were evaluated in determining to request additional shares to be reserved for the 2020 LTIP:

•	Assuming performance awards pay out at the maximum levels, the plan share reserve under the 2020 LTIP is estimated to provide a pool that will last for approximately two years from the Effective Date. Our actual share usage will also vary from our estimate based upon changes in market grant values, changes in the number of recipients, changes in our stock price, changes in the structure of our long-term incentive program, changes in our dividend rate and forfeitures of outstanding awards. We believe that the proposed share reserve reflects an appropriate balance between our desire to allow maximum flexibility in a competitive labor market and shareholder interests of limiting dilution.

•	As of February 18, 2020, the 2020 LTIP plan share request represented less than 5% of our common shares outstanding.

Authorized Shares and Stock Price

Our restated articles of incorporation authorize the issuance of 320 million shares of common stock. There were 255,453,917 shares of our common stock issued and outstanding as of February 7, 2020, and the closing price of a share of our common stock as of that date was $5.30.

Summary of the 2020 LTIP

The principal features of the 2020 LTIP are summarized below. The summary is qualified in its entirety by the full text of the 2020 LTIP, which is set forth as Appendix G to this proxy statement.

Purpose and Eligibility

The purpose of the 2020 LTIP is to assist the Company in attracting, retaining, and motivating employees, officers, directors, and individual consultants of outstanding ability and to align their interests with those of the shareholders of the Company.

Active employees (including employees who also are directors or officers), consultants, and non-employee directors of the Company or any of its affiliates are eligible to participate in and receive awards under the 2020 LTIP. As of January 31, 2020, the Company and its subsidiaries had 634 employees, including six executive officers, and 195 consultants, and the Company had eleven non-employee directors, all of whom would be eligible, under the terms of the 2020 LTIP, to participate in the 2020 LTIP.

Because our executive officers, as employees of the Company, and non-employee directors are eligible to receive awards under the 2020 LTIP, they may be deemed to have a personal interest in the approval of this Proposal 5.

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Shares Available for Awards

The aggregate number of shares of the Company’s common stock that may be issued under the 2020 LTIP is (i) 7,200,000 shares, plus (ii) any shares that are available for issuance under the Prior Plans as of the Effective Date, plus (iii) any Returning Shares (as defined below), subject to proportionate adjustment in the event of stock splits and similar events. Such shares may be used for all forms of awards under the 2020 LTIP and may also be used to settle awards outstanding under the 2019 LTIP to the extent shares are not available under the 2019 LTIP. Shares underlying stock options and SARs will count as one share, and shares underlying all other stock-settled awards will count as two shares, against the number of shares available for issuance under the 2020 LTIP. Shares subject to awards, or outstanding awards under a Prior Plan, that terminate or expire unexercised, or are canceled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash or property other than shares, will again become available for future grants of awards under the 2020 LTIP (collectively, “Returning Shares”). The following will not be used to replenish the plan share reserve: (i) shares delivered by the participant or withheld from an award to satisfy tax withholding requirements, (ii) shares delivered or withheld to pay the exercise price of a stock option, (iii) shares retained by the Company upon the net settlement of a stock option or SAR, and (iv) shares repurchased on the open market with the proceeds of option exercises. No awards may be granted under the 2020 LTIP after the Company’s annual meeting of shareholders in 2030.

Administration

Except in the case of awards to non-employee directors of the Company, the 2020 LTIP will be administered by the Management Development and Compensation Committee or such other committee of the Board as may be designated by the Board to administer the 2020 LTIP. Each member of such committee must be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and an independent director under the NYSE listing standards. In the case of awards to non-employee directors, the 2020 LTIP will be administered by the Board. As used in this proposal, the term “Committee” is used to refer to the Management Development and Compensation Committee in the case of awards to employees or consultants of the Company or the Board in the case of awards to non-employee directors.

The Committee has full authority, in its discretion, to interpret the 2020 LTIP and to determine the persons who will receive awards and, subject to the limits of the 2020 LTIP, the number of shares to be covered by each award.

Permissible Awards

The 2020 LTIP authorizes the granting of awards in any of the following forms:

•	market-priced stock options to purchase shares of Company common stock, which may be designated under the Code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to non-employee directors), and the term of which may not exceed 10 years;

•	SARs, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award agreement) between the fair market value per share of Company common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date), and the term of which may not exceed 10 years;

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;

•	restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property, as specified in the award agreement) at a designated time in the future;

•	performance awards, which represent restricted stock, restricted stock units or a right to receive cash, shares of common stock or other property, or any combination thereof, based on the achievement, or the level of achievement, of one or more performance goals during a specified performance period, as established by the Committee;

•	dividend equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of common stock underlying an award other than a stock option or SAR, provided that no dividends equivalents may be paid before the underlying award vests;

•	other equity-based awards that are denominated or payable in, valued in whole or in part by reference to, or

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otherwise based on shares of common stock or equity of the Company’s affiliates, including unrestricted stock grants, purchase rights or other rights or securities that are convertible or exchangeable into shares of common stock or equity of the Company’s affiliates; and

•	cash-based awards, including performance-based annual incentive awards.

Performance Awards

The Committee may establish performance goals for performance awards based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the participant, one or more subsidiaries or other affiliates, any branch, department, business unit or other portion thereof, and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Company performance or other measures selected or defined by the Committee before, at or after the grant date. Such performance goals may be based on, without limitation, the following criteria: (i) earnings per share; (ii) revenue; (iii) expenses; (iv) return on equity; (v) return on total capital; (vi) return on assets; (vii) earnings (such as net income, EBIT and similar measures); (viii) cash flow (such as EBITDA, EBITDAX, after-tax cash flow and similar measures); (ix) share price; (x) economic value added; (xi) debt reduction; (xii) gross margin; (xiii) operating income; (xiv) volumes metrics (such as volumes sold, volumes produced, volumes transported and similar measures); (xv) land metrics (such as acres acquired, land permitted, land cleared and similar measures); (xvi) drilling and well metrics (such as number of gross or net wells drilled, number of horizontal wells drilled, cost per well and similar measures); (xvii) operating efficiency metrics (such as lease operating expense and other unit operating expense measures, general and administrative expense (“G&A”) per Mcf, G&A per customer and other G&A metrics, lost and unaccounted for gas metrics, days from completed well to flowing gas and similar measures); (xviii) reserves, reserve replacement ratios and similar measures; (xix) customer service measures (such as wait time, on-time service, calls answered and similar measures); and (xx) total shareholder or unitholder return.

Performance goals may be specified in absolute terms, on an adjusted basis, in percentages, or in terms of growth or reduction from period to period or growth or reduction rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo, the reduction of expenses or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Performance measures may but need not be determinable in conformance with GAAP.

Unless otherwise determined by the Committee and provided in an award agreement, during the two and one-half (2½) months following the end of the calendar year in which vesting occurs, the Company shall pay to the participant in cash an amount equal to the value of the performance award earned as of such vesting date in cash, shares of common stock or the fair market value of other property as determined by the Committee in its discretion.

Limitations on Awards

The maximum aggregate number of shares subject to incentive stock options that can be granted under the 2020 LTIP over the term of the 2020 LTIP to all employees is 10,000,000.

Subject to the adjustment provisions of the 2020 LTIP in the case of stock splits and similar events, the maximum value associated with awards granted under the 2020 LTIP to any single non-employee director of the company in any calendar year is $500,000.

Limitations on Vesting Provisions

Generally, awards granted under the 2020 LTIP have a minimum vesting period of one year (or, if earlier, but solely in respect of grants to non-employee directors, the next annual meeting of shareholders that occurs fifty (50) weeks or more after the grant date); provided, however, (i) up to five percent (5%) of the maximum number of shares available for issuance under the 2020 LTIP may be granted without being subject to the foregoing minimum vesting period, and (ii) any dividends or dividend equivalents issued in connection with any award shall not be subject to or counted for either such minimum vesting restriction or such five percent (5%) share issuance limit.

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Anti-Dilution Adjustments

In the event of a transaction between the Company and its shareholders that causes the per share value of the Company’s common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the Committee must make such adjustments to the 2020 LTIP and awards as it deems to be necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding common stock into a lesser number of shares, the authorization limits under the 2020 LTIP will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price. The Committee also has discretion to make certain other adjustments to outstanding awards in the event of corporate events or transactions, such as a determination that awards will be settled in cash rather than shares, that awards will become vested or that awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction.

Treatment of Awards Upon a Change of Control

Unless otherwise provided in the award agreement or another operative agreement, the following provisions will apply in the case of a change of control of the Company (as defined in the 2020 LTIP):

With respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change of control, if within two years after the effective date of the change of control, a participant’s employment is terminated due to death or disability or without “cause” or the participant resigns for “good reason” (as such terms are defined in the 2020 LTIP), then:

•	all of the participant’s outstanding stock options and SARs will become fully vested and remain exercisable for a period of 90 days (or such longer period as provided in the award agreement) or until the earlier expiration of the original term of the stock option or stock appreciation right;

•	all time-based vesting restrictions on the participant’s outstanding awards will lapse as of the date of termination, and payment of such awards will be made within 30 days after the date of the participant’s termination; and

•	all performance criteria and other conditions to payment of the participant’s outstanding performance awards will be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the participant’s termination, and payment of such awards on that basis will be made within 30 days after the date of the participant’s termination.

Notwithstanding the foregoing, to the extent required by Code Section 409A, an award will vest on the basis described above but remain payable on the date(s) provided in the underlying award agreements.

Upon the occurrence of a change of control in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change of control:

•	all outstanding stock options and SARs will become fully vested and remain exercisable for a period of 90 days (or such longer period as provided in the award agreement) or until the earlier expiration of the original term of the stock option or stock appreciation right;

•	all time-based vesting restrictions on outstanding awards will lapse, and payment of such awards will be made at the time of the change of control; and

•	all performance criteria and other conditions to payment of outstanding performance awards will be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the change of control (or as of the time of the change of control, in the case of performance awards in which the performance condition is measured by stock or unit price or total shareholder or unitholder return), and payment of such awards on that basis will be made at the time of the change of control.

Notwithstanding the foregoing, to the extent required by Code Section 409A, an award will vest on the basis described above but remain payable on the date(s) provided in the underlying award agreements.

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Prohibition on Repricing or Cash Buyouts

Except as provided in the anti-dilution provisions of the 2020 LTIP, outstanding stock options and SARs cannot be repriced, directly or indirectly, without the prior approval of the Company’s shareholders. The exchange of an “underwater” stock option or stock appreciation right (i.e., a stock option or stock appreciation right having an exercise price or base price in excess of the current market value of the underlying stock) for another award or for cash would be considered an indirect repricing and would, therefore, require the prior approval of the Company’s shareholders.

Limitations on Transfer; Beneficiaries

No right or interest of a participant in any award may be pledged or encumbered to or in favor of any person other than the Company, or be subject to any lien, obligation or liability of the participant to any person other than the Company or an affiliate of the Company. Except to the extent otherwise determined by the Committee with respect to awards other than incentive stock options, no award may be assignable or transferable by a participant otherwise than by will or the laws of descent and distribution. In no event may an award be transferred for value or consideration.

Beneficiaries, guardians, legal representatives and other persons claiming rights under the 2020 LTIP from or through any participant are subject to all of the terms and conditions of the 2020 LTIP and any award agreement thereunder as well as any additional restrictions deemed to be necessary or appropriate by the Committee.

Termination and Amendment

The Board may amend, suspend or terminate the 2020 LTIP at any time, except that no amendment, suspension or termination may be made without the approval of the Company’s shareholders if shareholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the Company’s common stock may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to participants, increases the number of shares available under the 2020 LTIP or modifies the requirements for participation under the 2020 LTIP, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable. Without the prior approval of the Company’s shareholders, the 2020 LTIP may not be amended to permit the repricing of stock options or SARs, directly or indirectly.

Federal Income Tax Consequences

The brief U.S. federal income tax description with respect to Federal income tax treatment applicable to the Company and 2020 LTIP participants set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2020 LTIP, or constitute tax advice to the participants. It is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change. State, local, and foreign tax consequences are not discussed, and may vary from jurisdiction to jurisdiction. Tax consequences may vary with the identity of the recipients and the method of payment or settlement. The Company does not provide tax advice to participants and each participant should rely on his or her own tax advisers regarding federal income tax treatment under the LTIP. The LTIP is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2020 LTIP. When the optionee exercises a nonstatutory stock option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the stock option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction, subject to any applicable limitations under Code Section 162(m). Any gain (or loss) that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain (or loss), depending on how long the shares were held. The capital gain (or loss) will be short-term if the option shares are disposed of within one year after the nonstatutory stock option is exercised, and long-term if the option shares are disposed of more than 12 months as of the sale date.

Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option (note, however, that the difference between the fair market value of the option shares at the time of exercise and the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income). If the optionee holds the option shares for the required holding period of at least two years after the date of grant and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange or other disqualifying disposition before the required holding period ends, in general, he or she will recognize taxable ordinary income in an

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amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price (and capital gain on the excess, if any, of the amount realized on the disqualifying disposition over the fair market value of the shares of common stock at the time of exercise), and the Company generally will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m). Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the optionee held the shares.

Stock Appreciation Rights. SARs are treated very similarly to nonstatutory stock options for federal tax purposes. A participant receiving a SAR under the 2020 LTIP will not recognize income, and the Company will not be allowed a federal income tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of stock (or cash) received upon exercise of the SAR at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the SAR is paid in stock, then any gain (or loss) that the participant realizes when he or she later sells or disposes of the SAR shares will be short-term or long-term capital gain (or loss), depending on how long the shares were held. The capital gain (or loss) will be short-term if the SAR shares are disposed of within one year after the SAR is exercised, and long-term if the SAR shares were held for more than 12 months after exercise.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a federal income tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

If the participant files an election with the Internal Revenue Service under Code Section 83(b), with adequate notice to the Company, within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted Stock Units. A participant will not recognize income, and the Company will not be allowed a federal income tax deduction, at the time of grant of a restricted stock unit. Upon receipt of cash, stock or other property in settlement of a restricted stock unit award, the participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or other property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the recipient receives shares of stock upon settlement then, upon disposition of such shares, appreciation or depreciation after the settlement date is treated as either short-term or long-term capital gain, depending on how long the shares have been held.

Performance Awards. A participant will not recognize income, and the Company will not be allowed a federal income tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of cash, stock or other property in settlement of a performance award, the participant will recognize ordinary income equal to the cash, stock or other property received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Other Equity-Based Awards and Other Cash Awards. A participant will recognize ordinary income upon receipt of cash pursuant to a cash award and the Company will generally be entitled to a deduction equal to the amount of ordinary income realized by the participant, subject to any applicable limitations under Code Section 162(m). The federal income tax consequences of other equity-based awards will depend on how the awards are structured. Generally, the Company will be entitled to a deduction with respect to other equity-based awards only to the extent that the recipient realized compensation income in connection with such awards.

Code Section 409A. Section 409A of the Code (“Section 409A”) applies to compensation that individuals earn in one year but that is not paid until a future year. This is referred to as nonqualified deferred compensation. Section 409A, however, does not apply to qualified plans (such as a Section 401(k) plan) and certain welfare benefits. If deferred compensation covered by Section 409A meets the requirements of Section 409A, then Section 409A has no effect on the individual’s taxes. The compensation is taxed in the same manner as it would be taxed if it were not covered by Section 409A. If a deferred

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compensation arrangement does not meet the requirements of Section 409A, the compensation is subject to accelerated taxation in the year in which such compensation is no longer subject to a substantial risk of forfeiture and certain additional taxes, interest, and penalties, including a 20% additional income tax. Section 409A has no effect on FICA (Social Security and Medicare) tax.

The 2020 LTIP permits the grant of various types of incentive awards, which may or may not be exempt from Section 409A. Restricted stock awards, and stock options and SARs that comply with the terms of the 2020 LTIP, are designed to be exempt from the application of Section 409A. Restricted stock units and cash incentive awards granted under the 2020 LTIP, whether time-based or performance-based, would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties. Awards under the 2020 LTIP are intended to comply with the requirements of Section 409A or an exception thereto. Notwithstanding, Section 409A may impose upon a participant certain taxes or interest charges for which the participant is responsible. Section 409A does not impose any penalties on the Company and does limit the Company’s deduction with respect to compensation paid to a participant, though the Company does have an obligation to withhold, remit, and report income and related taxes in compliance with the requirements of Section 409A.

Company Deduction. The Company generally may deduct any compensation or ordinary income recognized by the recipient of an award under the 2020 LTIP when recognized, subject to the limits of Code Section 162(m). Prior to 2018, Code Section 162(m) imposed a $1 million limit on the amount a public company may deduct for compensation paid to a company’s chief executive officer or any of the company’s three other most highly compensated executive officers (other than the chief financial officer) who are employed as of the end of the year. This limitation did not apply to compensation that met Code requirements for “qualified performance-based compensation.”

The performance-based compensation exemption, the last day of the year determination date, and the exemption of the chief financial officer from Code Section 162(m)’s deduction limit have all been repealed under the Tax Cuts and Jobs Act of 2017 (“Tax Reform”), effective for taxable years beginning after December 31, 2017, such that awards paid under the 2020 LTIP to our covered current and former executive officers may not be deductible for such taxable years due to the application of the $1 million deduction limitation. However, under Tax Reform transition relief, compensation provided under a written binding contract in effect on November 2, 2017 that is not materially modified after that date continues to be subject to the performance-based compensation exception.

As in prior years, while deductibility of executive compensation for federal income tax purposes is among the factors the Committee considers when structuring our executive compensation, it is not the sole or primary factor considered. Our Board and the Committee retain the flexibility to authorize compensation that may not be deductible if they believe it is in our best interests.

Consequences of Change of Control. If a change of control of the Company causes awards under the 2020 LTIP to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of the Company’s deductions under Section 280G of the Code.

Tax Withholding. The Company and its affiliates have the right to deduct or withhold, or require a participant to remit to the Company and its affiliates, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2020 LTIP.

New Plan Benefits

No awards have been granted under the 2020 LTIP. Future awards under the 2020 LTIP will be made at the discretion of the Committee and Board, as applicable. Therefore, the benefits and amounts that will be received or allocated under the 2020 LTIP in the future are not determinable at this time.

The Board of Directors recommends a vote FOR approval of the 2020 LTIP.

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Equity Compensation Plan Information

The following table and related footnotes provide information as of December 31, 2019 with respect to shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans, including the 2019 LTIP, the 2014 LTIP, the 2009 LTIP, the 1999 NEDSIP, the Director Deferral Plans, the 2008 Employee Stock Purchase Plan (“2008 ESPP”), and the Rice LTIP.

	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column A) (C)
Equity Compensation Plans Approved by Shareholders(1)	6,056,224(2)	28.37(3)	15,306,952(4)
Equity Compensation Plans Not Approved by Shareholders(5)	35,860(6)	N/A	135,530(7)
Total	6,092,084	28.37	15,442,482

(1)	Consists of the 2019 LTIP, the 2014 LTIP, the 2009 LTIP, the 1999 NEDSIP and the 2008 ESPP. Effective as of July 10, 2019, in connection with the adoption of the 2019 LTIP, the Company ceased making new grants under the 2014 LTIP. Effective as of April 30, 2014, in connection with the adoption of the 2014 LTIP, the Company ceased making new grants under the 2009 LTIP. Effective as of April 22, 2009, in connection with the adoption of the 2009 LTIP, the Company ceased making new grants under the 1999 NEDSIP. The 2014 LTIP, the 2009 LTIP, and the 1999 NEDSIP remain effective solely for the purpose of issuing shares upon the exercise or payout of awards outstanding under such plans on July 10, 2019 (for the 2014 LTIP), April 30, 2014 (for the 2009 LTIP), and April 22, 2009 (for the 1999 NEDSIP).

(2)	Consists of (i) 1,598,415 shares subject to outstanding stock options under the 2014 LTIP; (ii) 3,361,577 shares subject to outstanding performance awards under the 2014 LTIP, inclusive of dividend reinvestments thereon (counted at a 3X multiple assuming maximum performance is achieved under the awards (representing 2,345,659 target and confirmed awards and dividend reinvestments thereon)); (iii) 117,102 shares subject to outstanding directors’ deferred stock units under the 2014 LTIP, inclusive of dividend reinvestments thereon; (iv) 956,314 shares subject to outstanding stock options under the 2009 LTIP; (v) 22,152 shares subject to outstanding directors’ deferred stock units under the 2009 LTIP, inclusive of dividend reinvestments thereon; and (vi) 664 shares subject to outstanding directors’ deferred stock units under the 1999 NEDSIP, inclusive of dividend reinvestments thereon.

(3)	The weighted-average exercise price is calculated solely based upon outstanding stock options under the 2019 LTIP, 2014 LTIP, and the 2009 LTIP and excludes deferred stock units under the 2019 LTIP, 2014 LTIP, the 2009 LTIP and the 1999 NEDSIP and performance awards under the 2019 LTIP, 2014 LTIP, and 2009 LTIP. The weighted average remaining term of the stock options was 5.94 years as of December 31, 2019.

(4)	Consists of (i) 14,891,683 shares available for future issuance under the 2019 LTIP, (ii) zero shares under the 2014 LTIP, (iii) 29,924 shares under the 2009 LTIP and (iv) 385,345 shares available for future issuance under the 2008 ESPP. As of December 31, 2019, no shares were subject to purchase under the 2008 ESPP.

(5)	Consists of the 2005 DDCP, the 1999 DDCP and the Rice LTIP, each of which are described below.

(6)	Consists of 35,860 shares invested in the EQT Common Stock Fund, payable in shares of common stock, allocated to non-employee directors’ accounts under the 2005 DDCP and the 1999 DDCP as of December 31, 2019.

(7)	Consists of 135,530 shares available for future issuance under the 2005 DDCP as of December 31, 2019. No future awards are available for issuance under the Rice LTIP.

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2005 Directors’ Deferred Compensation Plan

The 2005 DDCP was adopted by the Management Development and Compensation Committee, effective January 1, 2005. Neither the original adoption of the plan nor its amendments required approval by the Company’s shareholders. The plan allows non-employee directors to defer all or a portion of their directors’ fees and retainers. Amounts deferred are payable on or following retirement from the Board unless an early payment is authorized after the director suffers an unforeseeable financial emergency. In addition to deferred directors’ fees and retainers, the deferred stock units granted to directors on or after January 1, 2005 under the 1999 NEDSIP, the 2009 LTIP, the 2014 LTIP, and the 2019 LTIP are administered under this plan.

1999 Directors’ Deferred Compensation Plan

The 1999 DDCP was suspended as of December 31, 2004. The plan continues to operate for the sole purpose of administering vested amounts deferred under the plan on or prior to December 31, 2004. Deferred amounts are generally payable on or following retirement from the Board, but may be payable earlier if an early payment is authorized after a director suffers an unforeseeable financial emergency. In addition to deferred directors’ fees and retainers and a one-time grant of deferred shares in 1999 resulting from the curtailment of the directors’ retirement plan, the deferred stock units granted to directors and vested prior to January 1, 2005 under the 1999 NEDSIP are administered under this plan.

Rice Energy Inc. 2014 Long-Term Incentive Plan

The board of directors of Rice Energy Inc. adopted the Rice LTIP, which was assumed by the Company in connection with the 2017 merger with Rice Energy Inc. for employees and non-employee directors of the Company and any of its affiliates. The plan is administered by the Committee, except to the extent the Board elects to administer the plan. The Board may amend, alter, suspend, discontinue or terminate the plan at any time, except that no amendment may be made without the approval of the Company’s shareholders if shareholder approval is required by any federal or state law or regulation or by the rules of any exchange on which the stock may then be listed, or if the amendment, alteration or other change increases the number of shares available under the plan, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable.

No future awards are available for issuance under the Rice LTIP, though the Rice LTIP will continue to govern the terms of currently outstanding awards.

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REPORT OF THE AUDIT COMMITTEE

The primary role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s accounting and financial reporting processes. In doing so, the Audit Committee is responsible for the appointment and compensation of the Company’s independent registered public accounting firm and has oversight for its qualification, independence and performance. The Audit Committee’s charter guides our duties and responsibilities. The Audit Committee charter, which was last amended during 2020, is available on the Company’s website at www.eqt.com. As set forth in the charter, management is responsible for the internal controls and accounting and financial reporting processes of EQT Corporation. The independent registered public accounting firm is responsible for expressing opinions on the conformity of EQT Corporation’s audited consolidated financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. Our responsibilities include monitoring and overseeing these processes.

Our Committee is composed of four non-employee, independent members of the Board of Directors. No member currently serves on more than two other public company audit committees. The Board of Directors has determined that all of the members of the Audit Committee are financially literate and that each member of the Committee is an audit committee financial expert, as that term is defined by the SEC. The members of our Committee are not professionally engaged in the practice of auditing or accounting. The Audit Committee’s considerations and discussions referred to below do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

In the performance of our oversight function, we have reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2019 and management’s assessment of the effectiveness of the Company’s internal control over financial reporting with the management of EQT Corporation. We have met with Ernst & Young LLP, the Company’s independent registered public accounting firm, with and without management present. We discussed with Ernst & Young LLP the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC and such other matters as we have deemed to be appropriate, including the overall scope and plans for the audit. We also have received the written disclosures and the letter from Ernst & Young LLP required by the applicable PCAOB requirements regarding the independent accountant’s communications with the Audit Committee concerning independence, and we have discussed with Ernst & Young LLP that firm’s independence from management and the Company. We also reviewed the amount of fees paid to Ernst & Young LLP for both audit and non-audit services. In doing so, we considered whether the provision of non-audit services to the Company was compatible with maintaining the independence of Ernst & Young LLP.

Based on the reports and discussions above, we recommended to the Board of Directors that the audited financial statements be included in the EQT Corporation 2019 Annual Report.

This report is not soliciting material, is not deemed to be filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

This report has been furnished by the Audit Committee of the Board of Directors.

Stephen A. Thorington, Chair

Lee M. Canaan

James T. McManus II

Hallie A. Vanderhider

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ITEM NO. 6 – RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(Item No. 6 on the proxy card)

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020.

The Audit Committee evaluates the selection of our independent registered accounting firm each year and has reappointed Ernst & Young LLP as the Company’s independent registered public accounting firm (an independent accounting firm) to examine the consolidated financial statements of the Company and its subsidiaries for the calendar year 2020. In deciding whether to reappoint Ernst & Young LLP, the Audit Committee considered a number of factors, including, but not limited to: the quality of services, the effectiveness of communications and the technical expertise and knowledge of the industry. The Audit Committee is directly involved with the selection of the lead engagement partner, including in connection with the mandated rotation of the independent auditor’s lead engagement partner every five years.

Ernst & Young LLP (including its predecessor) has acted as an independent accounting firm for the Company since 1950. Although shareholder approval is not required for the appointment of an independent accounting firm, the Audit Committee believes the Company’s shareholders should participate as a matter of good corporate practice. If the shareholders fail to ratify the selection, it will be considered as a direction to the Board to consider the appointment of another independent accounting firm for the following year. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting to respond to appropriate questions and to make a statement if they desire to do so.

The following chart details the fees billed to the Company by Ernst & Young LLP during 2019 and 2018:

	2019 ($)	2018 ($)
Audit Fees(1)	2,675,500	3,545,171
Audit-Related Fees(2)	91,950	75,750
Tax Fees(3)	110,000	767,728
All Other Fees	0	0
Total	2,877,450	4,388,649

(1)	Includes fees for the audit of the Company’s annual financial statements and internal control over financial reporting, reviews of financial statements included in the Company’s quarterly reports, and services that are normally provided in connection with statutory and regulatory filings or engagements, including certain attest engagements and consents.

(2)	Includes fees for audits of, and consents related to, employee benefit plans and attest engagements not required by statute or regulation.

(3)	Includes fees for tax advisory services and tax planning services.

The Audit Committee has adopted a Policy Relating to Services of Registered Public Accountant under which the Company’s independent accounting firm is not allowed to perform any service that may have the effect of jeopardizing the independent accounting firm’s independence. Without limiting the foregoing, the independent accounting firm may not be retained to perform the following:

•	Bookkeeping or other services related to the accounting records or financial statements

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•	Actuarial services

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•	Internal audit outsourcing services

•	Management functions

•	Human resources functions

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

•	Prohibited tax services

All audit and permitted non-audit services for the Company and its subsidiaries must be pre-approved by the Audit Committee. The Audit Committee has delegated specific pre-approval authority with respect to audit and permitted non-audit services to the Chair of the Audit Committee but only where pre-approval is required to be acted upon prior to the next Audit Committee meeting and where the aggregate audit and permitted non-audit services fees are not more than $75,000. The Audit Committee encourages management to seek pre-approval from the Audit Committee at its regularly scheduled meetings. In 2019, 100% of the professional fees reported as audit-related fees and tax fees required to be pre-approved complied with the above policy.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020.

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ADDITIONAL INFORMATION

Other Matters

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the 2020 Annual Meeting. However, should other matters properly come before the meeting, the persons named as proxies will vote in a manner as they may, in their discretion, determine.

2019 Annual Report on Form 10-K

The 2019 Annual Report is enclosed with this proxy statement.

Websites

Website addresses referenced in this proxy statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

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APPENDIX A-1

EQT Corporation

Related Person Transaction Approval Policy

This policy applies to any transaction in which EQT Corporation (the Company) or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person (as defined below) has a direct or indirect material interest (Related Person Transaction).

1.	It is the responsibility of the Corporate Governance Committee (Committee) to review Related Person Transactions not otherwise approved by the full Board of Directors and to approve, ratify, revise, reject or take other action as the Committee deems appropriate with respect to such Related Person Transactions in accordance with this policy. In determining the appropriate action to take with respect to a Related Person Transaction, the Committee will consider all facts and circumstances including, but not limited to:

i.	the benefits to the Company of the transaction;
ii.	the terms of the transaction;
iii.	the terms available to unaffiliated third parties and employees generally;
iv.	the extent of the affected director or executive officer’s interest in the transaction; and
v.	the potential for the transaction to affect the individual’s independence or judgment.

2.	Company management, with the assistance of the Law Department, will be responsible for determining whether a transaction meets the requirements of a Related Person Transaction requiring review under this policy, including whether the Related Person has a material interest, based on a review of all facts and circumstances, including information provided in the annual director and officer questionnaires. Upon determination by Company management that a transaction is a Related Person Transaction requiring review by the Committee, the material facts respecting the transaction and the Related Person’s interest in such transaction shall be reported to the Committee. The Committee shall be entitled to rely on such determinations by Company management.

3.	If a Related Person Transaction involves a Related Person who is a director or an Immediate Family Member of a director, such director may not participate in the deliberations or vote respecting approval, ratification, revision or rejection; provided, however, that such director may be counted in determining the presence of a quorum at the meeting of the Committee at which such transaction is considered.

4.	If management determines it is impractical or undesirable to wait until a Committee meeting to consummate a transaction with a Related Person, the Chairman of the Committee may take action on behalf of the Committee with respect to the transaction with the Related Person. Any such action must be reported to the Committee at the next regularly scheduled Committee meeting.

5.	If the Company becomes aware of a Related Person Transaction that has not been approved under this policy, the matter shall be reviewed by the Committee. The Committee shall consider all of the relevant facts and circumstances respecting such transaction, and shall evaluate all options available to the Company, including ratification, revision or termination of such transaction, and shall take such course of action as the Committee deems appropriate under the circumstances.

6.	The Committee has determined that each of the following transactions shall be deemed to be pre-approved by the Committee, even if the aggregate amount involved will exceed $120,000:

i.	Any employment by the Company of an executive officer of the Company, as long as the executive officer is not an Immediate Family Member of another executive officer or director of the Company, and the Compensation Committee has approved his or her compensation;

ii.	Any compensation or benefits paid to a director for service as a director of the Company;

iii.	Any transaction on competitive business terms with another company in which a director or an Immediate Family Member of a director

•	is an employee or executive officer
•	serves as a director, or
•	is the beneficial owner of less than 10% of that company’s shares,

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if the aggregate amount involved does not exceed the greater of $1,000,000 or 2 percent of the other company’s consolidated gross revenues;

iv.	Any transaction where the Related Person’s interest arises solely from the ownership of a class of the Company’s equity securities and all holders of that class of equity securities received the same benefit on a pro rata basis (e.g., payment of dividends);

v.	Any transaction involving a Related Person where the rates or charges involved are determined by competitive bids;

vi.	Transactions involving the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental regulation;

vii.	Transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services; and

viii.	Any charitable contribution, grant or endowment by the Company or the Company’s charitable foundation to a charitable or non-profit organization, foundation or university in which a Related Person’s only relationship is as an employee or a director or trustee, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2 percent of the recipient’s consolidated gross revenues;

7.	For purposes of this policy, the following definitions shall apply:

i.	A “Related Person” is any director or executive officer of the Company, any nominee for director, any shareholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and any Immediate Family Member of any such person.

ii.	“Immediate Family Member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a person, and any person (other than a tenant or an employee) sharing the household of such person.

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APPENDIX A-2

GOVERNANCE POLICY FOR THE MANAGEMENT OF POTENTIAL

CONFLICTS OF INTEREST INVOLVING THE RICE INVESTMENT GROUP (RIG)

BACKGROUND AND POLICY STATEMENT:

Toby Z. Rice, J. Kyle Derham and Daniel J. Rice IV are each a partner in Rice Investment Group L.P. (“RIG”), a multi-strategy fund founded in January 2018 that invests in all verticals of the oil and natural gas sector.

In the months prior to the 2019 Annual Meeting of Shareholders (the 2019 Annual Meeting) of EQT Corporation (the Company), which took place on July 10, 2019, Messrs. Toby Z. Rice and J. Kyle Derham were members of the Rice Team, a dissident campaign that sought to effectuate a transformation of the Company in part through management change, including electing Mr. Toby Z. Rice into the position of Chief Executive Officer (CEO). During this campaign, the positions of Messrs. Toby Z. Rice, J. Kyle Derham and Daniel J. Rice IV, as partners in RIG, were disclosed and highlighted as a potential source of conflicts by then-incumbent management. At the 2019 Annual Meeting, the Rice Team received the approval of over 80% of the Company’s shareholders, Messrs. Toby Z. Rice and Daniel J. Rice IV were elected to the Board and Mr. Toby Z. Rice was named CEO.

The Company maintains various existing policies designed to address situations that may implicate potential conflicts of interest, including its Related Person Transaction Approval Policy (the RPT Policy), Code of Business Conduct and Ethics (the Code) and Conflicts of Interest Policy (the Conflicts Policy and, together with the RPT Policy and the Code, the Existing Policies).4

Consistent with the requirements of the Existing Policies, and at the direction of the Corporate Governance Committee (the Committee) of the Board of Directors of the Company, the Company has developed, and the Committee has reviewed and approved, this Policy for the purpose of establishing appropriate corporate governance procedures designed to ensure potential conflicts of interest that may arise from time-to-time by virtue of the business activities of RIG are properly and timely disclosed to the Committee and, when appropriate, submitted to the Committee for review and possible approval.

SCOPE:

This Policy describes various circumstances in which potential conflicts of interest may arise from time to time in respect of directors, officers, employees and consultants who are also partners, and/or holders of equity interests, in RIG (RIG Related Persons) and establishes specific processes and procedures that must be complied with by all directors, officers, employees and consultants of the Company to appropriately manage such potential conflicts. The requirements of this Policy are intended to be consistent with the requirements of, and to support compliance with, the Existing Policies.

POLICY DETAILS:

I.	Potential Business Transactions with Existing RIG Portfolio Investments

The Company’s Procurement department shall not enter into (or otherwise authorize another department or group to enter into) on behalf of the Company or its subsidiaries any new business arrangements with a RIG portfolio company or a known subsidiary of a RIG portfolio company without prior written approval having been obtained from the Committee.

The Company’s Procurement department, with support from the Company’s Compliance department, shall maintain and regularly monitor a “watch list” of each RIG portfolio company name, together with any known doing business as (d/b/a)

4 The RPT Policy applies to any transaction in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person (as defined therein) has a direct or indirect material interest. Under the RPT Policy, a “Related Person” is defined as any director or executive officer of the Company, any nominee for director, any shareholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and any Immediate Family Member of any such person (with “Immediate Family Member” being defined as any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a person, and any person (other than a tenant or an employee) sharing the household of such person).

The Company’s Code and Conflicts Policy set forth a number of duties and responsibilities of directors and employees of the Company, and each require that prior written approval be obtained before a director, officer or employee may work for, receive payments or services from or make investments in any company that does or seeks to do business with the Company or is in competition with the Company.

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name and the names of all known subsidiaries of such RIG portfolio company (collectively, “RIG Portfolio Company Names”) and shall seek to obtain from representatives of RIG on a regular basis any updates to the watch list.

Prior to entering into any business relationship with a supplier of products or services to the Company or its subsidiaries, the Company’s Procurement department shall run a screening check of the vendor name (including any known d/b/a names) against the watch list to determine whether the vendor name matches a RIG Portfolio Company Name. In the event the proposed counterparty is on the watch list (or is otherwise known to be a RIG portfolio company or a subsidiary thereof), the Procurement department shall refrain from entering into the proposed business relationship (such relationship, a “Proposed RIG Relationship”) and promptly shall notify appropriate representatives of the Company’s Compliance and Legal departments of the Proposed RIG Relationship.

Upon receiving notice of a Proposed RIG Relationship, appropriate representatives of the Company’s Compliance and Legal departments shall confer with the Company’s Chief Financial Officer and with such other executive officers and employees, other than RIG Related Persons, as are necessary to assess the potential benefits to the Company of the transaction or business relationship and develop a recommendation as to whether the proposed transaction or business relationship should be abandoned or, alternatively, whether Committee approval should be sought to pursue the Proposed RIG Relationship. In the event it is determined to seek Committee approval for a Proposed RIG Relationship, the proposed business relationship shall be brought before the Committee for review consistent with the approach outlined in the RPT Policy (provided that, for purposes of evaluating a Proposed RIG Relationship, the $120,000 threshold shall be disregarded).

To ensure compliance with the foregoing procedures, prior to entering into any new business arrangements with a counterparty that matches a RIG Portfolio Company Name (or is otherwise known to the Company’s Procurement department to be a RIG portfolio company or a subsidiary thereof), the Company’s Procurement department shall obtain written confirmation from the Company’s General Counsel that the Proposed RIG Relationship has received the approval of the Committee, consistent with the requirements of this Policy.

Quarterly Report and Certification. On a quarterly basis, the Procurement department shall prepare and distribute to designated representatives from the Company’s Compliance, Internal Audit and Legal departments a report, part one of which shall identify all new business transactions entered into by the Company with suppliers of products or services to the Company or its affiliates during the preceding month and part two of which shall contain the current watch list, together with a written certification from the head of the Procurement department that, to his or her knowledge, no transactions occurred between the Company or its subsidiaries, on the one hand, and a RIG portfolio company or its subsidiaries, on the other hand, during the covered quarterly period (other than any transactions the entry into which was previously approved by the Committee).

In the event that the Company becomes aware of a business transaction involving the Company and a RIG portfolio company or its subsidiary that was not pre-approved in accordance with this Policy (through the quarterly review and certification process or otherwise), the transaction shall be promptly brought to the attention of the Chair of the Committee and then to the Committee for review and consideration pursuant to Section 5 of the RPT Policy (irrespective of the dollar amount involved). Consistent with the RPT Policy, the Committee shall consider all of the relevant facts and circumstances respecting such transaction, and shall evaluate all options available to the Company, including ratification, revision or termination of such transaction, and shall take such course of action as the Committee deems appropriate under the circumstances.

II.	Potential New Investments by RIG

Each of the Code and the Conflicts Policy prohibit directors, officers and employees from making investments in a business that either (i) does business with the Company or (ii) is in competition with the Company, absent prior written approval. In light of the interests in RIG held by RIG Related Persons, the Company, at the direction of the Committee, has developed the following procedures to be followed with respect to new RIG investments to support compliance with the requirements of the Code and the Conflicts Policy.

Without the prior approval of the Committee, RIG Related Persons may not hold an interest, whether directly or indirectly through their interest in RIG, in a business that is in competition with the Company. Solely for purposes of this Policy (and the Existing Policies referenced herein), the Company shall develop a business description of its business (the “Business

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Description”) that shall be applied in evaluating potential competition between the Company, on the one hand, and current and potential new RIG portfolio companies, on the other hand.

At each regularly scheduled meeting of the Committee, the Committee will be provided with an opportunity to review the Business Description.5 In the event the Committee determines that the Company’s business has changed in a manner that necessitates a change to the Business Description or a change in such definition is otherwise determined by the Committee to be in the best interests of the Company’s shareholders, the Business Description shall be updated as appropriate, as approved by the Committee.

On this basis, absent prior approval by the Committee, it is the Committee’s expectation that RIG will refrain from making a new investment in a business that is in competition with the business of the Company, as set forth in the Business Description (it being understood that investments by RIG in new RIG portfolio companies in a business that is not in competition with the Company do not require prior Committee approval).

Additionally, to ensure consistent application of the requirements of Section I above, prior to making a new RIG portfolio company investment, the RIG Related Persons will request that RIG identify as part of its regular investment due diligence process any existing business relationships between the Company or its subsidiaries, on the one hand, and the potential new RIG portfolio company or its subsidiaries, on the other hand (an “Existing Business Relationship”). In the event an Existing Business Relationship is identified, the Company expects that, prior to making the investment, the RIG Related Persons will request that RIG identify and describe the Existing Business Relationship to the Company and provide such other information as the Company or the Committee may reasonably request to enable the Committee to make an assessment of how it would treat the Existing Business Relationship under the RPT Policy, were RIG to proceed with the investment. Consistent with the RPT Policy, the Committee shall consider all of the relevant facts and circumstances respecting such transaction, and shall evaluate all options available to the Company, including ratification, revision or termination of such transaction, and shall take such course of action as the Committee deems appropriate under the circumstances.

An illustrative chart summarizing the compliance procedures described in this Section II with respect to potential new RIG portfolio investments is set forth on Annex A hereto.

It is expected that the RIG Related Persons, together with other appropriate employees of the Company, will endeavor to work with RIG to develop and maintain appropriate processes for cooperation to support compliance by the Company and the RIG Related Persons with its and their obligations under this Policy. However, this Policy acknowledges that the Company does not control RIG or its investment activities, but rather, imposes compliance obligations on the RIG Related Persons, in light of their status as directors, executive officers or consultants of, or to, the Company.

III.	Other Governance Matters

Mr. Toby Z. Rice is prohibited from serving (i) on the RIG investment committee and (ii) as a member of the board of directors/board of managers (or equivalent) of any RIG portfolio company or its subsidiaries until such time as he ceases to serve as an executive officer of the Company.

IV.	Questions

If you have any questions concerning this Policy contact your supervisor or your Human Resources representative. Directors, executive officers and other managers of EQT Corporation having questions regarding this Policy are encouraged to contact the General Counsel. As is always the case, you may also always contact the Ethics HelpLine at 1-800-242-3109.

A-2-3

Annex A

A-2-4

APPENDIX B

NON-GAAP FINANCIAL INFORMATION

The Executive STIP for the 2019 plan year and the 2019 Supplemental STIP utilized adjusted EBITDA compared to the Company’s business plan as a performance measure.

For the 2019 plan year, adjusted EBITDA is defined as the Company’s income from continuing operations (which shall include income attributable to non-controlling interests) before interest, income taxes, depreciation, depletion, amortization and cumulative effect of accounting change for the fiscal year ending December 31, 2019, (i) calculated using the fixed commodity prices set forth in the Company’s 2019 business plan (the 2019 Plan) and adjusted for all cash settled derivatives and all basis and fixed price sales set forth in the 2019 Plan, (ii) excluding the effects of non-cash derivative gains (losses) not included in the 2019 Plan, (iii) excluding gains / losses on derivatives not designated as hedges, (iv) excluding the effects of non-cash impairments, (v) excluding all direct and indirect impacts of acquisitions and/or dispositions during the year in which the total consideration paid, received or assumed is in excess of $100 million to the extent not contemplated by the 2019 Plan, (vi) excluding any charge and benefit associated with the repurchase of debt by the Company, (vii) to the extent not contemplated by the 2019 Plan, excluding the costs associated with the Company’s analyses of (A) the Company’s “sum-of-the-parts discount” and (B) the structure of the Company’s master limited partnerships, and the implementation of any changes recommended as a result of either of the foregoing and (viii) excluding realized and unrealized gains and losses on Equitrans Midstream Corporation securities.

Adjusted EBITDA is a non-GAAP supplemental financial measures that the Company’s management uses to assess: (i) the Company’s performance versus prior periods; (ii) the Company’s operating performance as compared to other companies in its industry; (iii) the ability of the Company’s assets to generate sufficient cash flow to make distributions to its investors; (iv) the Company’s ability to incur and service debt and fund capital expenditures; and (v) the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities. Adjusted EBITDA contains certain adjustments that are not included in the Company’s calculation of EBITDA, a separate non-GAAP supplemental financial measure used by external users of the Company’s financial statements, such as industry analysts, investors, lenders and ratings agencies.

Adjusted EBITDA should not be considered as an alternative to net income, operating income, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income. Additionally, because adjusted EBITDA may be defined differently by other companies in its industry, the Company’s definition of adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Adjusted EBITDA was selected as a performance measure under the Executive STIP for the 2019 plan year and the 2019 Supplemental STIP because adjusted EBITDA growth drives behavior consistent with the shareholders’ interests, and the Company’s business plan embodies the goals and priorities of the Company.

The table below reconciles the Company’s adjusted EBITDA as shown in this CD&A with the Company’s net income, the most comparable financial measure calculated in accordance with GAAP, for the applicable year as set forth in the Company’s 2019 Annual Report.

(thousands)
Net income (loss) from continuing operations	(1,221,695)
(Deduct)/add back:
Income tax (benefit)	(375,776)
Interest expense	199,851
Depreciation, depletion and amortization	1,574,661
EBITDA	177,041
Price adjustment	395,400
Non-cash derivatives	(350,319)
Acquisitions/divestitures	0
Impairments	1,710,122
Transaction costs	117,045
Increase in litigation reserves	82,395
Unrealized loss on EQT’s investment in ETRN	336,993
EBITDA attributable to discontinued operations	0

B-1

Adjusted EBITDA	$2,468,677

The 2019 Supplemental STIP also utilizes adjusted free cash flow as a performance measure. For the 2019 plan year, adjusted free cash flow is defined as the Company’s net cash provided by operating activities, excluding from such amount the effects of changes in other assets and liabilities, minus accrual-based capital expenditures (excluding any cash payments or capital expenditures for acquisitions), plus dividends received from Equitrans Midstream Corporation.

Adjusted free cash flow is a non-GAAP supplemental financial measure that the Company’s management and external users of its consolidated financial statements, such as industry analysts, lenders and ratings agencies use to assess the Company’s liquidity. The Company believes that adjusted free cash flow provides useful information to management and investors in assessing the impact of the Company’s ability to generate cash flow in excess of capital requirements and return cash to shareholders. Adjusted free cash flow should not be considered as an alternative to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP.

The table below reconciles the Company’s adjusted free cash flow as shown in the CD&A with the Company’s net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Consolidated Cash Flows included in the Company’s report on Form 10-K for the year ended December 31, 2019.

(thousands)
Net cash provided by operating activities	$1,851,704
(Deduct) / add back changes in other assets and liabilities	(19,536)
Operating cash flow	1,832,168
(Deduct):
Capital expenditures attributable to continuing operations	(1,772,479)
Adjusted free cash flow	$59,689
Price adjustment	395,400
Transaction costs	117,045
Increase in litigation reserves	82,395
Adjusted free cash flow – Price Normalized	$654,529

B-2

APPENDIX C

2019 PEER GROUP –

FINANCIAL METRICS

Company	2017 Net Income (Loss) ($MM)	December 31, 2017 Market Cap ($MM)	2017 Revenue ($MM)
Chesapeake Energy Corporation	949	3,545	9,496
Encana Corporation	827	16,319	4,443
Southwestern Energy Company	1,046	2,817	3,203
Antero Resources Corporation	615	5,997	3,656
Range Resources Corporation	333	4,166	2,609
Murphy Oil Corporation	(312)	5,358	2,098
Cimarex Energy Co.	494	11,623	1,918
Newfield Exploration Company	427	6,229	1,767
Cabot Oil & Gas Corporation	100	13,228	1,764
QEP Resources, Inc.	269	2,306	1,623
WPX Energy, Inc.	(16)	5,602	1,336
SM Energy Company	(161)	2,465	1,260
CNX Resources Corporation	381	3,283	1,415
Gulfport Energy Corporation	435	2,336	1,320
50% Percentile	$404	$4,762	$1,843
EQT Corporation	$1,509	$15,098	$3,378
EQT Percent Rank	Highest	97%	80%

Source: Pay Governance LLC

2020 PEER GROUP –

FINANCIAL METRICS

Compensation Peer Group

Financial Data as of 7/31/2019 (thousands)
Company	Enterprise Value	Market Captalization	Assets	Revenue	Employees (as of fiscal year end 2018)
Apache Corporation	$19,293	$9,180	$21,806	$6,782	3,420
Noble Energy, Inc.	$18,264	$10,564	$21,649	$4,678	2,330
Encana Corporation	$18,878	$8,119	$21,747	$6,340	2,107
Chesapeake Energy Corporation	$14,234	$2,925	$16,540	$9,876	2,350
Cabot Oil & Gas Corporation	$9,034	$8,016	$4,564	$2,323	483
Antero Resources Corporation	$8,362	$1,426	$17,331	$4,374	590
Murphy Oil Corporation	$8,000	$4,174	$13,536	$3,000	1,108
Cimarex Energy Co.	$7,372	$5,049	$7,596	$2,339	955
WPX Energy, Inc.	$6,971	$4,408	$8,553	$2,385	600
Range Resources Corporation	$5,242	$1,394	$9,728	$3,284	796
CNX Resources Corporation	$5,123	$1,542	$9,147	$1,777	564
Oasis Petroleum Inc.	$4,568	$1,568	$7,710	$2,253	727
Whiting Petroleum Corporation	$4,468	$1,615	$7,776	$1,856	755
SM Energy Company	$3,820	$1,119	$6,392	$1,537	611
Southwestern Energy Company	$3,238	$1,186	$6,545	$3,783	960
EQT Corporation	$8,888	$3,861	$20,479	$4,666	863

Source: Meridian Compensation Partners, LLC

2020 PEER GROUP –

FINANCIAL METRICS

Performance Peer Group

Financial Data as of 7/31/2019 (thousands)
Company	Percentage of Liquids/ Reserves	Enterprise Value	Market Captalization	Assets	Revenue	Employees (as of fiscal year end 2018)
Chesapeake Energy Corporation	22%	$14,234	$2,925	$16,540	$9,876	2,350
Cabot Oil & Gas Corporation	0%	$9,034	$8,016	$4,564	$2,323	483
Antero Resources Corporation	37%	$8,362	$1,426	$17,331	$4,374	590
Range Resources Corporation	33%	$5,242	$1,394	$9,728	$3,284	796
CNX Resources Corporation	6%	$5,123	$1,542	$9,147	$1,777	564
Southwestern Energy Company	33%	$3,238	$1,186	$6,545	$3,783	960
Gulfport Energy Corporation	13%	$2,761	$602	$6,465	$1,407	350
Comstock Resources, Inc.	6%	$2,503	$1,262	$2,283	$488	113
EQT Corporation	5%	$8,888	$3,861	$20,479	$4,666	863

Source: Meridian Compensation Partners, LLC

APPENDIX D

2019 INCENTIVE PERFORMANCE SHARE UNIT PROGRAM PAYOUT MATRIX

2019 Program
Relative TSR Ranking (50% Weight)

	Less than Threshold	Threshold	Below Target	Target	Exceeds	Stretch
Performance Goal	18th – 20th rank	17th rank	15th rank	10th rank	5th rank	3rd – 1st rank
Payout Factor	0%	16.7%	50%	100%	200%	300%

Operating Efficiency (25% Weight)

	Greater than Threshold	Threshold	Target	Exceeds	Stretch
Performance Goal	Greater than $.61/Mcfe	$.61/Mcfe	$.45/Mcfe	$.35/Mcfe	$.32/Mcfe
Payout Factor	0%	50%	100%	200%	300%

Development Efficiency (25% Weight)

	Greater than Threshold	Threshold	Target	Exceeds	Stretch
Performance Goal	Greater than $.52/Mcfe	$.52/Mcfe	$.44/Mcfe	$.41/Mcfe	$.38/Mcfe
Payout Factor	0%	50%	100%	200%	300%

Return on Capital Employed* Modifier

After determining the preliminary payout factor as set forth above, the preliminary payout factor is modified based on achievement of return on capital employed over the performance period, by multiplying the preliminary payout factor by a percentage, as set forth in the table below, to determine the final payout factor for the performance share units. In no event shall the payout factor exceed 300%.

ROCE Achieved	ROCE Modifier
7% or less	0.9 x
9%	1.0 x
11% or more	1.1 x

* Return on Capital Employed is defined in Exhibit 10.02(bb) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

D-1

APPENDIX E

The full text of the proposed amendments to Division B and Division C of the Articles to remove the 80% supermajority voting requirements for shareholders to approve amendments to the Articles (other than Division D) and Bylaws and to remove directors from office outside of the annual meeting process is as follows (proposed additions are double underlined, and proposed deletions are stricken through):

Amendments to Division B of the Articles:

2.3          Amendments to By-Laws. The Board of Directors may make, amend and repeal the By-Laws with respect to those matters which are not, by statute, reserved exclusively to the shareholders, subject always to the power of the shareholders to change such action as provided herein. No By-Law may be made, amended or repealed by the shareholders unless such action is approved by ~~the affirmative vote of the holders of not less than 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote in an annual election of directors, voting together as a single class, unless such action has been previously approved by a two-thirds vote of the whole Board of Directors, in which event (unless otherwise expressly provided in the Articles or the By-Laws)~~ the vote specified by applicable law for valid shareholder action ~~shall be required~~.

2.4          Amendments to Articles. Subject to the voting rights given to any particular series of the Preferred Stock by the Board of Directors pursuant to Subdivision 1.1 of Division A hereof, and except as may be specifically provided to the contrary in any other provision in the Articles with respect to amendment or repeal of such provision, including Subdivision 4.3(d), the ~~affirmative vote of the holders of not less than 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote in an annual election of directors, voting together as a single class, shall be required to amend the Articles of the Company or repeal any provision thereof, unless such action has been previously approved by a two-thirds vote of the whole Board of Directors, in which event (unless otherwise expressly provided in the Articles) such shareholder approval as may be~~ vote specified by applicable law for valid shareholder action shall be required to amend the Articles of the Company or repeal any provision thereof.

Amendments to Division C of the Articles:

3.1          The business and affairs of the Company shall be managed by a Board of Directors comprised as follows:

(a)           The Board of Directors shall consist of not less than 5 nor more than 15 persons, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority vote of the directors then in office.

(b)           Each person elected as a director of the Company after the 2013 annual meeting of shareholders, whether to succeed a person whose term of office as a director has expired (including the expiration of such person’s term) or to fill any vacancy, shall be elected for a term expiring at the next annual meeting. Each director elected at or prior to the 2013 annual meeting of shareholders shall be deemed to serve as a member of the class of directors to which he or she was so elected for the term elected. At and after the 2016 annual meeting of shareholders, the directors shall no longer be classified with respect to the time for which they hold office. Notwithstanding the foregoing, each director elected shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal.

(c)           Any director, any class of directors (if the Board of Directors is then classified) or the entire Board of Directors may be removed from office by shareholder vote at any time, without assigning any cause, but only if shareholders entitled to cast ~~at least 80% of the votes which all shareholders would be entitled to cast at an annual election of directors (or of such class of directors if the Board is then classified) shall vote in favor of such removal~~ the vote specified by applicable law for valid shareholder action shall vote in favor of such removal.

(d)           Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that vacancies resulting from removal from office by a vote of the shareholders may be filled by the shareholders at the same meeting at which such removal occurs. A person elected to fill a vacancy in the Board of Directors shall hold office for a term expiring at the next annual meeting of shareholders held immediately following such person being elected to fill the vacancy. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

E-1

(e)           Whenever the holders of any class or series of preferred stock shall have the right, voting separately as a class, to elect one or more directors of the Company, none of the foregoing provisions of this Section 3.1 shall apply with respect to the director or directors elected by such holders of preferred stock.

~~3.2          Notwithstanding any other provisions of law, the Articles or the By-Laws of the Company, the affirmative vote of the holders of not less than 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote in an annual election of directors, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, this Division C, unless such action has been previously approved by a two-thirds vote of the whole Board of Directors.~~

~~3.3~~3.2     No Director shall be personally liable for monetary damages as such (except to the extent otherwise provided by law) for any action taken, or any failure to take any action, unless such Director has breached or failed to perform the duties of his or her office under Title 42, Chapter 83, Subchapter F of the Pennsylvania Consolidated Statutes (or any successor statute relating to Directors’ standard of care and justifiable reliance); and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

If the Pennsylvania Consolidated Statutes are amended after May 22, 1987, the date this section received shareholder approval, to further eliminate or limit the personal liability of Directors, then a Director shall not be liable, in addition to the circumstances set forth in this section, to the fullest extent permitted by the Pennsylvania Consolidated Statutes, as so amended.

The provisions of this section shall not apply to any actions filed prior to January 27, 1987 nor to any breach of performance of duty, or any failure of performance of duty, by any Director occurring prior to January 27, 1987.

E-1

APPENDIX F

The full text of the proposed amendments to Division B of the Articles to allow shareholders holding at least 25% of the outstanding shares of the Company’s Voting Stock to call special meetings of shreholders is as follows (proposed additions are double underlined, and proposed deletions are stricken through):

2.5.       Special Meetings. Any holder(s) of at least twenty-five percent (25%) of the outstanding shares of the Company’s Voting Stock shall have the right to call a special meeting of the shareholders. Notice of any such special meeting shall be given in accordance with the procedures set forth in the By-Laws.

~~2.5~~2.6    General. The Company may issue and dispose of any of its authorized shares for such consideration as may be fixed by the Board of Directors subject to the laws then applicable.

F-1

APPENDIX G

EQT CORPORATION

2020 LONG-TERM INCENTIVE PLAN

SECTION 1.              PURPOSES

1.01.           The purpose of the 2020 Long-Term Incentive Plan of EQT Corporation (the “Company”) is to assist the Company in attracting, retaining and motivating employees, officers, directors, and individual consultants of outstanding ability and to align their interests with those of the shareholders of the Company.

SECTION 2.              DEFINITIONS; CONSTRUCTION

2.01.           Definitions. In addition to the terms defined elsewhere in this Plan, the following terms as used in this Plan shall have the following meanings when used with initial capital letters:

2.01.1.            “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

2.01.2.            “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Other Equity-Based Awards or any other right or interest relating to Shares or cash granted to a Participant under this Plan.

2.01.3.            “Award Agreement” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Agreements may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under this Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.01.4.            “Board” means the Company’s Board of Directors.

2.01.5.            “Cause” means, unless otherwise determined by the Committee, or otherwise provided in an Award Agreement or Individual Agreement, when used with respect to the termination of employment of a Participant who is an employee of the Company or an Affiliate or with respect to the termination of service of a Participant who is a Consultant of the Company or an Affiliate, includes:

(i)                        the conviction of a felony, a crime of moral turpitude or fraud or having committed fraud, misappropriation or embezzlement in connection with the performance of his duties;

(ii)                      willful and repeated failures to substantially perform his assigned duties; or

(iii)                    a violation of any express significant policies of the Company.

For purposes of this Section 2.01.5, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that such action or omission was in the best interest of the Company. Notwithstanding the foregoing, a Participant who at the time of his termination was an executive officer shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of a majority of the members of the Board at a duly-held meeting of the Board finding that, in the good faith opinion of the Board, the Participant is guilty of the conduct set forth above in clauses (i), (ii) or (iii) of this Section 2.01.5.

2.01.6.            “Change of Control” has the meaning provided in Section 9.02.

2.01.7.            “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with rules, regulations and interpretations promulgated thereunder. References to particular sections of the Code shall include any successor provisions.

2.01.8.            “Committee” means (i) with respect to Participants who are employees or Consultants of the Company, the Board or the Management Development and Compensation Committee or such other committee of the Board as may be designated by the Board to administer this Plan, as referred to in Section 3.01, provided, however, that any member of the Committee participating in the taking of any action under this Plan shall qualify as (A) a “non-employee director” as then defined under Rule 16b-3 of the Exchange Act or any successor rule and (B) an “independent” director under the rules of the New York Stock Exchange; or (ii) with respect to Participants who are Non-Employee Directors, the Board.

2.01.9.            “Common Stock” means shares of the Company’s common stock, without par value.

2.01.10.         “Consultant” means any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) otherwise qualifies as a de facto employee or consultant under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.

2.01.11.         “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer; provided, however, to the extent necessary to avoid tax penalties under Section 409A of the Code, “Disability” means “disability” as defined in Section 409(a)(2)(C) of the Code. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

2.01.12.         “Effective Date” has the meaning provided in Section 13.

2.01.13.         “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.01.14.         “Fair Market Value” of shares of any stock, including Common Stock, or units of any other securities (herein “shares”), shall be the closing price per share for the date as of which the Fair Market Value is to be determined in the principal market in which such shares are traded, as quoted in the printed or the electronic version of The Wall Street Journal (or in such other reliable printed or electronic publication as the Committee, in its discretion, may determine to rely upon). If the Fair Market Value of shares on any date cannot be determined on the basis set forth in the preceding sentence, or if a determination is required as to the Fair Market Value on any date of property other than shares, the Committee shall determine the Fair Market Value of such shares or other property on such date by such method as the Committee determines in good faith to be reasonable and in compliance with Section 409A of the Code. The Fair Market Value shall be determined without regard to any restriction other than a restriction that, by its terms, will never lapse.

2.01.15.         “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned to such term in the Individual Agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such Individual Agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given to such term in the applicable Award Agreement. If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

2.01.16.         “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in this Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

2.01.17.         “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code and is designated as such in the Award Agreement relating thereto. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

2.01.18.         “Independent Director” means a member of the Board who qualifies at any given time as an “independent” director under the applicable rules of each stock exchange on which the Shares are listed.

2.01.19.         “Individual Agreement” shall mean an employment, consulting, severance or similar agreement between a Participant and the Company or any of its Subsidiaries or Affiliates, and, after a Change of Control, a change of control or salary continuation agreement between a Participant and the Company or any of its Subsidiaries or Affiliates. If a Participant is a party to both an employment agreement and a change of control or salary continuation agreement, the employment agreement shall be the relevant “Individual Agreement” prior to a Change of Control, and, the change of control or salary continuation agreement shall be the relevant “Individual Agreement” after a Change of Control.

2.01.20.         “Non-Employee Director” means a member of the Board who is not a common law employee of the Company or any of its Subsidiaries or Affiliates.

2.01.21.         “Non-Exempt Deferred Compensation” has the meaning provided in Section 12.02.

2.01.22.         “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

2.01.23.         “Option” means a right, granted under Section 6.02, to purchase Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

2.01.24.         “Other Equity-Based Award” means an Award, granted under Section 6.07, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or other equity of the Company or its Affiliates.

2.01.25.         “Outstanding Prior Plan Awards” mean Awards that were granted under a Prior Plan that remain outstanding as of the Effective Date.

2.01.26.         “Parent” means a corporation, limited liability company, partnership or other entity that owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the foregoing, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

2.01.27.         “Participant” means an employee, Consultant or a Non-Employee Director of the Company or any Affiliate, who is granted an Award under this Plan; provided, however, that in the case of the death of a Participant, the term “Participant” refers to any legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

2.01.28.         “Performance Award” means any Award granted under this Plan that has performance-related vesting conditions.

2.01.29.         “Plan” means the EQT Corporation 2020 Long-Term Incentive Plan, as amended from time to time.

2.01.30.         “Prior Plans” means the EQT Corporation 2009 Long-Term Incentive Plan, as amended from time to time, the EQT Corporation 2014 Long-Term Incentive Plan, as amended from time to time, the Rice Energy Inc. 2014 Long-Term Incentive Plan, as amended from time to time, and the EQT Corporation 2019 Long-Term Incentive Plan, as amended from time to time.

2.01.31.         “Restricted Stock” means Shares, granted under Section 6.04, that are subject to certain restrictions and to risk of forfeiture.

2.01.32.         “Restricted Stock Unit” means the right granted to a Participant under Section 6.05 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

2.01.33.         “Returning Shares” has the meaning provided in Section 4.02.

2.01.34.         “Share Reserve” has the meaning provided in Section 4.01.

2.01.35.         “Shares” mean shares of Common Stock. If there has been an adjustment or substitution with respect to the Shares (whether or not pursuant to Section 8), the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted.

2.01.36.         “Stock Appreciation Right” means an Award granted under Section 6.03.

2.01.37.         “Subsidiary” means any corporation, limited liability company, partnership or other entity in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the chain owns stock or other ownership interests possessing at least fifty percent (50%) of the total combined voting power in one (1) of the other entities in the chain. Notwithstanding the foregoing, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

2.02.           Construction. For purposes of this Plan, the following rules of construction shall apply:

2.02.1.            The word “or” is disjunctive but not necessarily exclusive.

2.02.2.            Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to”.

2.02.3.            Words in the singular include the plural; words in the plural include the singular; words in the neuter gender include the masculine and feminine genders; and words in the masculine or feminine gender include the other and neuter genders.

2.02.4.            The titles and headings of the Sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

SECTION 3.              ADMINISTRATION

3.01.           General. This Plan shall be administered by the Committee. References hereinafter to the Committee shall mean the Management Development and Compensation Committee of the Board (or other appointed committee) with respect to employee or Consultant Participants and the Board with respect to Non-Employee Director Participants.

3.02.           Powers of the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of this Plan:

(i)                      to designate Participants;

(ii)                     to determine the type or types of Awards to be granted to each Participant;

(iii)                    to determine the number of Awards to be granted, the number of Shares or amount of cash or other property to which an Award will relate, the terms and conditions of any Award (including any exercise price, grant price or purchase price, any limitation or restriction, any schedule for lapse of limitations, forfeiture restrictions or restrictions on exercisability or transferability, and accelerations or waivers thereof, in each case based on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)                    to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited, exchanged or surrendered;

(v)                     to interpret and administer this Plan and any instrument or agreement relating to, or Award made under, this Plan;

(vi)                    to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii)                   to adopt, amend, suspend, waive and rescind such rules and regulations as the Committee may deem necessary or advisable to administer this Plan;

(viii)                 to correct any defect, supply any omission or reconcile any inconsistency, and to construe and interpret this Plan, the rules and regulations, any Award Agreement or other instrument entered into or Award made under this Plan;

(ix)                    to establish any “blackout” period that the Committee in its sole discretion, deems necessary or advisable;

(x)                     to make all other decisions and determinations as may be required under the terms of this Plan or as the Committee may deem necessary or advisable for the administration of this Plan;

(xi)                    to make such filings and take such actions as may be required from time to time by appropriate state, regulatory and governmental agencies; and

(xii)                   to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any of its Affiliates may operate, in order to assure the viability of the benefits of Awards granted to Participants located in such other jurisdictions and to meet the objectives of this Plan.

Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors hereunder shall (i) be subject to the applicable award limits set forth in Section 4.03, and (ii) be made only in accordance with the terms, conditions and parameters of a plan, program or policy for or resolution regarding the compensation of Non-Employee Directors as in effect from time to time that is approved by the Board, upon the recommendation of a committee of the Board consisting solely of Independent Directors.

Any action of the Committee with respect to this Plan shall be final, conclusive and binding on all persons, including the Company, Affiliates, Participants, any person claiming any rights under this Plan from or through any Participant, employees, officers, directors, individual consultants and shareholders, and shall be given the maximum deference permitted by applicable law. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by an officer, manager or other employee of the Company or any of its Affiliates, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company and/or the Committee to assist in the administration of this Plan.

3.03.           Delegation. The Committee may delegate, including, in the case of the Board, delegation to the Corporate Governance Committee, within limits and subject to the terms it may establish from time to time, the authority to perform administrative functions under this Plan. The Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be members of the Committee (including the Chief Executive Officer in his capacity as a director), the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers, Consultants and/or employees of the Company or any of its Affiliates to be recipients of Awards under this Plan, and (ii) determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to a special committee may not be made with respect to the grant of Awards to eligible Participants who are subject to Section 16 of the Exchange Act at the Grant Date. The acts of such delegates shall be treated hereunder as acts of the Board, and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.

SECTION 4.              SHARES SUBJECT TO THIS PLAN

4.01.           Shares Authorized. The maximum number of Shares that may be issued in respect of Awards granted under this Plan shall be (i) 7,200,000 Shares, plus (ii) any Shares that are available for issuance under the Prior Plans as of the Effective

Date, plus (iii) any Returning Shares (as defined below), subject to adjustment as provided in Section 8 (collectively, the “Share Reserve”). The Share Reserve may be used for all forms of Awards hereunder and may also be used to settle Outstanding Prior Plan Awards to the extent Shares are not available under the applicable Prior Plan. Each Share issued under this Plan pursuant to an Award, or to settle an Outstanding Prior Plan Award, other than (A) an Option or other purchase right for which the Participant pays the Fair Market Value for such Share measured as of the Grant Date, or (B) a Stock Appreciation Right having a base price equal to or in excess of the Fair Market Value of a Share as of the Grant Date, shall reduce the Share Reserve by two (2) Shares. From and after the Effective Date, no further awards shall be granted under the Prior Plans and the Prior Plans shall remain in effect only so long as Outstanding Prior Plan Awards shall remain outstanding.

4.02.           Share Counting.

(i)                     For purposes of Section 4.01, the number of Shares to which an Award relates shall be counted against the Share Reserve at the Grant Date of the Award, unless such number of Shares cannot be determined at that time, in which case the number of Shares actually distributed pursuant to the Award shall be counted against the Share Reserve at the time of distribution; provided, however, that Awards related to or retroactively added to, or granted in tandem with, substituted for or converted into, other Awards shall be counted or not counted against the Share Reserve in accordance with procedures adopted by the Committee or its designee so as to ensure appropriate counting, but to avoid double counting.

(ii)                     If any Shares to which an Award relates or, on or after the Effective Date, Shares subject to any Outstanding Prior Plan Awards are (A) forfeited, cancelled or payment is made to the Participant in the form of cash, cash equivalents or other property other than Shares or (B) otherwise terminate without payment being made to the Participant in the form of Shares, any Shares counted against the Share Reserve with respect to such Award or Outstanding Prior Plan Award shall, to the extent of any such forfeiture or termination, be added back to the Share Reserve (such Shares, the “Returning Shares”).

(iii)                   Notwithstanding the foregoing, the following Shares shall not be added back to the Share Reserve: (A) Shares previously owned or acquired by the Participant that are delivered to the Company, or withheld from an Award, to pay the exercise price of an Award, (B) Shares that are delivered or withheld for purposes of satisfying a tax withholding obligation, (C) Shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, or (D) Shares repurchased on the open market with the proceeds of the exercise price of an Option. Subject to applicable stock exchange requirements, shares available under a shareholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under this Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and shall not count against the Share Reserve. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares, including Shares repurchased by the Company for purposes of this Plan.

4.03.           Limitation on Awards. Notwithstanding any provision in this Plan to the contrary (but subject to adjustment as provided in Section 8):

(i)                       Incentive Stock Options. The maximum aggregate number of Shares subject to Incentive Stock Options granted under this Plan over the term of this Plan to all Participants shall be 10,000,000.

(ii)                     Awards to Non-Employee Directors. The maximum value associated with Awards granted under this Plan in any calendar year to any one (1) Non-Employee Director shall be $500,000.

4.04.           Minimum Vesting Provisions. No Award (or any portion thereof) granted to any Participant shall vest prior to the first (1st) anniversary of the Grant Date (or, if earlier, but solely in respect of grants to Non-Employee Directors, the next annual meeting of shareholders that occurs 50 weeks or more after the Grant Date); provided, however, that, subject to adjustment as provided in Section 8 and the share counting rules of Section 4.02, (i) up to five percent (5%) of the maximum number of Shares available for issuance under the Plan may be granted pursuant to the Plan without being subject to the foregoing restrictions, and (ii) any dividends or dividend equivalents issued in connection with any Award granted at any time under the Plan shall not be subject to or counted for either such restrictions or such five percent (5%) share issuance limit.

SECTION 5.              ELIGIBILITY

Awards may be granted only to individuals who are active employees (including employees who also are directors or officers), Consultants or Non-Employee Directors of the Company or any of its Affiliates; provided, however, that Incentive Stock Options may be granted only to eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Sections 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or Stock Appreciation Rights under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Section 409A of the Code.

SECTION 6.              SPECIFIC TERMS OF AWARDS

6.01.           General. Subject to the terms of this Plan and any applicable Award Agreement, Awards may be granted as set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, before, at or after the Grant Date (subject to the terms of Section 10), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including separate escrow provisions and terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant. Except as required by applicable law, Awards may be granted for no consideration other than prior and/or future services.

6.02.           Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)                      Exercise Price. The exercise price per Share of an Option (other than an Option issued as a substitute for an award granted by a company acquired by the Company) shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of such Option.

(ii)                    Option Term. The term of each Option shall be determined by the Committee, except that no Option (other than Nonstatutory Stock Options granted to Participants outside the United States) shall be exercisable after the expiration of ten (10) years from the Grant Date. Each Option shall be evidenced by a form of Award Agreement and subject to the terms thereof.

(iii)                    Times and Methods of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part (subject to Section 4.04), the methods by which the exercise price may be paid or deemed to be paid and the form of such payment. As determined by the Committee before, at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (A) cash or cash equivalents, (B) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (C) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (D) broker-assisted market sales, or (E) any other “cashless exercise” arrangement.

(iv)                    Incentive Stock Options. The terms of any Incentive Stock Options granted under this Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than ten percent (10%) of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

Notwithstanding any other provision contained in this Plan or in any Award Agreement, but subject to the possible exercise of the Committee’s discretion contemplated in the last sentence of this Section 6.02(iv), the aggregate Fair Market Value, determined as of the Grant Date, of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the corporation employing such employee, any Parent or Subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. If the date on which one (1) or more of such Incentive Stock Options could first be exercised would be accelerated pursuant to any provision of this Plan or any Award Agreement, and the acceleration of such exercise date would result in a violation of the restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such Incentive Stock Options shall be accelerated only to the date or dates, if any, that do not result in a violation of such restriction and, in such event, the exercise dates of the Incentive Stock Options with the lowest exercise prices shall be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one (1) or more Incentive Stock Options even if such acceleration would violate the $100,000 restriction set forth in the first sentence of this paragraph and even if such Incentive Stock Options are thereby converted in whole or in part to Nonstatutory Stock Options.

(v)                     Termination of Employment or Service. In the case of Participants who are employees or Consultants, unless otherwise determined by the Committee or reflected in the Award Agreement or an Individual Agreement:

(A)                     If a Participant shall die while employed by or providing services to the Company or any of its Affiliates or during a period following termination of employment or service during which an Option otherwise remains exercisable under this Section 6.02(v) or terminates employment or service due to Disability, Options granted to the Participant, to the extent exercisable at the time of the Participant’s death or termination of employment or service due to Disability, may be exercised within one (1) year after the date of the Participant’s death or termination due to Disability, but not later than the expiration date of the Option, by the Participant, the executor or administrator of the Participant’s estate, or the person or persons to whom the Participant shall have transferred such right by will, by the laws of descent and distribution or, if permitted by the Committee, by inter vivos transfer.

(B)                      If the employment of an employee Participant with the Company or any of its Affiliates shall be involuntarily terminated under circumstances that would qualify the Participant for benefits under any Company severance plan or arrangement, Options granted to the Participant, to the extent exercisable at the date of the Participant’s termination of employment, may be exercised within ninety (90) days after the date of termination of employment, but not later than the expiration date of the Option.

(C)                      Subject to Section 9, if the Participant voluntarily terminates employment or service with the Company or any of its Affiliates for any reason, including retirement, Options granted to the Participant, whether exercisable or not, shall terminate immediately upon the termination of employment or service of the Participant.

(D)                     Except to the extent an Option remains exercisable under paragraph (A) or (B) above or under Section 9, any Option granted to a Participant shall terminate immediately upon the termination of employment or service of the Participant with the Company and/or any of its Affiliates.

(vi)                     Prohibition on Repricing. Except as otherwise provided in Section 8, without the prior approval of shareholders of the Company: (A) the exercise price of an Option may not be reduced, directly or indirectly, (B) an Option may not be cancelled in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise or base price that is less than the exercise price of the original Option, and (C) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

(vii)                     Code Section 409A Limits. Notwithstanding anything in this Plan or any Award Agreement, no Option shall provide for dividend equivalents or have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(viii)                    Reload Rights. No Option shall be granted with reload rights.

6.03.           Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights on the following terms and conditions:

(i)                        Base Price. The base price for Stock Appreciation Rights shall be such price as the Committee, in its sole discretion, shall determine, but the base price for a Stock Appreciation Right (other than one issued as a substitute for an award granted by a company acquired by the Company) shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock covered by the Stock Appreciation Right on the Grant Date.

(ii)                      Payment of Stock Appreciation Rights. Stock Appreciation Rights shall entitle the Participant upon exercise to receive the amount by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the base price of the Stock Appreciation Right, multiplied by the number of Shares in respect of which the Stock Appreciation Right shall have been exercised. In the sole discretion of the Committee, the Company may pay all or any part of its obligation arising out of a Stock Appreciation Right exercise in cash, Shares or any combination thereof. Payment shall be made by the Company upon the date of exercise.

(iii)                     Term and Exercise of Stock Appreciation Rights. The term of any Stock Appreciation Right granted under this Plan shall be for such period as the Committee shall determine, but (except for those granted to Participants outside the United States) no Stock Appreciation Right shall be exercisable for more than ten (10) years from the Grant Date thereof. Each Stock Appreciation Right shall be subject to earlier termination under the rules applicable to Options as provided in Section 6.02(v). Each Stock Appreciation Right granted under this Plan shall be exercisable on such date or dates during the term thereof and for such number of Shares as may be provided in the Award Agreement.

(iv)                     Prohibition on Repricing. Except as otherwise provided in Section 8, without the prior approval of shareholders of the Company: (A) the base price of a Stock Appreciation Right may not be reduced, directly or indirectly, (B) a Stock Appreciation Right may not be cancelled in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise or base price that is less than the base price of the original Stock Appreciation Right, and (C) the Company may not repurchase a Stock Appreciation Right for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Stock Appreciation Right is lower than the base price per share of the Stock Appreciation Right.

(v)                      Code Section 409A Limits. Notwithstanding anything in this Plan or any Award Agreement, no Stock Appreciation Right shall provide for dividend equivalents or have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Stock Appreciation Right.

6.04.           Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)                        Issuance and Restrictions. Subject to Section 4.04, Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including limitations on the right to vote Restricted Stock or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee shall determine before, at or after the Grant Date.

(ii)                      Forfeiture. Except as otherwise determined by the Committee before, at or after the Grant Date, upon termination of employment or service during the applicable restriction period or upon failure to satisfy a performance condition during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company for no consideration; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, that restrictions on Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes.

(iii)                     Certificates for Shares. Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine, including issuance of certificates representing Shares, which may be held in escrow or recorded in book entry form. Certificates representing Shares of Restricted Stock, if any, shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iv)                     Dividends on Restricted Stock. The Committee may provide that ordinary cash dividends declared on the Shares of Restricted Stock before they are vested will be forfeited, accrued or reinvested in additional Shares (subject to Share availability under Section 4.01). Dividends accrued or reinvested in additional Shares shall be subject to the same vesting provisions applicable to the underlying Award. In no event shall dividends with respect to Restricted Stock be paid or distributed until the vesting provisions of such Restricted Stock lapse. To the extent that dividends are deemed to be reinvested in additional Shares, such additional Shares shall, at the time of such deemed reinvestment, be included in the number of Shares as to which the underlying Award relates for purposes of the share limits under Sections 4.01, 4.03 and 4.04. Unless otherwise provided in the applicable Award Agreement, any dividends accrued on Shares of Restricted Stock will be paid or distributed no later than the fifteenth day of the third month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture.

6.05.           Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants on the following terms and conditions:

(i)                        Issuance and Restrictions. An Award of Restricted Stock Units represents the right to receive Shares (or the equivalent value in cash or other property if the Committee so provides) in the future. Any vesting restrictions placed on the Award shall be subject to Section 4.04.

(ii)                      Forfeiture. Except as otherwise determined by the Committee before, at or after the Grant Date, upon termination of employment or service during the applicable restriction period or upon failure to satisfy a performance condition during the applicable restriction period, Restricted Stock Units that at that time are subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, that restrictions on Restricted Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes.

(iii)                     Payment. Unless otherwise determined by the Committee and provided in an Award Agreement, during the two and one-half (2 ½) months following the end of the calendar year in which vesting occurs, the Company shall pay to the Participant in cash an amount equal to the number of Restricted Stock Units vested multiplied by the Fair Market Value of a Share of the Common Stock on such date. Notwithstanding the foregoing sentence, the Committee shall have the authority, in its discretion, to determine that the obligation of the Company shall be paid in Shares or part in cash and part in Shares.

6.06.           Performance Awards. The Committee is authorized to grant any Award under this Plan, including cash-based Awards and Other Equity-Based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Performance Awards are subject to the following terms and conditions:

(i)                        Terms. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 4.03, and to designate the terms and conditions of such Performance Awards as provided in Section 3.02. All Performance Awards shall be evidenced by an Award Agreement.

(ii)                      Performance Goals. The Committee may establish performance goals for Performance Awards based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, one or more Subsidiaries or other Affiliates, any branch, department, business unit or other portion thereof, and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Company performance or other measures selected or defined by the Committee before, at or after the Grant Date. Such performance goals may be based on, without limitation, the following criteria:

•	earnings per share

•	revenue

•	expenses

•	return on equity

•	return on total capital

•	return on assets

•	earnings (such as net income, EBIT and similar measures)

•	cash flow (such as EBITDA, EBITDAX, after-tax cash flow and similar measures)

•	share price

•	economic value added

•	debt reduction

•	gross margin

•	operating income

•	volumes metrics (such as volumes sold, volumes produced, volumes transported and similar measures)

•	land metrics (such as acres acquired, land permitted, land cleared and similar measures)

•	drilling and well metrics (such as number of gross or net wells drilled, number of horizontal wells drilled, cost per well and similar measures)

•	operating efficiency metrics (such as lease operating expense and other unit operating expense measures, general and administrative expense (“G&A”) per Mcf, G&A per customer and other G&A metrics, , lost and unaccounted for gas metrics, days from completed well to flowing gas and similar measures)

•	reserves, reserve replacement ratios and similar measures

•	customer service measures (such as wait time, on-time service, calls answered and similar measures)

•	total shareholder or unitholder return

Performance goals may be specified in absolute terms, on an adjusted basis, in percentages, or in terms of growth or reduction from period to period or growth or reduction rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo, the reduction of expenses or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Performance measures may but need not be determinable in conformance with generally accepted accounting principles.

(iii)                      Permitted Adjustments. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or any of its Affiliates conducts its business has occurred, or other events or circumstances have rendered performance goals to be unsuitable, the Committee may modify such performance goals, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (A) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (B) make a cash payment to the Participant in an amount determined by the Committee.

(iv)                     Payment. Unless otherwise determined by the Committee and provided in an Award Agreement, during the two and one-half (2 ½) months following the end of the calendar year in which vesting occurs, the Company shall pay to the Participant in cash an amount equal to the value of the Performance Award earned as of such vesting date in cash, Shares of Common Stock or the Fair Market Value of other property as determined by the Committee in its discretion.

6.07.           Other Equity-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or other equity of the Company or its Affiliates, as deemed by the Committee to be consistent with the purposes of this Plan, including purchase rights, awards of Shares or other equity of the Company or its Affiliates that are not subject to any restrictions or conditions (but only within the limits imposed in Section 4.04), convertible securities, exchangeable securities or other rights convertible or exchangeable into Shares or other equity of the Company or its Affiliates, as the Committee in its discretion may determine. In the discretion of the Committee, such Other Equity-Based Awards, including Shares, or other types of Awards authorized under this Plan, may be used in connection with, or to satisfy obligations of the Company or any of its Affiliates under, other compensation or incentive plans, programs or arrangements of the Company or any of its Affiliates for eligible Participants. The Committee shall determine the terms and conditions of Other Equity-Based Awards.

6.08.           Dividend Equivalents. The Committee is authorized to grant dividend equivalents with respect to any Awards granted hereunder (other than Options or Stock Appreciation Rights), subject to such terms and conditions as may be selected by the Committee; provided, however, that, no dividend equivalents shall be paid or distributed in advance of the vesting of the underlying Award. For the avoidance of doubt, dividend equivalents shall only be earned and paid if and to the extent that the underlying Award vests or is earned. Dividend equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to the Award, as determined by the Committee. The Committee may provide that dividend equivalents will be deemed to have been reinvested in additional Shares (subject to Share availability under Section 4.01). To the extent that dividend equivalents are deemed to be reinvested in additional Shares with respect to an Award, such additional Shares shall, at the time of such deemed reinvestment, be included in the number of Shares as to which the underlying Award relates for purposes of the share limits under Sections 4.01, 4.03 and 4.04. Unless otherwise provided in the applicable Award Agreement, any dividend equivalents granted with respect to an Award hereunder (other than Options or Stock Appreciation Rights, which shall have no dividend equivalents) shall be paid or distributed no later than the fifteenth day of the third month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such dividends equivalents is no longer subject to a substantial risk of forfeiture.

SECTION 7.             PROVISIONS APPLICABLE TO ALL AWARDS

7.01.           Stand-Alone, Tandem and Substitute Awards. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with, any other Award granted under this Plan or any award granted under any other plan, program or arrangement of the Company or any of its Affiliates (subject to the terms of Section 10) or any business entity acquired or to be acquired by the Company or any of its Affiliates, except that an Incentive Stock Option may not be granted in tandem with other Awards or awards. Awards granted in addition to or in tandem with other Awards or awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

7.02.           Transfer of Employee Participant; Change in Status. The transfer of an employee Participant from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another, shall not be considered a termination of employment unless otherwise determined by the Committee, taking into consideration the applicable rules under Section 409A of the Code. Furthermore, a Participant’s change in status in relation to the Company or its Subsidiaries or Affiliates (for example, a change from employee to consultant, or vice versa) shall not be deemed a termination of employment or service hereunder with respect to any Awards constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a termination of employment or service unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code.

7.03.           Forfeiture Events. Awards under this Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.

7.04.           Form of Payment of Awards. Subject to the terms of this Plan and any applicable Award Agreement, payments or substitutions to be made by the Company upon the grant, exercise or other payment or distribution of an Award may be made in such forms as the Committee shall determine before, at or after the Grant Date (subject to the terms of Section 10), including cash, Shares, or other property or any combination thereof, in each case in accordance with rules and procedures established, or as otherwise determined, by the Committee.

7.05.           Limits on Transfer of Awards; Beneficiaries. No right or interest of a Participant in any Award shall be pledged, encumbered or hypothecated to or in favor of any person other than the Company, or shall be subject to any lien, obligation or liability of such Participant to any person other than the Company or any of its Affiliates. Except to the extent otherwise determined by the Committee with respect to Awards other than Incentive Stock Options, no Award and no rights or interests therein shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution. A beneficiary, guardian, legal representative or other person claiming any rights under this Plan from or through any Participant shall be subject to all the terms and conditions of this Plan and any Award Agreement applicable to such Participant as well as any additional restrictions or limitations deemed necessary or appropriate by the Committee. In no event may an Award be transferred for value or consideration.

7.06.           Registration and Listing Compliance. No Award shall be paid and no Shares or other securities shall be distributed with respect to any Award except in a transaction that complies with the registration requirements (or an exemption therefrom) under the Securities Act of 1933, as amended, and any state securities law and the listing requirements under any listing agreement between the Company and any national securities exchange. No Award shall confer upon any Participant rights to such payment or distribution until such laws and contractual obligations of the Company have been complied with in all material respects. Except to the extent required by the terms of an Award Agreement or another contract between the Company and the Participant, neither the grant of any Award nor anything else contained herein shall obligate the Company to take any action to comply with any requirements of any such securities laws or contractual obligations relating to the registration (or exemption therefrom) or listing of any Shares or other securities, whether or not necessary in order to permit any such payment or distribution.

7.07.           Evidence of Ownership; Trading Restrictions. Shares delivered under the terms of this Plan may be recorded in book entry or electronic form or issued in the form of certificates. Shares delivered under the terms of this Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates or issue instructions to the transfer agent to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of this Plan or any Award Agreement, the Committee may require any Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

SECTION 8.             ADJUSTMENT PROVISIONS

8.01.           Mandatory Adjustments. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Shares to change (including any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the Committee shall make such adjustments to this Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under this Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

Without limiting the foregoing, in the event of a subdivision of the outstanding Shares (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Shares into a lesser number of Shares, the authorization limits under Sections 4.01, 4.03 and 4.04 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

8.02.           Discretionary Adjustments. In the event of any corporate event or transaction involving the Company (including any merger, reorganization, recapitalization, combination or exchange of Shares, or any transaction described in Section 8.01), the Committee may make such adjustments to this Plan and Awards as it deems appropriate or equitable, in its sole discretion. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under this Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the generality of the foregoing, the Committee may provide that (A) Awards will be settled in cash or other property rather than Shares, (B) Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (C) Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (D) outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Shares, as of a specified date associated with the transaction (or the per-share transaction price), over the exercise or base price of the Award, (E) performance goals and performance periods for Performance Awards will be modified, or (F) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

8.03.           General.

(i)                      Incentive Stock Options. To the extent that any adjustments made pursuant to this Section 8 would cause Incentive Stock Options to cease to qualify as Incentive Stock Options, or cause a modification, extension or renewal of such Options within the meaning of Section 424 of the Code, the Committee may (but need not) elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding Option as the Committee, in its discretion, shall deem equitable and that will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such Incentive Stock Options.

(ii)                     Code Section 409A. All adjustments shall be made in a manner compliant with Section 409A of the Code. Without limiting the foregoing, the Committee shall not make any adjustments to outstanding Options or Stock Appreciation Rights that would constitute a modification or substitution of the stock right under Treas. Reg. §1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Section 409A of the Code.

SECTION 9.             CHANGE OF CONTROL PROVISIONS

9.01.           Treatment of Awards Upon a Change of Control. The provisions of this Section 9 shall apply in the case of a Change of Control, unless otherwise provided in the Award Agreement or Individual Agreement, the operative transaction agreements related to the Change of Control, or any separate agreement with a Participant governing an Award.

(i)                      Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the surviving entity of the Change of Control (the “Surviving Entity”) or otherwise equitably converted or substituted in connection with a Change of Control, if within two (2) years after the effective date of the Change of Control, a Participant’s employment or service is terminated due to death or Disability or without Cause or the Participant resigns for Good Reason, then:

(A)                     all of the Participant’s outstanding Options, Stock Appreciation Rights and other outstanding Awards (including Awards equitably converted or substituted in connection with a Change of Control) pursuant to which the Participant may have exercise rights shall become fully exercisable as of the date of such termination, and shall thereafter remain exercisable until the earlier of (1) the expiration of the original term of the Award and (2) the later of (i) ninety (90) days from the termination of employment or service and (ii) such longer period provided by the applicable Award Agreement;

(B)                     all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse as of the date of the Participant’s termination, and such Awards shall be settled or paid within thirty (30) days after the date of the Participant’s termination; and

(C)                     all performance criteria and other conditions to payment of the Participant’s outstanding Performance Awards shall be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the Participant’s termination, and payment of such Awards on that basis shall be made or otherwise settled or paid within thirty (30) days after the date of the end of the Participant’s termination;

provided, however, that if such Awards constitute deferred compensation under Section 409A of the Code, the Awards shall vest on the basis described above but shall be settled or paid on the date(s) provided in the underlying Award Agreements to the extent required by Section 409A of the Code.

With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Agreement includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. To the extent that this provision causes Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

(ii)                     Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change of Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change of Control in a manner approved by the Committee or the Board:

(A)                     all outstanding Options, Stock Appreciation Rights and other outstanding Awards pursuant to which Participants may have exercise rights shall become fully exercisable as of the time of the Change of Control, and shall thereafter remain exercisable for a period of ninety (90) days or until the earlier expiration of the original term of the Award;

(B)                     all time-based vesting restrictions on outstanding Awards shall lapse as of the time of the Change of Control, and such Awards shall be settled or paid at the time of the Change of Control; and

(C)                     all performance criteria and other conditions to payment of outstanding Performance Awards shall be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the Change of Control (or as of the time of the Change of Control, in the case of Performance Awards in which the performance condition is measured by stock or unit price or total shareholder or unitholder return), and payment of such Awards on that basis shall be made or otherwise settled at the time of the Change of Control;

provided, however, that if such Awards constitute deferred compensation under Section 409A of the Code, the Awards shall vest on the basis described above but shall be settled or paid on the date(s) provided in the underlying Award Agreements to the extent required by Section 409A of the Code.

To the extent that this provision causes Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

(iii)                   For the purposes of this Plan, an Award shall be considered assumed by the surviving entity or otherwise equitably converted or substituted if following the applicable transaction the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the applicable transaction, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the applicable transaction, the consideration (whether stock, cash or other securities or property) received in the applicable transaction by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the applicable transaction is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the applicable transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

9.02.           Definition of Change of Control. For purposes of this Plan, a “Change of Control” of the Company shall mean any of the following events:

(i)                      The sale or other disposition by the Company of all or substantially all of its assets to a single purchaser or to a group of purchasers, other than to a corporation with respect to which, following such sale or disposition, more than sixty percent (60%) of, respectively, the then outstanding Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of the Board is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and the combined voting power of the then outstanding voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Common Stock and voting power immediately prior to such sale or disposition;

(ii)                     The acquisition in one or more transactions by any person or group, directly or indirectly, of beneficial ownership of twenty percent (20%) or more of the outstanding Shares or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board; provided, however, that the following shall not constitute a Change of Control: (A) any acquisition by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries and (B) an acquisition by any person or group of persons of not more than forty percent (40%) of the outstanding Shares or the combined voting power of the then outstanding voting securities of the Company if such acquisition resulted from the issuance of capital stock by the Company and the issuance and the acquiring person or group was approved in advance of such issuance by at least two-thirds (2/3) of the Continuing Directors (as defined below) then in office;

(iii)                    The Company’s termination of its business and liquidation of its assets;

(iv)                    There is consummated a merger, consolidation, reorganization, share exchange or similar transaction involving the Company (including a triangular merger), in any case, unless immediately following such transaction: (A) all or substantially all of the persons who were the beneficial owners of the outstanding Common Stock and outstanding voting securities of the Company immediately prior to the transaction beneficially own, directly or indirectly, more than sixty percent (60%) of the outstanding Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such transaction (including a corporation or other person which as a result of such transaction owns the Company or all or substantially all of the Company’s assets through one or more subsidiaries (a “Parent Company”)) in substantially the same proportion as their ownership of the Common Stock and other voting securities of the Company immediately prior to the consummation of the transaction, (B) no person (other than (1) the Company, any employee benefit plan sponsored or maintained by the Company or, if reference was made to equity ownership of any Parent Company for purposes of determining whether the foregoing clause (A) is satisfied in connection with the transaction, such Parent Company, or (2) any person or group that satisfied the requirements of the foregoing Section (ii)(B)) beneficially owns, directly or indirectly, twenty percent (20%) or more of the outstanding Shares or the combined voting power of the voting securities entitled to vote generally in the election of directors of the corporation resulting from such transaction and (C) individuals who were members of the Board immediately prior to the consummation of the transaction constitute at least a majority of the members of the board of directors resulting from such transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether the foregoing clause (A) is satisfied in connection with the transaction, such Parent Company); or

(v)                     The following individuals (sometimes referred to herein as “Continuing Directors”) cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the entire Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved.

SECTION 10.           AMENDMENTS TO AND TERMINATION OF THIS PLAN

The Board may amend, alter, suspend, discontinue or terminate this Plan without the consent of shareholders or Participants, except that, without the approval of the shareholders of the Company, no amendment, alteration, suspension, discontinuation or termination shall be made if shareholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the Shares may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to Participants, increases the number of Shares available under this Plan or modifies the requirements for participation under this Plan, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that, without the consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of this Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him. The Committee may, consistent with the terms of this Plan, waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him. Without the prior approval of the shareholders of the Company, this Plan may not be amended to permit: (i) the exercise price or base price of an Option or Stock Appreciation Right to be reduced, directly or indirectly, (ii) an Option or Stock Appreciation Right to be cancelled in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise or base price that is less than the exercise price or base price of the original Option or Stock Appreciation Right, or (iii) the Company to repurchase an Option or Stock Appreciation Right for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or Stock Appreciation Right is lower than the exercise price or base price of the Option or Stock Appreciation Right.

SECTION 11.           GENERAL PROVISIONS

11.01.        No Right to Awards; No Shareholder Rights. No Participant, employee, officer, director or individual consultant shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment of Participants, employees, officers, directors or individual consultants except as provided in any other compensation, fee or other arrangement with the Participant, employee, officer, director or individual consultant. No Award shall confer on any

Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such Participant in connection with such Award.

11.02.        Withholding. The Company or any of its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of this Plan. The obligations of the Company under this Plan shall be conditioned on such payment or arrangements and the Company or such Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award a number of such Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee or its designee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

11.03.        No Right to Employment or Continuation of Service. Nothing contained in this Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any Participant any right to continue in the employ or service of the Company or to interfere in any way with the right of the Company or, as applicable, shareholders to terminate a Participant’s employment or service at any time or increase or decrease his compensation, fees or other payments from the rate in existence at the time of granting of an Award, except as provided in any Award Agreement or other compensation, fee or other arrangement with the Participant.

11.04.        Unfunded Status of Awards; Creation of Trusts. This Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in this Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under this Plan to deliver cash, Shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of this Plan unless the Committee otherwise determines. This Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

11.05.        Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any of its Affiliates unless provided otherwise in such other plan. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements (which may include, without limitation, employment agreements with executives and arrangements that relate to Awards under this Plan), and such arrangements may be either generally applicable or applicable only in specific cases. Notwithstanding anything in this Plan to the contrary, the terms of each Award shall be construed so as to be consistent with such other arrangements in effect at the time of the Award.

11.06.        Fractional Shares. Unless the Committee determines otherwise, fractional Shares shall be issuable pursuant to this Plan or any Award. The Committee may determine on a case-by-case basis that fractional Shares shall be eliminated by rounding up or down; provided, however, that if such rounding would constitute a modification or substitution of an Option or Stock Appreciation Right under Treas. Reg. §1.409A-1(b)(5)(v) or disqualify an Incentive Stock Option under Section 424 of the Code, the Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

11.07.        Governing Law. The validity, interpretation, construction and effect of this Plan and any rules and regulations relating to this Plan shall be governed by the laws of the Commonwealth of Pennsylvania (without regard to the conflicts of laws thereof), and applicable federal law.

11.08.        Severability. If any provision of this Plan or any Award is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws. If such provision cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or Award, it shall be deleted and the remainder of this Plan or Award shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under this Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Committee.

11.09.        No Limitation on Rights of the Company. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. This Plan shall not restrict the authority of the Company, for proper corporate purposes, to grant or assume awards, other than under this Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to any of its Affiliates, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of this Plan.

11.10.        Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16(b) of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). In addition, the Company intends any transaction by which a Participant sells Shares issued in respect of the vesting or exercise of any Award granted hereunder for the purpose of settling any withholding tax liability of such Participant (commonly referred to as a “net settlement”, “net exercise”, “sell to cover” or “broker-assisted cashless exercise” transaction) that would otherwise be subject to Section 16(b) of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

SECTION 12.           SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE

12.01.        General. It is intended that the payments and benefits provided under this Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. This Plan and all Award Agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under this Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of this Plan or any Award.

12.02.        Definitional Restrictions. Notwithstanding anything in this Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under this Plan or any Award Agreement by reason of the occurrence of a Change of Control, or the Participant’s Disability or separation from service, such amount or benefit shall not be payable or distributable to the Participant, and/or such different form of payment shall not be effected, by reason of such circumstance unless the circumstances giving rise to such Change of Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a change of control, disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.

12.03.        Six-Month Delay in Certain Circumstances. Notwithstanding anything in this Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. §1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service shall be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within thirty (30) days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions shall resume at the end of the Required Delay Period. For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Section 409A of the Code and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Section 409A(a)(2)(B)(i) of the Code shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

12.04.        Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. §1.409A-2(b)(2)(iii) (or any successor thereto).

12.05.        Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within sixty (60) days after the date of termination of the Participant’s employment or service; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such sixty (60)-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to Section 12.03 above, (i) if such sixty (60)-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such sixty (60)-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such sixty (60)-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

12.06.        Permitted Acceleration. The Company (acting through the Committee) shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. §1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. §1.409A-3(j)(4).

12.07.        Allocation Among Possible Exemptions. If any one or more Awards granted under this Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. §1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Senior Vice President, Human Resources (or officer holding an equivalent position)) shall determine which Awards or portions thereof will be subject to such exemptions.

SECTION 13.           EFFECTIVE DATE AND TERM OF THIS PLAN

The effective date and date of adoption of this Plan shall be the date of the Company’s Annual Meeting of Shareholders in 2020 (the “Effective Date”), provided that this Plan has been adopted by the Board and is approved by a majority of the votes cast at such Annual Meeting at which a quorum representing a majority of the outstanding voting stock of the Company is, either in person or by proxy, present and voting. Absent additional shareholder approval, (i) no Incentive Stock Option may be granted under this Plan subsequent to January 15, 2030 and (ii) no other Award may be granted under this Plan subsequent to the Company’s Annual Meeting in 2030.

[End of Plan Document]

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 11:59 p.m., EDT, on April 30, 2020. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/EQT delete QR code and control # oΔr scan the≈ QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/EQT Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. ELECTION OF DIRECTORS: Term Expiring in 2021 For Against Abstain Nominees: 1.1 – Lydia I. Beebe For Against Abstain 2. Approve a non-binding resolution regarding the compensation of the Company’s named executive officers for 2019 (say-on-pay) 3. Approve amendments to the Company’s Articles of Incorporation to eliminate the supermajority voting standard required to (i) remove directors and (ii) make future amendments to certain provisions of the Company’s Articles and Bylaws 4. Approve amendments to the Company’s Articles to permit shareholders holding at least 25% of the outstanding shares to call a special meeting of shareholders 5. Approve the EQT Corporation 2020 Long-Term Incentive Plan 1.2 – Philip G. Behrman, Ph.D. 1.3 – Lee M. Canaan 1.4 – Janet L. Carrig 1.5 – Kathryn J. Jackson, Ph.D. 6. Ratify the appointment of Ernst & Young LLP as EQT’s independent registered public accounting firm for 2020 1.6 – John F. McCartney If you plan to attend the annual meeting on May 1, 2020, you must obtain an admission ticket by checking the box to the side and returning this Proxy Card or by writing to the Corporate Secretary of EQT Corporation at the following address: EQT Plaza, 625 Liberty Avenue, Suite 1700, Pittsburgh, PA 15222. Please see the proxy statement for annual meeting attendance requirements. This Proxy Card when properly executed will be voted in the manner directed herein. If no direction is made, the named proxies will vote in accordance with the Board of Directors’ recommendations on all matters listed on this Proxy Card, and in accordance with their judgment on such other matters as may properly come before the meeting and any adjournments thereof. 1.7 – James T. McManus II 1.8 – Anita M. Powers 1.9 – Daniel J. Rice IV 1.10– Toby Z. Rice MMMMMMM 1.11 – Stephen A. Thorington Please sign and date on the reverse side and return the Proxy Card promptly using the enclosed envelope. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. 1.12 – Hallie A. Vanderhider C 1234567890 J N T 5 0 2 1 8 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 037ABB MMMMMMMMM A The Board of Directors recommends a vote FOR all nominees listed and FOR proposals 2, 3, 4, 5 and 6. Annual Meeting Proxy Card1234 5678 9012 345

EQT CORPORATION ANNUAL MEETING OF SHAREHOLDERS FRIDAY, MAY 1, 2020 8:00 A.M. EQT PLAZA 625 Liberty Avenue Pittsburgh, PA 15222 YOUR VOTE IS IMPORTANT! You may vote by Internet, telephone or mail. See the instructions on the other side of this Proxy Card. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders. The 2019 Form 10-K, 2020 Proxy Statement and form of Proxy Card are available at: www.edocumentview.com/EQT q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 625 LIBERTY AVENUE, SUITE 1700, PITTSBURGH, PA 15222 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY Toby Z. Rice; William E. Jordan; and Nicole H. King Yohe, each with full power to act alone and with full power of substitution, are each hereby appointed as a proxy of the undersigned to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of EQT Corporation (the Company) to be held on Friday, May 1, 2020, at 8:00 a.m. Eastern Time, at EQT Plaza, 625 Liberty Avenue, Pittsburgh, Pennsylvania, and at any adjournment of such meeting. This Proxy is solicited on behalf of the Board of Directors of the Company and may be revoked prior to its exercise. A vote FOR the election of nominees listed on the reverse side includes discretionary authority to vote for a substitute nominee if any nominee becomes unavailable for election for any reason. This Proxy Card when properly executed will be voted in the manner directed herein. If no direction is made, the proxies will vote in accordance with the Board of Directors’ recommendations on all matters listed on this proxy, and in accordance with their judgment on such other matters as may properly come before the meeting and any adjournments thereof. Change of Address — Please print new address below. Comments — Please print your comments below. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer. THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON THE REVERSE OF THIS CARD. C Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B Non-Voting Items Proxy — EQT CORPORATION Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/EQT